IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Ivy Funds VIP Asset Strategy
Ivy Funds VIP Balanced
Ivy Funds VIP Bond
Ivy Funds VIP Core Equity
Ivy Funds VIP Dividend Opportunities
Ivy Funds VIP Energy
Ivy Funds VIP Global Natural Resources
Ivy Funds VIP Growth
Ivy Funds VIP High Income
Ivy Funds VIP International Growth
Ivy Funds VIP International Value
Ivy Funds VIP Micro Cap Growth
Ivy Funds VIP Mid Cap Growth
Ivy Funds VIP Money Market
Ivy Funds VIP Mortgage Securities
Ivy Funds VIP Real Estate Securities
Ivy Funds VIP Science and Technology
Ivy Funds VIP Small Cap Growth
Ivy Funds VIP Small Cap Value
Ivy Funds VIP Value
Ivy Funds VIP Pathfinder Aggressive
Ivy Funds VIP Pathfinder Moderately Aggressive
Ivy Funds VIP Pathfinder Moderate
Ivy Funds VIP Pathfinder Moderately Conservative
Ivy Funds VIP Pathfinder Conservative

6300 Lamar Avenue
P. O. Box 29217
Shawnee Mission, Kansas 66201-9217
913-236-2000
888-WADDELL

April 30, 2009

STATEMENT OF ADDITIONAL INFORMATION

Ivy Funds Variable Insurance Portfolios (Trust) is an open-end management investment company that currently consists of 25 separate series (each, a Portfolio, and, collectively, the Portfolios), which are listed above. This Statement of Additional Information (SAI) is not a prospectus. Investors should read this SAI in conjunction with the prospectus for the Trust dated April 30, 2009 (Prospectus), which may be obtained, without charge, upon request, from the Trust or its underwriter, Waddell & Reed, Inc. (Waddell & Reed), at the address or telephone number shown above.

TABLE OF CONTENTS

Trust History
The Portfolios, Their Investments, Related Risks and Restrictions
Management of the Trust
Control Persons and Principal Holders of Securities
Investment Advisory and Other Services
Portfolio Managers
Brokerage Allocation and Other Practices
Proxy Voting Policy
Trust Shares
Purchase, Redemption and Pricing of Shares
Taxation of the Portfolios
Financial Statements
Appendix A
Appendix B

TRUST HISTORY

Ivy Funds Variable Insurance Portfolios was organized as a Delaware statutory trust on January 15, 2009, and is the successor to Ivy Funds Variable Insurance Portfolios, Inc., a Maryland corporation organized on December 2, 1986 (Corporation), pursuant to a reorganization on April 30, 2009. Each Portfolio is a series of the Trust and the successor to the corresponding series of the Corporation. On July 31, 2008, the Corporation changed its name from W&R Target Funds, Inc. The name of each Portfolio begins with "Ivy Funds VIP," for example, Ivy Funds VIP Asset Strategy. Prior to July 31, 2008, the name of each Portfolio ended with "Portfolio," for example, Asset Strategy Portfolio. Prior to July 31, 2008, Ivy Funds VIP International Growth was known as International Growth Portfolio, and prior to December 1, 2004, it was known as International II Portfolio. Prior to July 31, 2008, Ivy Funds VIP Dividend Opportunities was known as Dividend Income Portfolio.

THE PORTFOLIOS, THEIR INVESTMENTS, RELATED RISKS AND RESTRICTIONS

Each Portfolio is a mutual fund, an investment that pools shareholders' money and invests it toward a specified objective. Each Portfolio has its own objective(s) and investment policies. The Trust sells its shares only to the separate accounts of certain select insurance companies (Participating Insurance Companies) to fund certain variable life insurance policies and variable annuity contracts (Policies).

This SAI supplements the information contained in the Prospectus and contains more detailed information about the investment strategies and policies the Trust's investment manager, Waddell & Reed Investment Management Company (WRIMCO) or a Portfolio's subadvisor, if applicable (as applicable, Investment Manager) may employ and the types of instruments in which a Portfolio may invest, in pursuit of the Portfolio's objective(s). A summary of the risks associated with instrument types and investment practices is included as well.

The Investment Manager might not buy all of these instruments or use all of these techniques, or use them to the full extent permitted by a Portfolio's investment policies and restrictions. The Investment Manager buys an instrument or uses a technique only if it believes that doing so will help a Portfolio achieve its objective(s). See Investment Restrictions for a listing of the fundamental and non-fundamental, or operating, policies.

Recent Market Events

Recent events in the financial sector have resulted, and may continue to result, in an unusually high degree of volatility in the financial markets, both domestic and foreign. These events have included, but are not limited to, the U.S. government's placement of the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac) under conservatorship (see Specific Securities and Investment Practices - U.S. Government Securities), the bankruptcy filing of Lehman Brothers Holdings Inc., the sale of Merrill Lynch & Co., Inc. to Bank of America, N.A., the U.S. government support of American International Group, Inc., the sale of Wachovia Corporation to Wells Fargo & Company, reports of credit and liquidity issues involving certain money market mutual funds, and emergency measures by the U.S. and foreign governments banning short-selling for specified periods. Both domestic and foreign equity markets have been experiencing increased volatility and turmoil, with issuers that have exposure to the real estate, mortgage and credit markets particularly affected, and it is uncertain whether or for how long these conditions will continue.

In addition to the recent unprecedented turbulence in financial markets, the reduced liquidity in credit and fixed-income markets may adversely affect many issuers worldwide. This reduced liquidity may result in less money being available to purchase raw materials, goods and services from emerging markets, which may, in turn, bring down the prices of these economic staples. It may also result in emerging market issuers having more difficulty obtaining financing, which may, in turn, cause a decline in their stock prices. These events and possible continuing market turbulence may have an adverse effect on the Portfolio.

Ivy Funds VIP Pathfinder Portfolios

Each of Ivy Funds VIP Pathfinder Aggressive, Ivy Funds VIP Pathfinder Moderately Aggressive, Ivy Funds VIP Pathfinder Moderate, Ivy Funds VIP Pathfinder Moderately Conservative, and Ivy Funds VIP Pathfinder Conservative (each, a Pathfinder Portfolio) is a fund of funds. Each invests primarily in a combination of other Portfolios that are not Pathfinder Portfolios (Underlying Funds), as described in the Prospectus.

         Other Direct Investments of the Pathfinder Portfolios

Each Pathfinder Portfolio may invest directly in securities issued or guaranteed by the U.S. government or its agencies or instrumentalities (U.S. government securities), commercial paper and other short-term corporate obligations and other money market instruments, including repurchase agreements. Under normal circumstances, each Pathfinder Portfolio anticipates investments in these securities and instruments to be minimal.

Ivy Funds VIP Asset Strategy

Ivy Funds VIP Asset Strategy allocates its assets among investments in one or more of the following classes: stocks, bonds, and short-term instruments of issuers located throughout the world. WRIMCO may allocate the Portfolio's investments among these types of securities in different proportions at different times, including up to 100% in stocks, bonds, or short-term instruments, respectively.

"Stocks" include domestic and foreign equity securities of all types (other than adjustable-rate preferred stocks, which are included in the bond class). WRIMCO seeks to maximize total return within this investment class by actively allocating assets to industry sectors expected to benefit from major trends, and to individual stocks that WRIMCO believes to have superior growth potential and/or value potential. Securities in the stock class may include common stocks, fixed-rate preferred stocks (including convertible preferred stocks), warrants, rights, depositary receipts, securities of investment companies, and other equity securities issued by companies of any size, located anywhere in the world.

"Bonds" include all varieties of domestic and foreign fixed-income securities with remaining maturities greater than one year. WRIMCO seeks to maximize total return within the bond class by adjusting the Portfolio's investments in securities with different credit qualities, maturities, and coupon or dividend rates, and by seeking to take advantage of yield differentials between securities. Securities in this class may include bonds, notes, adjustable-rate preferred stocks, convertible bonds, mortgage-related and asset-backed securities, domestic and foreign government and government agency securities, zero coupon securities, and other intermediate and long-term securities. WRIMCO intends to take advantage of yield differentials by considering the purchase or sale of instruments when differentials on spreads between various grades and maturities of such instruments approach extreme levels relative to long-term norms.

"Short-term instruments" include all types of domestic and foreign securities and money market instruments with remaining maturities of three years or less. WRIMCO seeks to maximize total return within the short-term asset class by taking advantage of yield differentials between different instruments, issuers, and currencies. Short-term instruments may include: corporate debt securities, such as commercial paper and notes; government securities issued by U.S. or foreign governments or their agencies or instrumentalities; bank deposits and other financial institution obligations; repurchase agreements involving any type of security in which the Portfolio may invest; and other similar short-term instruments.

Any of the securities in which the Portfolio invests may be denominated in U.S. dollars or in a foreign currency.

In making asset allocation decisions, WRIMCO typically evaluates projections of risk, market conditions, economic conditions, volatility, yields, and returns. As described above, the Portfolio has the flexibility to invest up to all of its assets in money market and other short-term investments, although it does not typically invest a substantial portion of its assets in these investments under normal circumstances. WRIMCO will typically increase the Portfolio's investment in high-quality, short-term investments in order to increase the defensive positioning of the Portfolio. The Portfolio may also invest in derivative instruments for both defensive and speculative purposes. WRIMCO may invest up to 25% of the Portfolio's total assets in precious metals, subject to the Portfolio's limit on illiquid investments.

Ivy Funds VIP High Income

Ivy Funds VIP High Income may invest in certain high-yield, high-risk, non-investment grade debt securities, or junk bonds, which include bonds rated BB or below by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (S&P), or Ba or below by Moody's Investors Service, Inc. (Moody's), or unrated bonds determined by WRIMCO to be of comparable quality. The market for such securities may differ from that for investment grade debt securities. See the discussion below for information about the risks associated with non-investment grade debt securities. See Appendix A to this SAI for a description of bond ratings.

Ivy Funds VIP Money Market

Ivy Funds VIP Money Market may invest in the money market obligations and instruments listed below. As a money market fund that uses the amortized cost method of valuing its portfolio securities, the Portfolio must comply with Rule 2a-7 (Rule 2a-7) under the Investment Company Act of 1940, as amended (1940 Act). Under Rule 2a-7, investments are limited to those that are U.S. dollar-denominated and that are rated in one of the two highest rating categories by the requisite nationally recognized statistical ratings organization (NRSRO) or are comparable unrated securities. See Appendix A to this SAI for a description of some of these ratings. In addition, Rule 2a-7 limits investments in securities of any one issuer (except U.S. government securities) to no more than 5% of the Portfolio's total assets. Investments in securities rated in the second highest rating category by the requisite NRSRO(s) or comparable unrated securities are limited to no more than 5% of the Portfolio's total assets, with investment in such securities of any one issuer (except U.S. government securities) being limited to the greater of one percent of the Portfolio's total assets or $1,000,000. In accordance with Rule 2a-7, the Portfolio may invest in securities with a remaining maturity of not more than 397 calendar days.

(1) U.S. Government Securities: See the section entitled U.S. Government Securities.

(2) Bank Obligations and Instruments Secured Thereby: Subject to the limitations described above, time deposits, certificates of deposit, bankers' acceptances and other bank obligations if they are obligations of a bank subject to regulation by the U.S. government (including obligations issued by foreign branches of these banks) or obligations issued by a foreign bank having total assets equal to at least U.S. $500,000,000, and instruments secured by any such obligation. A bank includes commercial banks and savings and loan associations. Time deposits are monies kept on deposit with U.S. banks or other U.S. financial institutions for a stated period of time at a fixed rate of interest. There may be penalties for the early withdrawal of such time deposits, in which case, the yield of these investments will be reduced.

(3) Commercial Paper Obligations Including Variable Rate Master Demand Notes: Commercial paper rated A-1 or A-2 by S&P, or Prime-1 or Prime-2 by Moody's or, if not rated, of comparable quality and issued by a corporation in whose debt obligations the Fund may invest (see 4 below). S&P and Moody's are among the NRSROs under Rule 2a-7. See Appendix A for a description of some of these ratings. A variable rate master demand note represents a purchasing/selling arrangement of short-term promissory notes under a letter agreement between a commercial paper issuer and an institutional investor.

(4) Corporate Debt Obligations: Corporate debt obligations if they are rated at least A by S&P or Moody's. See Appendix A for a description of some of these debt ratings.

(5) Canadian Government Obligations: Obligations of, or obligations guaranteed by, the Government of Canada, a Province of Canada or any agency, instrumentality or political subdivision of that Government or any Province. The Portfolio will not invest in Canadian government obligations if more than 10% of the value of its total assets would then be so invested, subject to the diversification requirements of Rule 2a-7 applicable to Ivy Funds VIP Money Market. The Portfolio may not invest in Canadian government obligations if they are denominated in Canadian dollars.

(6) Certain Other Obligations: Obligations other than those listed in (1) through (5) (such as municipal obligations) only if any such other obligation is guaranteed as to principal and interest by either a bank in whose obligations the Portfolio may invest (see (2) above) or a corporation in whose commercial paper the Portfolio may invest (see (3) above) and otherwise permissible under Rule 2a-7.

The value of the obligations and instruments in which the Portfolio invests will fluctuate depending in large part on changes in prevailing interest rates. If these rates go up after the Portfolio buys an obligation or instrument, its value may go down; if these rates go down, its value may go up. Changes in value and yield based on changes in prevailing interest rates may have different effects on short-term debt obligations than on long-term obligations. Long-term obligations (which often have higher yields) may fluctuate in value more than short-term ones. Changes in interest rates will be more quickly reflected in the yield of a portfolio of short-term obligations than in the yield of a portfolio of long-term obligations.

Securities - General

The main types of securities in which the Portfolios may invest, subject to their respective investment policies and restrictions, may include common stocks, preferred stocks, debt securities and convertible securities. Although common stocks and other equity securities have a history of long-term growth in value, their prices tend to fluctuate in the short term, particularly those of smaller companies. The equity securities in which a Portfolio invests may include preferred stock that converts into common stock. A Portfolio may invest in preferred stock rated in any rating category of the NRSROs or, if unrated, judged by the Investment Manager to be of comparable quality, subject to the Portfolio's investment policies and restrictions. In the case of a "split-rated" security, which results when NRSROs rate the security at different rating levels (for example, BBB by S&P and Ba by Moody's), it is each Portfolio's general policy to classify such security at the higher rating level where, in the judgment of the Investment Manager such classification reasonably reflects the security's quality and risk. Debt securities have varying levels of sensitivity to changes in interest rates and varying degrees of quality. As a general matter, however, when interest rates rise, the values of fixed-rate debt securities fall and, conversely, when interest rates fall, the values of fixed-rate debt securities rise. Similarly, long-term bonds are generally more sensitive to interest rate changes than short-term bonds.

Subject to its investment policies and restrictions, a Portfolio may invest in debt securities rated in any rating category of the established rating services, including securities rated in the lowest category (securities rated D by S&P or C by Moody's). Debt securities rated D by S&P or C by Moody's are in payment default or are regarded as having extremely poor prospects of ever attaining any real investment standing. Debt securities rated at least BBB by S&P or Baa by Moody's are considered to be investment grade debt securities; however, securities rated BBB or Baa may have speculative characteristics. In addition, a Portfolio will treat unrated securities judged by the Investment Manager to be of comparable quality to a rated security as having that rating.

Lower-quality debt securities (commonly called junk bonds) are considered to be speculative and involve greater risk of default or price changes due to changes in the issuer's creditworthiness. The market prices of these securities may fluctuate more than high-quality securities and may decline significantly in periods of general economic difficulty. The market for lower-rated debt securities may be thinner and less active than that for higher-rated debt securities, which can adversely affect the prices at which the former are sold. Adverse publicity and changing investor perceptions may decrease the values and liquidity of lower-rated debt securities, especially in a thinly traded market. Valuation becomes more difficult and judgment plays a greater role in valuing lower-rated debt securities than with respect to securities for which more external sources of quotations and last sale information are available. Since the risk of default is higher for lower-rated debt securities, the Investment Manager's research and credit analysis are an especially important part of managing securities of this type held by a Portfolio. The Investment Manager continuously monitors the issuers of lower-rated debt securities in the Portfolio in an attempt to determine if the issuers will have sufficient cash flow and profits to meet required principal and interest payments. The Trust may choose, at its expense or in conjunction with others, to pursue litigation or otherwise exercise its rights as a security holder to seek to protect the interests of security holders if it determines this to be in the best interest of the shareholders of each affected Portfolio.

While credit ratings are only one factor the Investment Manager relies on in evaluating high-yield debt securities, certain risks are associated with credit ratings. Credit ratings evaluate the safety of principal and interest payments, not market value risk. Credit ratings for individual securities may change from time to time, and a Portfolio may retain a portfolio security whose rating has been changed.

Subject to its investment policies and restrictions, a Portfolio may purchase debt securities whose principal amount at maturity is dependent upon the performance of a specified equity security. The issuer of such debt securities, typically an investment banking firm, is unaffiliated with the issuer of the equity security to whose performance the debt security is linked. Equity-linked debt securities differ from ordinary debt securities in that the principal amount received at maturity is not fixed, but is based on the price of the linked equity security at the time the debt security matures. The performance of equity-linked debt securities depends primarily on the performance of the linked equity security and may also be influenced by interest rate changes. In addition, although the debt securities are typically adjusted for diluting events such as stock splits, stock dividends and certain other events affecting the market value of the linked equity security, the debt securities are not adjusted for subsequent issuances of the linked equity security for cash. Such an issuance could adversely affect the price of the debt security. In addition to the equity risk relating to the linked equity security, such debt securities are also subject to credit risk with regard to the issuer of the debt security. In general, however, such debt securities are less volatile than the equity securities to which they are linked.

Subject to its investment policies and restrictions, a Portfolio may invest in convertible securities. A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or different issuer within a particular period of time at a specified price or formula. Convertible securities generally have higher yields than common stocks of the same or similar issuers, but lower yields than comparable nonconvertible securities, are less subject to fluctuation in value than the underlying stock because they have fixed income characteristics, and provide the potential for capital appreciation if the market price of the underlying common stock increases.

The value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security's investment value. A convertible security may be subject to redemption at the option of the issuer at a price established in the security's offering document. If a convertible security held by a Portfolio is called for redemption, the Portfolio will be required to convert it into the underlying stock, sell it to a third party or permit the issuer to redeem the security. Convertible securities are typically issued by smaller capitalized companies whose stock prices may be volatile. Thus, any of these actions could have an adverse effect on a Portfolio's ability to achieve its investment objectives.

Subject to its investment policies and restrictions, a Portfolio may also invest in a type of convertible preferred stock that pays a cumulative, fixed dividend that is senior to, and expected to be in excess of, the dividends paid on the common stock of the issuer. At the mandatory conversion date, the preferred stock is converted into not more than one share of the issuer's common stock at the call price that was established at the time the preferred stock was issued. If the price per share of the related common stock on the mandatory conversion date is less than the call price, the holder of the preferred stock will nonetheless receive only one share of common stock for each share of preferred stock (plus cash in the amount of any accrued but unpaid dividends). At any time prior to the mandatory conversion date, the issuer may redeem the preferred stock upon issuing to the holder a number of shares of common stock equal to the call price of the preferred stock in effect on the date of redemption divided by the market value of the common stock, with such market value typically determined one or two trading days prior to the date notice of redemption is given. The issuer must also pay the holder of the preferred stock cash in an amount equal to any accrued but unpaid dividends on the preferred stock. This convertible preferred stock is subject to the same market risk as the common stock of the issuer, except to the extent that such risk is mitigated by the higher dividend paid on the preferred stock. The opportunity for equity appreciation afforded by an investment in such convertible preferred stock, however, is limited, because in the event the market value of the issuer's common stock increases to or above the call price of the preferred stock, the issuer may (and would be expected to) call the preferred stock for redemption at the call price. This convertible preferred stock is also subject to credit risk with regard to the ability of the issuer to pay the dividend established upon issuance of the preferred stock. Generally, however, the market value of the convertible preferred stock is less volatile than the related common stock of the issuer.

Specific Securities and Investment Practices--each Portfolio except the Pathfinder Portfolios

         Borrowing

Each Portfolio may borrow money only as permitted under the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief. Interest on money borrowed is an expense the Portfolio would not otherwise incur, so that it may have reduced net investment income during periods of outstanding borrowings. If a Portfolio does borrow money, its share price may be subject to greater fluctuation until the borrowing is paid off.

         Banking Industry and Savings and Loan Obligations

Certificates of deposit are certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers' acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank (meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument at maturity). In addition to investing in certificates of deposit and bankers' acceptances, a Portfolio may invest in time deposits in banks or savings and loan associations. Time deposits are generally similar to certificates of deposit, but are uncertificated. A Portfolio's investments in certificates of deposit, time deposits, and bankers' acceptance are limited to obligations of (i) banks having total assets in excess of $1 billion (as of the date of their most recent financial statements at the time of investment), (ii) U.S. banks which do not meet the $1 billion asset requirement, if the principal amount of such obligation is fully insured by the Federal Deposit Insurance Corporation (FDIC), (iii) savings and loan associations which have total assets in excess of $1 billion and which are members of the FDIC, and (iv) foreign banks if the obligation is, in the opinion of WRIMCO or the Portfolio's investment subadvisor, as applicable, of an investment quality comparable to other debt securities which may be purchased by a Portfolio. Each Portfolio's investments in certificates of deposit of savings associations are limited to obligations of Federal and state-chartered institutions whose total assets exceed $1 billion and whose deposits are insured by the FDIC. Bank deposits are not marketable, and a Portfolio may invest in them subject to its investment restrictions regarding illiquid investments, unless such obligations are payable at principal amount plus accrued interest on demand or within seven days after demand.

         Foreign Securities and Currencies

Subject to its investment policies and restrictions, a Portfolio may invest in the securities of foreign issuers, including depositary receipts. In general, depositary receipts are securities convertible into and evidencing ownership of securities of foreign corporate issuers, although depositary receipts may not necessarily be denominated in the same currency as the securities into which they may be converted. American depositary receipts (ADRs), in registered form, are U. S. dollar-denominated receipts typically issued by a U.S. bank representing ownership of a specific number of shares in a non-U.S. corporation. ADRs are quoted and traded in U.S. dollars in the U.S. securities market. An ADR is sponsored if the original issuing company has selected a single U.S. bank to serve as its U.S. depositary and transfer agent. This relationship requires a deposit agreement which defines the rights and duties of both the issuer and depositary. Companies that sponsor ADRs must also provide their ADR investors with English translations of company information made public in their own country of domicile. Sponsored ADR investors also generally have the same voting rights as ordinary shareholders, barring any unusual circumstances. ADRs which meet these requirements can be listed on U.S. stock exchanges. Unsponsored ADRs are typically created at the initiative of a broker or bank reacting to demand for a specific foreign stock. The broker or bank purchases the underlying shares and deposits them in a depositary. Unsponsored shares issued after 1983 are not eligible for U.S. stock exchange listings, and they do not generally include voting rights. Global depositary receipts and European depositary receipts, in bearer form, are foreign receipts evidencing a similar arrangement and are designed for use by non-U.S. investors and traders in non-U.S. markets. Global depositary receipts are designed to facilitate the trading of securities of foreign issuers by U.S. and non-U.S. investors and traders.

The Investment Manager believes that there are investment opportunities as well as risks in investing in foreign securities. Individual foreign economies may differ favorably or unfavorably from the U.S. economy or each other in such matters as gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. Individual foreign companies may also differ favorably or unfavorably from domestic companies in the same industry. Foreign currencies may be stronger or weaker than the U.S. dollar or than each other. Thus, the value of securities denominated in or indexed to foreign currencies, and the value of dividends and interest from such securities, can change significantly when foreign currencies strengthen or weaken relative to the U.S. dollar. The Investment Manager believes that a Portfolio's ability to invest its assets abroad might enable it to take advantage of these differences and strengths where they are favorable.

However, foreign securities and foreign currencies involve additional significant risks, apart from the risks inherent in U.S. investments. Foreign securities markets generally have less trading volume and less liquidity than U.S. markets, and prices on some foreign markets can be highly volatile. Many foreign countries lack uniform accounting and disclosure standards comparable to those applicable to U.S. companies, and it may be more difficult to obtain reliable information regarding an issuer's financial conditions and operations. In addition, the costs of foreign investing, including withholding taxes, brokerage commissions and custodial costs, are generally higher than for U.S. investments.

Foreign markets may offer less protection to investors than U.S. markets. Foreign issuers, brokers and securities markets may be subject to less government supervision. Foreign security trading practices, including those involving the release of assets in advance of payment, may involve increased risks in the event of a failed trade or the insolvency of a broker-dealer, and may involve substantial delays. It may also be difficult to enforce legal rights in foreign countries.

Investing abroad also involves different political and economic risks. Foreign investments may be affected by actions of foreign governments adverse to the interests of U.S. investors, including the possibility of expropriation or nationalization of assets, confiscatory taxation, restrictions on U.S. investment or on the ability to repatriate assets or convert currency into U.S. dollars, or other government intervention. There may be greater possibility of default by foreign governments or government-sponsored enterprises. Investments in foreign countries also involve a risk of local political, economic, or social instability, military action or unrest, or adverse diplomatic developments. There is no assurance that the Investment Manager will be able to anticipate these potential events or counter their effects.

Certain foreign securities impose restrictions on transfer within the United States or to U.S. persons. Although securities subject to transfer restrictions may be marketable abroad, they may be less liquid than foreign securities of the same class that are not subject to such restrictions.

As a general rule, the country designation for a security for purposes of a Portfolio's investment policies and restrictions regarding foreign securities is the issuer's country of domicile, as indicated by a third-party source (for example, Bloomberg). However, pursuant to its procedures, the Investment Manager may request a different country designation due to certain identified circumstances. For example, an issuer's country designation could be changed to: (i) the country in which the security is principally traded (determined based on a percentage of the total volume traded); or (ii) the country from which the issuer, during the issuer's most recent fiscal year, derived at least 50% of its revenues or profits (from goods produced or sold, investments made, or services performed); or (iii) the country where the issuer has at least 50% of its assets in that country or region. The request to change a security's country designation must be delivered to the Portfolios' Treasurer and to the Portfolios' Chief Compliance Officer (CCO) for approval.

Investments in obligations of domestic branches of foreign banks will be considered domestic securities if the Investment Manager has determined that the nature and extent of Federal and state regulation and supervision of the branch in question are substantially equivalent to Federal or state-chartered domestic banks doing business in the same jurisdiction.

Subject to its investment policies and restrictions, a Portfolio may purchase and sell foreign currency and invest in foreign currency deposits and may enter into forward currency contracts. The Portfolios may incur a transaction charge in connection with the exchange of currency. Currency conversion involves dealer spreads and other costs, although commissions are not usually charged. See, Options, Futures and Other Strategies - Forward Currency Contracts.

Foreign Currencies. Investment in foreign securities usually will involve currencies of foreign countries. Moreover, subject to its investment policies and restrictions, a Portfolio (other than Ivy Funds VIP Money Market) may temporarily hold funds in bank deposits in foreign currencies during the completion of investment programs and may purchase forward foreign currency contracts. Because of these factors, the value of the assets of a Portfolio as measured in U.S. dollars may be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations, and a Portfolio may incur costs in connection with conversions between various currencies. Although each Portfolio's custodian values the Portfolio's assets daily in terms of U.S. dollars, the Portfolio does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis. A Portfolio may do so from time to time, however, and investors should be aware of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the "spread") between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to a Portfolio at one rate, while offering a lesser rate of exchange should the Portfolio desire to resell that currency to the dealer. Each Portfolio will conduct its foreign currency exchange transactions either on a spot (that is, cash) basis at the spot rate prevailing in the foreign currency exchange market, or through entering into forward contracts to purchase or sell foreign currencies.

Because a Portfolio may be invested in both U.S. and foreign securities markets, changes in the Portfolio's share price may have a low correlation with movements in U.S. markets. Each Portfolio's share price will reflect the movements of the different stock and bond markets in which it is invested (both U.S. and foreign), and of the currencies in which the investments are denominated. Thus, the strength or weakness of the U.S. dollar against foreign currencies may account for part of each Portfolio's investment performance. U.S. and foreign securities markets do not always move in step with each other, and the total returns from different markets may vary significantly. Currencies in which a Portfolio's assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Portfolio.

A Portfolio usually effects currency exchange transactions on a spot (that is, cash) basis at the spot rate prevailing in the foreign exchange market. However, some price spread on currency exchange will be incurred when the Portfolio converts assets from one currency to another. Further, a Portfolio may be affected either unfavorably or favorably by fluctuations in the relative rates of exchange between the currencies of different nations. For example, in order to realize the value of a foreign investment, a Portfolio must convert that value, as denominated in its foreign currency, into U.S. dollars using the applicable currency exchange rate. The exchange rate represents the current price of a U.S. dollar relative to that foreign currency; that is, the amount of such foreign currency required to buy one U.S. dollar. If a Portfolio holds a foreign security which has appreciated in value as measured in the foreign currency, the level of appreciation actually realized by the Portfolio may be reduced or even eliminated if the foreign currency has decreased in value relative to the U.S. dollar subsequent to the date of purchase. In such a circumstance, the cost of a U.S. dollar purchased with that foreign currency has gone up and the same amount of foreign currency purchases fewer dollars than at an earlier date.

Emerging Market Securities. The risks of investing in foreign countries are intensified in developing countries, or emerging markets. A developing country is a nation that, in the Investment Manager's opinion, is likely to experience long-term gross domestic product growth above that expected to occur in the United States, the United Kingdom, France, Germany, Italy, Japan and Canada. Developing countries may have relatively unstable governments, economies based on only a few industries and securities markets that trade a small number of securities.

The Investment Manager considers countries having developing markets to be all countries that are generally considered to be developing or emerging countries by the International Bank for Reconstruction and Development (more commonly referred to as the World Bank) and the International Finance Corporation, as well as countries that are classified by the United Nations or otherwise regarded by their authorities as developing. Currently, it is generally agreed that the countries not included in this category are Ireland, Spain, New Zealand, Australia, the United Kingdom, Italy, the Netherlands, Belgium, Austria, France, Canada, Germany, Denmark, the United States, Sweden, Finland, Norway, Japan, Switzerland, Greece, Luxembourg, Portugal and South Korea. In addition, developing market securities means (i) securities of companies the principal securities trading market for which is a developing market country, as defined above, (ii) securities, traded in any market, of companies that derive 50% or more of their total revenue from either goods or services produced in such developing market countries or sales made in such developing market countries or (iii) securities of companies organized under the laws of, and with a principal office in, a developing market country. Ivy Funds VIP International Value will, under normal market conditions, invest at least 65% of its total assets in at least three different countries outside the U.S.

Some of the risks to which a Portfolio may be exposed by investing in securities of emerging markets are: restrictions placed by the government of a developing country related to investment, exchange controls, and repatriation of the proceeds of investment in that country; fluctuation of a developing country's currency against the U.S. dollar; unusual price volatility in a developing country's securities markets; government involvement in the private sector, including government ownership of companies in which the Portfolio may invest; limited information about a developing market; high levels of tax levied by developing countries on dividends, interest and capital gains; the greater likelihood that developing markets will experience more volatility in inflation rates than developed markets; the greater potential that securities purchased by the Portfolio in developing markets may be fraudulent or counterfeit due to differences in the level of regulation, disclosure requirements and recordkeeping practices in those markets; risks related to the liquidity and transferability of investments in certain instruments, such as loan participations, that may not be considered "securities" under local law; settlement risks, including potential requirements for the Portfolio to render payment prior to taking possession of portfolio securities in which it invests; the possibility of nationalization, expropriation or confiscatory taxation; favorable or unfavorable differences between individual foreign economies and the U.S. economy, such as growth of gross domestic product, rate of inflation, capital reinvestment, resources, self-sufficiency, and balance of payments position; additional costs associated with any investment in non-U.S. securities, including higher custodial fees than typical U.S. custodial arrangements, transaction costs of foreign currency conversions and generally higher commission rates on portfolio transactions than prevail in U.S. markets; greater social, economic and political instability, including the risk of war; lack of availability of currency hedging or other risk management techniques in certain developing countries; the fact that companies in developing countries may be newly organized and may be smaller and less seasoned; differences in accounting, auditing and financial reporting standards; the heightened risks associated specifically with establishing record ownership and custody of Russian and other Eastern European securities; and limitations on obtaining and enforcing judgments against non-U.S. residents.

Foreign Sovereign Debt Obligations. Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity's willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity's policy towards the International Monetary Fund, and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity's implementation of economic reforms and/or economic performance and the timely service of such debtor's obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties' commitments to lend funds to the governmental entity, which may further impair such debtor's ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.

         Illiquid Investments

Illiquid investments are investments that cannot be sold or otherwise disposed of in the ordinary course of business within seven days at approximately the price at which they are valued. Investments currently considered to be illiquid include:

(1)	repurchase agreements not terminable within seven days;

(2)	restricted securities not determined to be liquid pursuant to guidelines established by the Trusts' Board of Trustees;

(3)	non-government stripped fixed-rate mortgage-backed securities;

(4)	bank deposits, unless they are payable at principal amount plus accrued interest on demand or within seven days after demand;

(5)	over-the-counter (OTC) options (options not traded on an exchange) and their underlying collateral;

(6)	securities for which market quotations are not readily available;

(7)	securities involved in swap, cap, floor or collar transactions; and

(8)	direct debt instruments.

The assets used as cover for OTC options written by a Portfolio will be considered illiquid unless the OTC options are sold to qualified dealers who agree that the Portfolio may repurchase any OTC option it writes at a maximum price to be calculated by a formula set forth in the option agreement. The cover for an OTC option written subject to this procedure would be considered illiquid only to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

WRIMCO believes that, in general, it is in the best interest of a Portfolio to be able to invest in illiquid securities up to the maximum allowable under the Portfolio's investment restriction on illiquid investments. WRIMCO believes that the risk of investing in illiquid securities is manageable considering the availability of certain securities that currently are considered illiquid but have widely established trading markets. For example, there has been significant growth in the types and availability of structured products, including: asset backed securities (which also include many mortgage-backed securities), collateralized bond obligations, collateralized mortgage obligations, collateralized debt obligations and commercial mortgage-backed securities. Since many of these securities are initially offered as individual issues, they are often deemed illiquid. See Mortgage-Backed and Asset-Backed Securities for more information on these types of securities.

Credit derivatives, such as credit default swaps, have also grown in both popularity and availability over the past few years. See "Swaps, Caps, Collars and Floors" in the section entitled Options, Futures and Other Strategies for more information about credit default swaps.

As well, it has become easier for institutional investors to structure their own investments. For example, if the Investment Manager desired Korean exposure for a Portfolio, instead of following difficult procedures for direct investment, the Investment Manager could, instead, invest in a specialized OTC bond or other instrument with an investment banker which would pay the same as the return on the Korean bond market without having to physically invest in the Korean market.

         Income Trusts

Ivy Funds VIP Energy may invest in income trusts, typically Canadian royalty trusts. An income trust generally is a Canadian investment trust that typically holds real estate or assets used in the oil or gas industry, that are income producing, the income from which is passed on to its security holders. The main attraction of an income trust is its ability to generate constant cash flows. Income trusts have the potential to deliver higher yields than bonds. During periods of low interest rates, income trusts may achieve higher yields compared with cash investments. During periods of increasing rates, the opposite may be true. Income trusts may experience losses during periods of both low and high interest rates.

Income trusts are structured to avoid taxes at the entity level. In a traditional corporate tax structure, net income is taxed at the corporate level and again as dividends in the hands of the investor. Under current law, an income trust generally pays no Canadian tax on earnings distributed directly to its security holders and, if properly structured, should not be subject to U.S. Federal income tax. This flow-through structure means that the distributions to income trust investors are generally higher than dividends from an equivalent corporate entity.

Despite the potential for attractive regular payments, income trusts are equity investments, not fixed income securities, and they share many of the risks inherent in stock ownership. In addition, an income trust may lack diversification, as such trusts are primarily invested in real estate, oil and gas, pipelines, and other infrastructure; potential growth may be sacrificed because revenue is passed on to security holders, rather than reinvested in the business. Income trusts do not guarantee minimum distributions or even return of capital; therefore, if the business starts to lose money, the trust can reduce or even eliminate distributions. The tax structure of income trusts described above, which would allow income to flow through to investors and be taxed only at the investor level, could be challenged under existing laws, or the tax laws could change. For example, on October 31, 2006, the Canadian Finance Minister announced plans to introduce a tax on Canadian income trusts, which plans were implemented in the Canadian federal budget for the 2007-2008 fiscal year introduced on March 19, 2007; that announcement resulted in a massive sell-off on Toronto markets of shares of income trusts (especially oil and gas trusts).

         Indexed Securities

Subject to its investment policies and restrictions, a Fund may purchase indexed securities. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to a specific index, instrument or statistic. The performance of indexed securities depends to a great extent on the performance of the security, currency or other instrument to which they are indexed and may also be influenced by interest rate changes in the United States and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security and their values may decline substantially if the issuer's creditworthiness deteriorates. Indexed securities may be more volatile than the underlying investments. Gold-indexed securities, for example, typically provide for a maturity value that depends on the price of gold, resulting in a security whose price tends to rise and fall together with gold prices. Currency-indexed securities typically are short-term to intermediate-term debt securities whose maturity values or interest rates are determined by reference to the values of one or more specified foreign currencies, and may offer higher yields than U.S. dollar-denominated securities of equivalent issuers. Currency-indexed securities may be positively or negatively indexed; that is, their maturity value may increase when the specified currency value increases, resulting in a security that performs similarly to a foreign-denominated instrument, or their maturity value may decline when foreign currencies increase, resulting in a security whose price characteristics are similar to a put on the underlying currency. Currency-indexed securities may also have prices that depend on the values of a number of different foreign currencies relative to each other.

Recent issuers of indexed securities have included banks, corporations, and certain U.S. government agencies. Certain indexed securities that are not traded on an established market may be deemed illiquid.

         Initial Public Offerings

Securities issued through an initial public offering (IPO) can experience an immediate drop in value if the demand for the securities does not continue to support the offering price. Information about the issuers of IPO securities is also difficult to acquire since they are new to the market and may not have lengthy operating histories. A Portfolio may engage in short-term trading in connection with its IPO investments, which could produce higher trading costs. The number of securities issued in an IPO is limited, so it is likely that IPO securities will represent a smaller component of a Portfolio's holdings as the Portfolio's assets increase (and thus have a more limited effect on the Portfolio's performance).

         Investment Company Securities

Each Portfolio (other than Ivy Funds VIP Money Market) may purchase shares of another investment company subject to the restrictions and limitations of the 1940 Act, except that a Portfolio in which a Pathfinder Portfolio invests may not acquire any securities of registered open-end investment companies or unit investment trusts in reliance on Section 12(d)(1)(F) or (G) of the 1940 Act. As a shareholder in an investment company, a Portfolio would bear its pro rata share of that investment company's expenses, which could result in duplication of certain fees, including management and administrative fees.

Closed-End Investment Companies. Some countries, such as South Korea, Chile and India, have authorized the formation of closed-end investment companies to facilitate indirect foreign investment in their capital markets. The 1940 Act restrictions on investments in securities of closed-end investment companies may limit opportunities for certain of the Portfolios to invest indirectly in certain developing markets. Shares of certain closed-end investment companies may at times be acquired only at market prices representing premiums to their NAVs.

Exchange-Traded Funds. Subject to its investment policies and restrictions, a Portfolio (other than Ivy Funds VIP Money Market) may invest in exchange-traded funds (ETFs) as a means of tracking the performance of a designated stock index while maintaining liquidity or to gain exposure to precious metals and commodities without investing in them directly. For example, a Portfolio may invest in S&P 500 Depositary Receipts (SPDRs), which track the S&P 500 Index; S&P MidCap 400 Depositary Receipts (MidCap SPDRs), which track the S&P MidCap 400 Index; and "Dow Industrial Diamonds," which track the Dow Jones Industrial Average, or in other ETFs which track indexes;, provided that such investments are consistent with the Portfolio's investment objective(s) as determined by the Investment Manager. Each of these securities represents shares of ownership of a long-term unit investment trust that holds all of the stock included in the relevant underlying index. Since most ETFs are a type of investment company, a Portfolio's purchases of ETF shares may be subject to investment restrictions regarding investments in other investment companies.

An ETF's shares have a market price that approximates the NAV of the ETF's portfolio that tracks the designated index or the NAV of the underlying basket of commodities or commodities futures, as applicable, and are exchange-traded. As with other equity transactions, brokers charge a commission in connection with the purchase shares of ETFs. In addition, an asset management fee is charged in connection with the underlying unit investment trust (which is in addition to the investment management fee paid by the Portfolio).

Trading costs for ETFs are somewhat higher than those for stock index futures contracts, but, because ETFs trade like other exchange-listed equities, they represent a quick and convenient method of maximizing the use of a Portfolio's assets to track the return of a particular stock index.

Investments in an ETF generally present the same primary risks as investments in a conventional fund, which is not exchange-traded. The price of an ETF can fluctuate, and a Portfolio could lose money investing in an ETF. In addition, ETFs are subject to the following risks that do not apply to conventional funds: (i) the market price of an ETF's shares may trade at a premium or discount to their NAV; (ii) an active trading market for an ETF's shares may not develop or be maintained; or (iii) trading of an ETF's shares may be halted if the listing exchange's officials deem such action appropriate, the shares are delisted from the exchange, or the activation of market-wide "circuit breakers" (which are tied to large decreases in stock prices) halts stock trading generally.

         Lending Securities

For the purpose of realizing additional income, and subject to its investment policies and restrictions, a Portfolio may make secured loans of portfolio securities to the extent permitted under the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief (currently, up to a maximum of one-third of the Portfolio's total assets which, for purposes of this limitation, include the value of collateral received in return for securities lent). If a Portfolio lends securities, the borrower pays the Portfolio an amount equal to the dividends or interest on the securities that the Portfolio would have received if it had not lent the securities. The Portfolio also receives additional compensation. Under a Portfolio's securities lending procedures, the Portfolio may lend securities only to broker-dealers and financial institutions deemed creditworthy by the Investment Manager. The creditworthiness of entities to which a Portfolio makes loans of portfolio securities is monitored by WRIMCO throughout the term of the loan.

Any securities loans that a Portfolio makes must be collateralized in accordance with applicable regulatory requirements (the Guidelines). At the time of each loan, the Portfolio must receive collateral equal to no less than 100% of the market value of the securities loaned. Under the present Guidelines, the collateral must consist of cash or U.S. government securities or bank letters of credit, at least equal in value to the market value of the securities lent on each day that the loan is outstanding. If the market value of the lent securities exceeds the value of the collateral, the borrower must add more collateral so that it at least equals the market value of the securities lent. If the market value of the securities decreases, the borrower is entitled to a return of the excess collateral.

There are two methods of receiving compensation for making loans. The first is to receive a negotiated loan fee from the borrower. This method is available for all three types of collateral. The second method, which is not available when letters of credit are used as collateral, is for a Portfolio to receive interest on the investment of the cash collateral or to receive interest on the U.S. government securities used as collateral. Part of the interest received in either case may be shared with the borrower.

The letters of credit that a Portfolio may accept as collateral are agreements by banks (other than the borrowers of the Portfolio's securities), entered into at the request of the borrower and for its account and risk, under which the banks are obligated to pay to the Portfolio, while the letter is in effect, amounts demanded by the Portfolio if the demand meets the terms of the letter. The Portfolio's right to make this demand secures the borrower's obligations to it. The terms of any such letters and the creditworthiness of the banks providing them (which might include the Portfolio's custodian bank) must be satisfactory to the Investment Manager.

The Portfolios will make loans only under rules of the New York Stock Exchange (NYSE), which presently require the borrower to give the securities back to the Portfolio within five business days after the Portfolio gives notice to do so. If the Portfolio loses its voting rights on securities loaned, it will have the securities returned to it in time to vote them if a material event affecting the investment is to be voted on. A Portfolio may pay reasonable finder's, administrative and custodian fees in connection with loans of securities.

Some, but not all, of these rules are necessary to meet regulatory requirements relating to securities loans. These rules will not be changed unless the change is permitted under these requirements. The requirements do not cover the rules which may be changed without shareholder vote, as to: (1) whom securities may be loaned; (2) the investment of cash collateral; or (3) voting rights.

There may be risks of delay in receiving additional collateral from the borrower if the market value of the securities loaned increases, as well as risks of delay in recovering the securities loaned or even loss of rights in the collateral should the borrower fail financially.

         Loans and Other Direct Debt Instruments

Direct debt instruments are interests in amounts owed by a corporate, governmental, or other borrower to lenders or lending syndicates (loans and loan participations), to suppliers of goods or services (trade claims or other receivables), or to other parties.

Loan Participations. Subject to their respective investment policies and restrictions, the Portfolios may purchase loan participations (sometimes called bank loans). Loan participations are interests in amounts owed by a corporate, governmental, or other borrower to a lender or consortium of lenders (typically banks, insurance companies, or investment banks). Purchasers of participation interests do not have any direct contractual relationship with the borrower. Most floating rate loans are acquired directly from the agent bank or from another holder of the loan by assignment. In an assignment, the Portfolio purchases an assignment of a portion of a lender's interest in a loan. In this case, the Portfolio may be required generally to rely upon the assigning bank to demand payment and enforce its rights against the borrower, but would otherwise be entitled to all of such bank's rights in the loan.

Purchasers of participation interests may be subject to delays, expenses, and risks that are greater than those that would be involved if the purchaser could enforce its rights directly against the borrower. In addition, under the terms of a participation interest, the purchaser may be regarded as a creditor of the intermediate participant (rather than of the borrower), so that the purchaser also may be subject to the risk that the intermediate participant could become insolvent. The agreement between the purchaser and lender who sold the participation interest may also limit the rights of the purchaser to vote on changes that may be made to the loan agreement, such as waiving a breach of a covenant.

Most loan participations are secured, and most impose restrictive covenants that must be met by the borrower. These loans typically are made by a syndicate of banks and institutional investors, represented by an agent bank that has negotiated and structured the loan and that is responsible generally for collecting interest, principal, and other amounts from the borrower on its own behalf and on behalf of the other lending institutions in the syndicate, and for enforcing its and their other rights against the borrower. Typically, under loan agreements, the agent is given broad discretion in monitoring the borrower's performance and is obligated to use the same care it would use in the management of its own property. Each of the lending institutions, including the agent bank, lends to the borrower a portion of the total amount of the loan, and retains the corresponding interest in the loan. Floating rate loans may include delayed draw term loans and pre-funded or synthetic letters of credit.

A Portfolio's ability to receive payments of principal and interest and other amounts in connection with loans held by it will depend primarily on the financial condition of the borrower. The failure by a Portfolio to receive scheduled interest or principal payments on a loan would adversely affect the income of the Portfolio and would likely reduce the value of its assets, which would be reflected in a reduction in the Portfolio's NAV. Banks and other lending institutions generally perform a credit analysis of the borrower before originating a loan or purchasing as assignment in a loan. In selecting the loans in which a Portfolio will invest, however, WRIMCO will not rely on that credit analysis of the agent bank but will perform its own investment analysis of the borrowers. WRIMCO's analysis may include consideration of the borrower's financial strength and managerial experience, debt coverage, additional borrowing requirements or debt maturity schedules, changing financial conditions, and responsiveness to changes in business conditions and interest rates. The majority of the loans the Portfolio will invest in will be rated by one or more of the NRSROs. Investments in loans may be of any quality, including "distressed" loans, and will be subject to the Portfolio's credit quality policy. Some floating rate loans and other debt securities are not rated by any NRSRO. Historically, floating rate loans have not been registered with the Securities and Exchange Commission (SEC) or any state securities commission or listed on any securities exchange. As a result, the amount of public information available about a specific floating rate loan historically has been less extensive than if the floating rate loan were registered or exchange-traded.

Floating rate loans and other debt securities that are fully secured provide more protections than unsecured securities in the event of failure to make scheduled interest or principal payments. Indebtedness of borrowers whose creditworthiness is poor involves substantially greater risks and may be highly speculative. Borrowers that are in bankruptcy or restructuring may never pay off their indebtedness, or may pay only a small fraction of the amount owed. In connection with the restructuring of a floating rate loan or other debt security outside of bankruptcy court in a negotiated work-out or in the context of bankruptcy proceedings, equity securities or junior debt securities may be received in exchange for all or a portion of an interest in the security.

Corporate loans in which a Portfolio may purchase a loan assignment are made generally to provide bridge loans (temporary financing), finance internal growth, mergers, acquisitions (acquiring another company), recapitalizations (reorganizing the assets and liabilities of a borrower), stock purchases, leverage buy-outs (taking over control of a company), dividend payments to sponsors and other corporate activities. Under current market conditions, most of the corporate loans purchased by a Portfolio will represent loans made to highly leveraged corporate borrowers. The highly leveraged capital structure of the borrowers in such transactions may make such loans especially vulnerable to adverse changes in economic or market conditions. A Portfolio may hold investments in loans for a very short period of time when opportunities to resell the investments that WRIMCO believes are attractive arise.

Certain of the loans acquired by a Portfolio may involve revolving credit facilities under which a borrower may from time to time borrow and repay amounts up to the maximum amount of the facility. In such cases, the Portfolio would have an obligation to advance its portion of such additional borrowings upon the terms specified in the loan assignment. To the extent that the Portfolio is committed to make additional loans under such an assignment, it will at all times, designate cash or securities in an amount sufficient to meet such commitments. A revolving credit facility may require the Portfolio to increase its investment in a floating rate loan at a time when it would not otherwise have done so, even if the borrower's condition makes it unlikely that the amount will ever be repaid.

Notwithstanding its intention in certain situations to not receive material non-public information with respect to its management of investments in floating rate loans, WRIMCO may from time to time come into possession of material, non-public information about the issuers of loans that may be held by a Portfolio. Possession of such information may in some instances occur despite WRIMCO's efforts to avoid such possession, but in other instances, WRIMCO may choose to receive such information (for example, in connection with participation in a creditor's committee with respect to a financially distressed issuer). As, and to the extent, required by applicable law, WRIMCO's ability to trade in these loans for the account of a Portfolio could potentially be limited by its possession of such information. Such limitations on WRIMCO's ability to trade could have an adverse effect on a Portfolio by, for example, preventing the Portfolio from selling a loan that is experiencing a material decline in value. In some instances, these trading restrictions could continue in effect for a substantial period of time.

In some instances, other accounts managed by WRIMCO may hold other securities issued by borrowers whose floating rate loans may be held by a Portfolio. These other securities may include, for example, debt securities that are subordinate to the floating rate loans held by the Portfolio, convertible debt or common or preferred equity securities. In certain circumstances, such as if the credit quality of the issuer deteriorates, the interests of holders of these other securities may conflict with the interests of the holders of the issuer's floating rate loans. In such cases, WRIMCO may owe conflicting fiduciary duties to the Portfolio and other client accounts. WRIMCO will endeavor to carry out its obligations to all of its clients to the fullest extent possible, recognizing that in some cases certain clients may achieve a lower economic return, as a result of these conflicting client interests, than if WRIMCO's client account collectively held only a single category of the issuer's securities.

A floating rate loan offered as part of the original lending syndicate typically is purchased at par value. As part of the original lending syndicate, a purchaser generally earns a yield equal to the stated interest rate. In addition, members of the original syndicate typically are paid a commitment fee. In secondary market trading, floating rate loans may be purchased or sold above, at, or below par, which can result in a yield that is below, equal to, or above the stated interest rate, respectively. At certain times when reduced opportunities exist for investing in new syndicated floating rate loans, floating rate loans may be available only through the secondary market

If an agent becomes insolvent, or has a receiver, conservator, or similar official appointed for it by the appropriate bank or other regulatory authority, or becomes a debtor in a bankruptcy proceeding, the agent's appointment may be terminated, and a successor agent would be appointed. If an appropriate regulator or court determines that assets held by the agent for the benefit of the purchasers of floating rate loans are subject to the claims of the agent's general or secured creditors, the purchasers might incur certain costs and delays in realizing payment on a floating rate loan or suffer a loss of principal and/or interest. Furthermore, in the event of the borrower's bankruptcy or insolvency, the borrower's obligation to repay a floating rate loan may be subject to certain defenses that the borrower can assert as a result of improper conduct by the agent.

Collateral. Most floating rate loans are secured by specific collateral of the borrower and are senior to most other securities of the borrower. The collateral typically has a market value, at the time the floating rate loan is made, that equals or exceeds the principal amount of the floating rate loan. The value of the collateral may decline, be insufficient to meet the obligations of the borrower, or be difficult to liquidate. As a result, a floating rate loan may not be fully collateralized and can decline significantly in value. Floating rate loan collateral may consist of various types of assets or interests. Collateral may include working capital assets, such as accounts receivable or inventory; tangible or intangible assets; or assets or other types of guarantees of affiliates of the borrower. Inventory is the goods a company has in stock, including finished goods, goods in the process of being manufactured, and the supplies used in the process of manufacturing. Accounts receivable are the monies due to a company for merchandise or securities that it has sold, or for the services it has provided. Tangible fixed assets include real property, buildings, and equipment. Intangible assets include trademarks, copyrights and patent rights, and securities of subsidiaries or affiliates.

Generally, floating rate loans are secured unless (i) the purchaser's security interest in the collateral is invalidated for any reason by a court, or (ii) the collateral is fully released with the consent of the agent bank and lenders or under the terms of a loan agreement as the creditworthiness of the borrower improves. Collateral impairment is the risk that the value of the collateral for a floating rate loan will be insufficient in the event that a borrower defaults. Although the terms of a floating rate loan generally require that the collateral at issuance have a value at least equal to 100% of the amount of such floating rate loan, the value of the collateral may decline subsequent to the purchase of a floating rate loan. In most loan agreements there is no formal requirement to pledge additional collateral. There is no guarantee that the sale of collateral would allow a borrower to meet its obligations should the borrower be unable to repay principal or pay interest or that the collateral could be sold quickly or easily.

In addition, most borrowers pay their debts from the cash flow they generate. If the borrower's cash flow is insufficient to pay its debts as they come due, the borrower may seek to restructure its debts rather than sell collateral. Borrowers may try to restructure their debts by filing for protection under the Federal bankruptcy laws or negotiating a work-out. If a borrower becomes involved in bankruptcy proceedings, access to the collateral may be limited by bankruptcy and other laws. In the event that a court decides that access to the collateral is limited or void, it is unlikely that purchasers could recover the full amount of the principal and interest due.

There may be temporary periods when the principal asset held by a borrower is the stock of a related company, which may not legally be pledged to secure a floating rate loan. On occasions when such stock cannot be pledged, the floating rate loan will be temporarily unsecured until the stock can be pledged or is exchanged for, or replaced by, other assets.

Some floating rate loans are unsecured. If the borrower defaults on an unsecured floating rate loan, there is no specific collateral on which the purchaser can foreclose.

Floating Interest Rates. The rate of interest payable on floating rate loans is the sum of a base lending rate plus a specified spread. Base lending rates are generally the London Interbank Offered Rate (LIBOR), the Certificate of Deposit (CD) Rate of a designated U.S. bank, the Prime Rate of a designated U.S. bank, the Federal Funds Rate, or another base lending rate used by commercial lenders. A borrower usually has the right to select the base lending rate and to change the base lending rate at specified intervals. The applicable spread may be fixed at time of issuance or may adjust upward or downward to reflect changes in credit quality of the borrower.

The interest rate on LIBOR-based and CD Rate-based floating rate loans is reset periodically at intervals ranging from 30 to 180 days, while the interest rate on Prime Rate- or Federal Funds Rate-based floating rate loans floats daily as those rates change. Investment in floating rate loans with longer interest rate reset periods can increase fluctuations in the floating rate loans' values when interest rates change.

The yield on a floating rate loan will primarily depend on the terms of the underlying floating rate loan and the base lending rate chosen by the borrower. The relationship between LIBOR, the CD Rate, the Prime Rate, and the Federal Funds Rate will vary as market conditions change.

Floating rate loans typically will have a stated term of five to nine years. However, because floating rate loans are frequently prepaid, their average maturity is expected to be two to three years. The degree to which borrowers prepay floating rate loans, whether as a contractual requirement or at their election, may be affected by general business conditions, the borrower's financial condition, and competitive conditions among lenders. Prepayments cannot be predicted with accuracy. Prepayments of principal to the purchaser of a floating rate loan may result in the principal's being reinvested in floating rate loans with lower yields.

A Portfolio limits the amount of total assets that it will invest in any one issuer or in issuers within the same industry (see the Portfolio's investment restrictions). For purposes of these restrictions, a Portfolio generally will treat the borrower as the "issuer" of indebtedness held by the Portfolio. In the case of participation interests where a bank or other lending institution serves as intermediate participant between a Portfolio and the borrower, if the participation interest does not shift to the Portfolio the direct debtor-creditor relationship with the borrower, SEC interpretations require a fund, in appropriate circumstances, to treat both the lending bank or other lending institution and the borrower as "issuers" for these purposes. Treating an intermediate participant as an issuer of indebtedness may restrict a fund's ability to invest in indebtedness related to a single intermediate participant, or a group of intermediate participants engaged in the same industry, even if the underlying borrowers represent many different companies and industries.

A borrower must comply with various restrictive covenants contained in the loan agreement. In addition to requiring the scheduled payment of interest and principal, these covenants may include restrictions on dividend payments and other distributions to stockholders, provisions requiring the borrower to maintain specific financial ratios, and limits on total debt. The loan agreement may also contain a covenant requiring the borrower to prepay the floating rate loan with any free cash flow. A breach of a covenant that is not waived by the agent (or by the lenders directly) is normally an event of default, which provides the agent or the lenders the right to call the outstanding floating rate loan.

Direct Debt Instruments. A Portfolio may invest in direct debt instruments, subject to its policies and restrictions regarding the quality of debt securities. Purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the borrower for payment of principal and interest. Direct debt instruments may not be rated by any NRSRO. If a Portfolio does not receive scheduled interest or principal payments on such indebtedness, the Portfolio's share price and yield could be adversely affected. Loans that are fully secured offer the Portfolio more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the borrower's obligation, or that the collateral could be liquidated. Indebtedness of borrowers whose creditworthiness is poor involves substantially greater risks, and may be highly speculative. Borrowers that are in bankruptcy or restructuring may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Direct indebtedness of developing countries also involves a risk that the governmental entities responsible for the repayment of the debt may be unable, or unwilling, to pay interest and principal when due.

Investments in loans through direct assignment of a financial institution's interests with respect to a loan may involve additional risks to the Portfolio. For example, if a loan is foreclosed, the Portfolio could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. Direct debt instruments may also involve a risk of insolvency of the lending bank or other intermediary. Direct debt instruments that are not in the form of securities may offer less legal protection to the Portfolio in the event of fraud or misrepresentation. In the absence of definitive regulatory guidance, the Portfolio relies on research by the Investment Manager in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Portfolio.

A loan is often administered by a bank or other financial institution that acts as agent for all holders. The agent administers the terms of the loan, as specified in the loan agreement. Unless, under the terms of the loan or other indebtedness, the Portfolio has direct recourse against the borrower, it may have to rely on the agent to apply appropriate credit remedies against a borrower. If assets held by the agent for the benefit of the Portfolio were determined to be subject to the claims of the agent's general creditors, the Portfolio might incur certain costs and delays in realizing payment on the loan or loan participation and could suffer a loss of principal or interest.

Investments in direct debt instruments may entail less legal protection for the Portfolio. Direct indebtedness purchased by the Portfolio may include letters of credit, revolving credit facilities, or other standby financing commitments obligating the Portfolio to pay additional cash on demand. These commitments may have the effect of requiring the Portfolio to increase its investment in a borrower at a time when it would not otherwise have done so, even if the borrower's condition makes it unlikely that the amount will ever be repaid. The Portfolio will set aside appropriate liquid assets in a segregated custodial account to cover its potential obligations under standby financing commitments.

For purposes of the limitations on the amount of total assets that a Portfolio will invest in any one issuer or in issuers within the same industry, the Portfolio generally will treat the borrower as the issuer of indebtedness held by the Portfolio. In the case of loan participations where a bank or other lending institution serves as financial intermediary between the Portfolio and the borrower, if the participation does not shift to the Portfolio the direct debtor-creditor relationship with the borrower, SEC interpretations require the Portfolio, in appropriate circumstances, to treat both the lending bank or other lending institution and the borrower as issuers for these purposes. Treating a financial intermediary as an issuer of indebtedness may restrict the Portfolio's ability to invest in indebtedness related to a single financial intermediary, or a group of intermediaries engaged in the same industry, even if the underlying borrowers represent many different companies and industries.

         Master Limited Partnerships

Energy Portfolio may invest in master limited partnerships (MLPs). An MLP is a limited partnership (or similar entity) the interests in which are publicly traded. The majority of MLPs operate in oil and gas related businesses, including energy processing and distribution. MLPs often are pass-through entities or businesses that are taxed at the security-holder level and generally are not subject to Federal or state income tax at the entity level. Annual income, gains, losses, deductions and credits of an MLP pass through directly to its security holders.

Net income from an interest in a "qualified publicly traded partnership" (QPTP) is qualifying income for an entity such as a Portfolio that is a regulated investment company for Federal tax purposes (RIC). A QPTP is defined as a publicly traded partnership -- which is, generally, a partnership the interests in which are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof) -- other than a partnership at least 90% of the gross income of which consists of dividends, interest and other qualifying income for a RIC. Please see the section entitled Taxation of the Portfolios for additional information regarding the tax consequences of investing in QPTPs and the potential regulatory consequences if a Portfolio invests in an MLP that is not a QPTP.

         Money Market Instruments

Money market instruments are high-quality, short-term debt instruments that generally present minimal credit risk. They may include U.S. government securities, commercial paper and other short-term corporate obligations, certificates of deposit and other financial institution obligations. These instruments may carry fixed or variable interest rates.

         Mortgage-Backed and Asset-Backed Securities

Mortgage-Backed Securities. Mortgage-backed securities represent direct or indirect participations in, or are secured by and payable from, mortgage loans secured by real property and include single- and multi-class pass-through securities and collateralized mortgage obligations. Multi-class pass-through securities and collateralized mortgage obligations are collectively referred to in this SAI as CMOs. Some CMOs are directly supported by other CMOs, which in turn are supported by mortgage pools. Investors typically receive payments out of the interest and principal on the underlying mortgages. The portions of the payments that investors receive, as well as the priority of their rights to receive payments, are determined by the specific terms of the CMO class.

The U.S. government mortgage-backed securities in which the Portfolios may invest include mortgage-backed securities issued or guaranteed as to the payment of principal and interest (but not as to market value) by Fannie Mae, Government National Mortgage Association (Ginnie Mae) or Freddie Mac. Other mortgage-backed securities are issued by private issuers, generally originators of and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers and special purpose entities. Payments of principal and interest (but not the market value) of such private mortgage-backed securities may be supported by pools of mortgage loans or other mortgage-backed securities that are guaranteed, directly or indirectly, by the U.S. government or one of its agencies or instrumentalities, or they may be issued without any government guarantee of the underlying mortgage assets but with some form of non-government credit enhancement. These credit enhancements do not protect investors from changes in market value.

The Portfolios may purchase mortgage-backed securities issued by both government and non-government entities such as banks, mortgage lenders or other financial institutions. Other types of mortgage-backed securities will likely be developed in the future, and a Portfolio may invest in them if the Investment Manager determines that such investments are consistent with the Portfolio's objective(s) and investment policies.

Stripped Mortgage-Backed Securities. Stripped mortgage-backed securities are created when a U.S. government agency or a financial institution separates the interest and principal components of a mortgage-backed security and sells them as individual securities. The holder of the principal-only security (PO) receives the principal payments made by the underlying mortgage-backed security, while the holder of the interest-only security (IO) receives interest payments from the same underlying security.

For example, IO classes are entitled to receive all or a portion of the interest, but none (or only a nominal amount) of the principal payments, from the underlying mortgage assets. If the mortgage assets underlying an IO experience greater than anticipated principal prepayments, then the total amount of interest allocable to the IO class, and therefore the yield to investors, generally will be reduced. In some instances, an investor in an IO may fail to recoup all of the investor's initial investment, even if the security is guaranteed by the U.S. government or considered to be of the highest quality. Conversely, PO classes are entitled to receive all or a portion of the principal payments, but none of the interest, from the underlying mortgage assets. PO classes are purchased at substantial discounts from par, and the yield to investors will be reduced if principal payments are slower than expected. IOs, POs and other CMOs involve special risks, and evaluating them requires special knowledge.

Asset-Backed Securities. Asset-backed securities have structural characteristics similar to mortgage-backed securities, as discussed above. However, the underlying assets are not first lien mortgage loans or interests therein, but include assets such as motor vehicle installment sales contracts, other installment sale contracts, home equity loans, leases of various types of real and personal property and receivables from revolving credit (credit card) agreements. Such assets are securitized through the use of trusts or special purpose corporations. Payments or distributions of principal and interest may be guaranteed up to a certain amount and for a certain time period by a letter of credit or a pool insurance policy issued by a financial institution unaffiliated with the issuer, or other credit enhancements may be present. The value of asset-backed securities may also depend on the creditworthiness of the servicing agent for the loan pool, the originator of the loans or the financial institution providing the credit enhancement.

Special Characteristics of Mortgage-Backed and Asset-Backed Securities. The yield characteristics of mortgage-backed and asset-backed securities differ from those of traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying mortgage loans or other obligations generally may be prepaid at any time. Prepayments on a pool of mortgage loans are influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. Generally, however, prepayments on fixed-rate mortgage loans will increase during a period of falling interest rates and decrease during a period of rising interest rates. Similar factors apply to prepayments on asset-backed securities, but the receivables underlying asset-backed securities generally are of a shorter maturity and thus are likely to experience substantial prepayments. Such securities, however, often provide that for a specified time period the issuers will replace receivables in the pool that are repaid with comparable obligations. If the issuer is unable to do so, repayment of principal on the asset-backed securities may commence at an earlier date.

The rate of interest on mortgage-backed securities is lower than the interest rates paid on the mortgages included in the underlying pool due to the annual fees paid to the servicer of the mortgage pool for passing through monthly payments to certificate holders and to any guarantor, and due to any yield retained by the issuer. Actual yield to the holder may vary from the coupon rate, even if adjustable, if the mortgage-backed securities are purchased or traded in the secondary market at a premium or discount. In addition, there is normally some delay between the time the issuer receives mortgage payments from the servicer and the time the issuer makes the payments on the mortgage-backed securities, and this delay reduces the effective yield to the holder of such securities.

Yields on pass-through securities are typically quoted by investment dealers and vendors based on the maturity of the underlying instruments and the associated average life assumption. The average life of pass-through pools varies with the maturities of the underlying mortgage loans. A pool's term may be shortened by unscheduled or early payments of principal on the underlying mortgages. Because prepayment rates of individual pools vary widely, it is not possible to predict accurately the average life of a particular pool. In the past, a common industry practice has been to assume that prepayments on pools of fixed rate 30-year mortgages would result in a 12-year average life for the pool. At present, mortgage pools, particularly those with loans with other maturities or different characteristics, are priced on an assumption of average life determined for each pool. In periods of declining interest rates, the rate of prepayment tends to increase, thereby shortening the actual average life of a pool of mortgage-related securities. Conversely, in periods of rising interest rates, the rate of prepayment tends to decrease, thereby lengthening the actual average life of the pool. Changes in the rate or speed of these payments can cause the value of the mortgage-backed securities to fluctuate rapidly. However, these effects may not be present, or may differ in degree, if the mortgage loans in the pools have adjustable interest rates or other special payment terms, such as a prepayment charge. Actual prepayment experience may cause the yield of mortgage-backed securities to differ from the assumed average life yield.

The market for privately issued mortgage-backed and asset-backed securities is smaller and less liquid than the market for U.S. government mortgage-backed securities. CMO classes may be specifically structured in a manner that provides any of a wide variety of investment characteristics, such as yield, effective maturity and interest rate sensitivity. As market conditions change, however, and especially during periods of rapid or unanticipated changes in market interest rates, the attractiveness of some CMO classes and the ability of the structure to provide the anticipated investment characteristics may be reduced. These changes can result in volatility in the market value, and in some instances reduced liquidity, of the CMO class.

Direct Investments In Mortgages - Whole Loans. Mortgage Securities Portfolio and Real Estate Securities Portfolio may each invest up to 10% of the value of its net assets directly in mortgages securing residential or commercial real estate (that is, the Portfolio becomes the mortgagee). Such investments are not "mortgage-related securities" as described above. They are normally available from lending institutions which group together a number of mortgages for resale (usually from 10 to 50 mortgages) and which act as servicing agent for the purchaser with respect to, among other things, the receipt of principal and interest payments. (Such investments are also referred to as "whole loans".) The vendor of such mortgages receives a fee from a Portfolio for acting as servicing agent. The vendor does not provide any insurance or guarantees covering the repayment of principal or interest on the mortgages. Unlike pass-through securities, whole loans constitute direct investment in mortgages inasmuch as a Portfolio, rather than a financial intermediary, becomes the mortgagee with respect to such loans purchased by the Portfolio. At present, such investments are considered to be illiquid by the Investment Manager. The Portfolio will invest in such mortgages only if the Investment Manager has determined through an examination of the mortgage loans and their originators (which may include an examination of such factors as percentage of family income dedicated to loan service and the relationship between loan value and market value) that the purchase of the mortgages should not represent a significant risk of loss to the Portfolio.

         Mortgage Dollar Rolls

In connection with its ability to purchase securities on a when-issued or forward commitment basis, each of Mortgage Securities Portfolio and Real Estate Securities Portfolio may enter into mortgage "dollar rolls" in which the Portfolio sells securities for delivery in the current month and simultaneously contracts with the same counterparty to repurchase similar (same type, coupon and maturity) but not identical securities on a specified future date. In a mortgage dollar roll, a Portfolio gives up the right to receive principal and interest paid on the securities sold. However, a Portfolio would benefit to the extent of any difference between the price received for the securities sold and the lower forward price for the future purchase plus any fee income received. Unless such benefits exceed the income, capital appreciation and gain or loss due to mortgage prepayments that would have been realized on the securities sold as part of the mortgage dollar roll, the use of this technique will diminish the investment performance of a Portfolio compared with what such performance would have been without the use of mortgage dollar rolls. A Portfolio will hold and maintain in a segregated account until the settlement date cash or liquid securities in an amount equal to the forward purchase price. The benefits derived from the use of mortgage dollar rolls may depend upon the ability of the Investment Manager to predict correctly mortgage prepayments and interest rates. There is no assurance that mortgage dollar rolls can be successfully employed. In addition, the use of mortgage dollar rolls by a Portfolio while remaining substantially fully invested increases the amount of the Portfolio's assets that are subject to market risk to an amount that is greater than the Portfolio's NAV, which could result in increased volatility of the price of the Portfolio's shares.

For financial reporting and tax purposes, mortgage dollar rolls are considered as two separate transactions: one involving the sale of a security and a separate transaction involving a purchase. The Portfolios do not currently intend to enter into mortgage dollar rolls that are accounted for as a "financing" rather than as a separate sale and purchase transactions.

         Municipal Obligations

Municipal obligations are issued by a wide range of state and local governments, agencies and authorities for various purposes. The two main kinds of municipal bonds are general obligation bonds and revenue bonds. The issuer of a general obligation bond has pledged its full faith, credit and taxing power for the payment of principal and interest on the bond. Revenue bonds are payable only from specific sources; these may include revenues from a particular facility or class of facilities or special tax or other revenue source. Private activity bonds are revenue bonds issued by or on behalf of public authorities to obtain funds to finance privately operated facilities. Their credit quality is generally dependent on the credit standing of the company involved.

         Natural Resources and Physical Commodities

Since Energy Portfolio may invest a portion of its assets, and Global Natural Resources Portfolio normally invests a substantial portion of its assets, in securities of companies engaged in natural resources activities, these Portfolios may be subject to greater risks and market fluctuations than funds with more diversified portfolios. The value of a Portfolio's securities will fluctuate in response to market conditions generally, and will be particularly sensitive to the markets for those natural resources in which a particular issuer is involved. The values of natural resources may also fluctuate directly with respect to real and perceived inflationary trends and various political developments. In selecting a Portfolio's investments, the Investment Manager will consider each company's ability to create new products, secure any necessary regulatory approvals, and generate sufficient customer demand. A company's failure to perform well in any one of these areas, however, could cause its stock to decline sharply.

Natural resource industries throughout the world may be subject to greater political, environmental and other governmental regulation than many other industries. Changes in governmental policies and the need for regulatory approvals may have an adverse effect on the products and services of natural resources companies. For example, the exploration, development and distribution of coal, oil and gas in the U.S. are subject to significant Federal and state regulation, which may affect rates of return on such investments and the kinds of services that may be offered to companies in those industries. In addition, many natural resource companies have been subject to significant costs associated with compliance with environmental and other safety regulations. Such regulations may also hamper the development of new technologies. The direction, type or effect of any future regulations affecting natural resource industries are virtually impossible to predict.

Generally, energy commodities, such as coal, natural gas and crude oil, have distinctly higher volatility than other types of commodities, due in part to real time pricing and cross-commodity arbitrage described below. In purchasing related securities, the Investment Manager considers the integration of derivatives and physical trades for risk management in a real-time environment in order to meet the demands of the marketplace. As well, scheduling receipts, deliveries and transmission of a commodity can all impact investments in commodities.

Energy commodities have unique market risks and physical properties which can affect the available supply. Factors unique to energy commodities include: research and development, location, recovery costs, transportation costs, conversion costs, and storage costs, as well as global demand and other events that can affect demand such as war, weather and alternative energy sources. Natural gas and crude oil are especially susceptible to changes in supply and global demand.

As well, an investor in commodities must be able to manage cross-commodity arbitrage, that is, the ability to determine positions stated in equivalent units of measure (Btu units). When assessing an investment opportunity -- in coal, natural gas or crude oil-- this calculation can be critical in determining the success an investor has when calculating how a trade breaks down into a single common denominator. Coal tolling, for instance, involves the conversion of coal to electricity for a fee. The tolling of coal gives marketers, suppliers and generators another arbitrage opportunity if there is a disparity between coal and electricity prices while providing some added liquidity between the two commodities.

Principal risks of investing in certain types of commodities include:

  Cross-commodity arbitrage can negatively impact a Portfolio's investments;
  Fluctuations in demand can negatively impact individual commodities: alternative sources of energy can create unforeseen competition; changes in weather can negatively affect demand; and global production can alter demand and the need for specific sources of energy;
  Fluctuations in supply can negatively impact individual commodities: transportation costs, research and development, location, recovery/retrieval costs, conversion costs, storage costs and natural disasters can all adversely impact different investments and types of energy;
  Environmental restrictions can increase costs of production;
  Restrictions placed by the government of a developing country related to investment, exchange controls, and repatriation of the proceeds of investment in that country;
  War can limit production or access to available supplies and/or resources.

Investments in precious metals (such as gold) and other physical commodities are considered speculative and subject to special risk considerations, including substantial price fluctuations over short periods of time. On the other hand, investments in precious metals coins or bullion could help to moderate fluctuations in the value of a Portfolio's holdings, since the prices of precious metals have at times tended not to fluctuate as widely as shares of issuers engaged in the mining of precious metals. Because precious metals and other commodities do not generate investment income, however, the return on such investments will be derived solely from the appreciation or depreciation on such investments. A Portfolio may also incur storage and other costs relating to its investments in precious metals and other commodities, which may, under certain circumstances, exceed custodial and brokerage costs associated with investments in other types of securities. When a Portfolio purchases a precious metal or other physical commodity, the Investment Manager currently intends that it will only be in a form that is readily marketable. To qualify as a RIC under the Federal tax law, a Portfolio may not earn more than 10% of its yearly gross income from gains resulting from selling precious metals or any other physical commodity (or options on futures contracts thereon unless the gain is realized from certain hedging transactions). See Taxation of the Portfolios. Accordingly, a Portfolio may be required to hold its precious metals or sell them at a loss, or to sell its securities at a gain, when for investment reasons it would not otherwise do so.

The ability of a Portfolio, for defensive purposes, to purchase and hold precious metals such as gold, silver and platinum may allow it to benefit from a potential increase in the price of precious metals or stability in the price of such metals at a time when the value of securities may be declining. For example, during periods of declining stock prices, the price of gold may increase or remain stable, while the value of the stock market may be subject to a general decline.

Precious metal prices are affected by various factors, such as economic conditions, political events and monetary policies. As a result, the price of gold, silver or platinum may fluctuate widely. The sole source of return to a Portfolio from such investments will be gains realized on sales; a negative return will be realized if the metal is sold at a loss. Investments in precious metals do not provide a yield. A Portfolio's direct investment in precious metals is limited by tax considerations. See Taxation of the Portfolios.

         Options, Futures and Other Strategies

General. The Investment Manager may use certain options, futures contracts (sometimes referred to as futures), options on futures contracts, forward currency contracts, swaps, caps, floors, collars, indexed securities and other derivative instruments (collectively, Financial Instruments) to attempt to enhance income or yield or to attempt to hedge a Portfolio's investments. The strategies described below may be used in an attempt to manage the risks of a Portfolio's investments that can affect fluctuation in its NAV.

Generally, a Portfolio (other than Ivy Funds VIP Money Market) may purchase and sell any type of Financial Instrument. However, as an operating policy, a Portfolio will only purchase or sell a particular Financial Instrument if the Portfolio is authorized to invest in the type of asset by which the return on, or value of, the Financial Instrument is primarily measured. Since each Portfolio (other than Ivy Funds VIP Money Market) is authorized to invest in foreign securities denominated in other currencies, each such Portfolio may purchase and sell foreign currency derivatives.

Hedging strategies can be broadly categorized as short hedges and long hedges. A short hedge is a purchase or sale of a Financial Instrument intended partially or fully to offset potential declines in the value of one or more investments held in a Portfolio's portfolio. Thus, in a short hedge, the Portfolio takes a position in a Financial Instrument whose price is expected to move in the opposite direction of the price of the investment being hedged.

Conversely, a long hedge is a purchase or sale of a Financial Instrument intended partially or fully to offset potential increases in the acquisition cost of one or more investments that a Portfolio intends to acquire. Thus, in a long hedge, the Portfolio takes a position in a Financial Instrument whose price is expected to move in the same direction as the price of the prospective investment being hedged. A long hedge is sometimes referred to as an anticipatory hedge. In an anticipatory hedge transaction, the Portfolio does not own a corresponding security and, therefore, the transaction does not relate to a security the Portfolio owns. Rather, it relates to a security that the Portfolio intends to acquire. If the Portfolio does not complete the hedge by purchasing the security it anticipated purchasing, the effect on the Portfolio's holdings is the same as if the transaction were entered into for speculative purposes.

Financial Instruments on securities generally are used to attempt to hedge against price movements in one or more particular securities positions that a Portfolio owns or intends to acquire. Financial Instruments on indexes, in contrast, generally are used to attempt to hedge against price movements in market sectors in which a Portfolio has invested or expects to invest. Financial Instruments on debt securities may be used to hedge either individual securities or broad debt market sectors.

The use of Financial Instruments is subject to applicable regulations of the SEC, the several exchanges upon which they are traded and the Commodity Futures Trading Commission (CFTC). The Trust has claimed an exclusion from the definition of the term "commodity pool operator" under the Commodity Exchange Act and the regulations thereunder and, therefore, is not subject to registration or regulation as a commodity pool operator under such Act. In addition, a Portfolio's ability to use Financial Instruments may be limited by tax considerations. See Taxation of the Portfolios.

In addition to the instruments, strategies and risks described below, the Investment Manager expects to discover additional opportunities in connection with Financial Instruments and other similar or related techniques. These new opportunities may become available as new techniques are developed, as regulatory authorities broaden the range of permitted transactions and as new Financial Instruments or other techniques are developed. The Investment Manager may utilize these opportunities to the extent that they are consistent with a Portfolio's objective(s) and permitted by a Portfolio's investment policies and restrictions and applicable regulatory authorities. A Portfolio might not use any of these strategies, and there can be no assurance that any strategy used will succeed. The Prospectus or this SAI will be supplemented to the extent that new products or techniques involve materially different risks than those described below or in the Prospectus.

Special Risks. The use of Financial Instruments involves special considerations and risks, certain of which are described below. In general, these techniques may increase the volatility of a Portfolio and may involve a small investment of cash relative to the magnitude of the risk assumed. Risks pertaining to particular Financial Instruments are described in the sections that follow:

(1)         Successful use of most Financial Instruments depends upon the ability of the Investment Manager to predict movements of the overall securities, currency and interest rate markets, which requires different skills than predicting changes in the prices of individual securities. There can be no assurance that any particular strategy will succeed, and use of Financial Instruments could result in a loss, regardless of whether the intent was to reduce risk or increase return.

(2)         There might be imperfect correlation, or even no correlation, between price movements of a Financial Instrument and price movements of the investments being hedged. For example, if the value of a Financial Instrument used in a short hedge increased by less than the decline in value of the hedged investment, the hedge would not be fully successful. Such a lack of correlation might occur due to factors unrelated to the value of the investments being hedged, such as speculation or other pressures on the markets in which Financial Instruments are traded. The effectiveness of hedges using Financial Instruments on indexes will depend on the degree of correlation between price movements in the index and price movements in the securities being hedged.

Because there are a limited number of types of exchange-traded options and futures contracts, it is likely that the standardized contracts available will not match a Portfolio's current or anticipated investments exactly. A Portfolio may invest in options and futures contracts based on securities with different issuers, maturities, or other characteristics from the securities in which it typically invests, which involves a risk that the options or futures position will not track the performance of the Portfolio's other investments.

Options and futures prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match a Portfolio's investments well. Options and futures prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from imposition of daily price fluctuation limits or trading halts. A Portfolio may purchase or sell options and futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in a Portfolio's options or futures positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

(3)         If successful, the above-discussed strategies can reduce risk of loss by wholly or partially offsetting the negative effect of unfavorable price movements. However, such strategies can also reduce opportunity for gain by offsetting the positive effect of favorable price movements. For example, if a Portfolio entered into a short hedge because the Investment Manager projected a decline in the price of a security in the Portfolio's holdings, and the price of that security increased instead, the gain from that increase might be wholly or partially offset by a decline in the price of the Financial Instrument. Moreover, if the price of the Financial Instrument declined by more than the increase in the price of the security, the Portfolio could suffer a loss. In either such case, the Portfolio would have been in a better position had it not attempted to hedge at all.

(4)         As described below, a Portfolio might be required to maintain assets as cover, maintain segregated accounts or make margin payments when it takes positions in Financial Instruments involving obligations to third parties (that is, Financial Instruments other than purchased options). If the Portfolio were unable to close out its positions in such Financial Instruments, it might be required to continue to maintain such assets or accounts or make such payments until the position expired or matured. These requirements might impair the Portfolio's ability to sell a portfolio security or make an investment at a time when it would otherwise be favorable to do so, or require that the Portfolio sell a portfolio security at a disadvantageous time.

(5)         A Portfolio's ability to close out a position in a Financial Instrument prior to expiration or maturity depends on the existence of a liquid secondary market or, in the absence of such a market, the ability and willingness of the other party to the transaction (counterparty) to enter into a transaction closing out the position. Therefore, there is no assurance that any position can be closed out at a time and price that is favorable to the Portfolio.

Cover. Transactions using Financial Instruments, other than purchased options, expose a Portfolio to an obligation to another party. Each Portfolio will comply with SEC guidelines regarding cover for these instruments and will, if the guidelines so require, set aside cash or liquid assets in an account with its custodian in the prescribed amount as determined daily. A Portfolio will not enter into any such transactions unless it owns either (1) an offsetting (covered) position in securities, currencies or other options, futures contracts or forward contracts, or (2) cash and liquid assets with a value, marked-to-market daily, sufficient to cover its potential obligations to the extent not covered as provided in (1) above.

Assets used as cover or held in an account cannot be sold while the position in the corresponding Financial Instrument is open, unless they are replaced with other appropriate assets. As a result, the commitment of a large portion of a Portfolio's assets to cover or to segregated accounts could impede portfolio management or the Portfolio's ability to meet redemption requests or other current obligations.

Options. A call option gives the purchaser the right to buy, and obligates the writer to sell, the underlying investment at the agreed-upon price during the option period. A put option gives the purchaser the right to sell, and obligates the writer to buy, the underlying investment at the agreed-upon price during the option period. Purchasers of options pay an amount, known as a premium, to the option writer in exchange for the right under the option contract.

The purchase of call options can serve as a long hedge, and the purchase of put options can serve as a short hedge. Writing put or call options can enable a Portfolio to enhance income or yield by reason of the premiums paid by the purchasers of such options. However, if the market price of the security underlying a put option declines to less than the exercise price of the option, minus the premium received, the Portfolio would expect to suffer a loss.

Writing call options can serve as a limited short hedge, because declines in the value of the hedged investment would be offset to the extent of the premium received for writing the option. However, if the security or currency appreciates to a price higher than the exercise price of the call option, it can be expected that the option will be exercised and the Portfolio will be obligated to sell the security or currency at less than its market value. If the call option is an OTC option, the securities or other assets used as cover would be considered illiquid to the extent described under Illiquid Investments.

Writing put options can serve as a limited long hedge because increases in the value of the hedged investment would be offset to the extent of the premium received for writing the option. However, if the security or currency depreciates to a price lower than the exercise price of the put option, it can be expected that the put option will be exercised and the Portfolio will be obligated to purchase the security or currency at more than its market value. If the put option is an OTC option, the securities or other assets used as cover would be considered illiquid to the extent described under Illiquid Investments.

The value of an option position will reflect, among other things, the current market value of the underlying investment, the time remaining until expiration, the relationship of the exercise price to the market price of the underlying investment, the historical price volatility of the underlying investment and general market conditions. Options that expire unexercised have no value.

A Portfolio may effectively terminate its right or obligation under an option by entering into a closing transaction. For example, a Portfolio may terminate its obligation under a call or put option that it had written by purchasing an identical call or put option; this is known as a closing purchase transaction. Conversely, a Portfolio may terminate a position in a put or call option it had purchased by writing an identical put or call option; this is known as a closing sale transaction. Closing transactions permit a Portfolio to realize profits or limit losses on an option position prior to its exercise or expiration.

A type of put that a Portfolio may purchase is an optional delivery standby commitment, which is entered into by parties selling debt securities to the Portfolio. An optional delivery standby commitment gives a Portfolio the right to sell the security back to the seller on specified terms. This right is provided as an inducement to purchase the security.

Risks of Options on Securities. Options offer large amounts of leverage, which will result in a Portfolio's NAV being more sensitive to changes in the value of the related instrument. Each Portfolio may purchase or write both exchange-traded and OTC options. Exchange-traded options in the United States are issued by a clearing organization affiliated with the exchange on which the option is listed that, in effect, guarantees completion of every exchange-traded option transaction. In contrast, OTC options are contracts between a Portfolio and its counterparty (usually a securities dealer or a bank) with no clearing organization guarantee. Thus, when a Portfolio purchases an OTC option, it relies on the counterparty from whom it purchased the option to make or take delivery of the underlying investment upon exercise of the option. Failure by the counterparty to do so would result in the loss of any premium paid by the Portfolio as well as the loss of any expected benefit of the transaction.

A Portfolio's ability to establish and close out positions in exchange-listed options depends on the existence of a liquid market, and there can be no assurance that such a market will exist at any particular time. Closing transactions can be made for OTC options only by negotiating directly with the counterparty, or by a transaction in the secondary market if any such market exists. There can be no assurance that a Portfolio will in fact be able to close out an OTC option position at a favorable price prior to expiration. In the event of insolvency of the counterparty, the Portfolio might be unable to close out an OTC option position at any time prior to its expiration.

If a Portfolio were unable to effect a closing transaction for an option it had purchased, it would have to exercise the option to realize any profit. The inability to enter into a closing purchase transaction for a covered call option written by a Portfolio could cause material losses because the Portfolio would be unable to sell the investment used as cover for the written option until the option expires or is exercised.

Options on Indexes. Puts and calls on indexes are similar to puts and calls on securities or futures contracts except that all settlements are in cash and gain or loss depends on changes in the index in question rather than on price movements in individual securities or futures contracts. When a Portfolio writes a call on an index, it receives a premium and agrees that, prior to the expiration date, the purchaser of the call, upon exercise of the call, will receive from the Portfolio an amount of cash if the closing level of the index upon which the call is based is greater than the exercise price of the call. The amount of cash is equal to the difference between the closing price of the index and the exercise price of the call times a specified multiple (multiplier), which determines the total dollar value for each point of such difference. When a Portfolio buys a call on an index, it pays a premium and has the same rights as to such call as are indicated above. When a Portfolio buys a put on an index, it pays a premium and has the right, prior to the expiration date, to require the seller of the put, upon the Portfolio's exercise of the put, to deliver to the Portfolio an amount of cash if the closing level of the index upon which the put is based is less than the exercise price of the put, which amount of cash is determined by the multiplier, as described above for calls. When a Portfolio writes a put on an index, it receives a premium and the purchaser of the put has the right, prior to the expiration date, to require the Portfolio to deliver to it an amount of cash equal to the difference between the closing level of the index and the exercise price times the multiplier if the closing level is less than the exercise price.

Risks of Options on Indexes. The risks of investment in options on indexes may be greater than options on securities. Because index options are settled in cash, when a Portfolio writes a call on an index it cannot provide in advance for its potential settlement obligations by acquiring and holding the underlying securities. A Portfolio can offset some of the risk of writing a call index option by holding a diversified portfolio of securities similar to those on which the underlying index is based. However, the Portfolio cannot, as a practical matter, acquire and hold a portfolio containing exactly the same securities as underlie the index and, as a result, bears a risk that the value of the securities held will vary from the value of the index.

Even if a Portfolio could assemble a portfolio that exactly reproduced the composition of the underlying index, it still would not be fully covered from a risk standpoint because of the timing risk inherent in writing index options. When an index option is exercised, the amount of cash that the holder is entitled to receive is determined by the difference between the exercise price and the closing index level on the date when the option is exercised. As with other kinds of options, the Portfolio as the call writer will not learn of the assignment until the next business day at the earliest. The time lag between exercise and notice of assignment poses no risk for the writer of a covered call on a specific underlying security, such as a common stock, because there the writer's obligation is to deliver the underlying security, not to pay its value as of a fixed time in the past. So long as the writer already owns the underlying security, it can satisfy its settlement obligations by simply delivering it, and the risk that its value may have declined since the exercise date is borne by the exercising holder. In contrast, even if the writer of an index call holds securities that exactly match the composition of the underlying index, it will not be able to satisfy its assignment obligations by delivering those securities against payment of the exercise price. Instead, it will be required to pay cash in an amount based on the closing index value on the exercise date. By the time it learns that it has been assigned, the index may have declined, with a corresponding decline in the value of its portfolio. This timing risk is an inherent limitation on the ability of index call writers to cover their risk exposure by holding securities positions.

If a Portfolio has purchased an index option and exercises it before the closing index value for that day is available, it runs the risk that the level of the underlying index may subsequently change. If such a change causes the exercised option to fall out-of-the-money, the Portfolio will be required to pay the difference between the closing index value and the exercise price of the option (times the applicable multiplier) to the assigned writer.

OTC Options. Unlike exchange-traded options, which are standardized with respect to the underlying instrument, expiration date, contract size and strike price, the terms of OTC options (options not traded on an exchange) generally are established through negotiation with the other party to the option contract. While this type of arrangement allows a Portfolio great flexibility to tailor the option to its needs, OTC options generally involve greater risk than exchange-traded options, which are guaranteed by the clearing organization of the exchanges where they are traded.

Generally, OTC foreign currency options used by a Portfolio are European-style options. This means that the option is only exercisable immediately prior to its expiration. This is in contrast to American-style options, which are exercisable at any time prior to the expiration date of the option.

Futures Contracts and Options on Futures Contracts. The purchase of futures contracts or call options on futures contracts can serve as a long hedge, and the sale of futures contracts or the purchase of put options on a futures contract can serve as a short hedge. Writing call options on futures contracts can serve as a limited short hedge, using a strategy similar to that used for writing call options on securities or indexes. Similarly, writing put options on futures contracts can serve as a limited long hedge. Futures contracts and options on futures contracts can also be purchased and sold to attempt to enhance income or yield.

In addition, futures contract strategies can be used to manage the average duration of a Portfolio's fixed-income portfolio. If the Investment Manager wishes to shorten the average duration of a Portfolio's fixed-income portfolio, the Portfolio may sell a debt futures contract or a call option thereon, or purchase a put option on that futures contract. If the Investment Manager wishes to lengthen the average duration of a Portfolio's fixed-income portfolio, the Portfolio may buy a debt futures contract or a call option thereon, or sell a put option thereon.

No price is paid upon entering into a futures contract. Instead, at the inception of a futures contract the Portfolio is required to deposit initial margin in an amount generally equal to 10% or less of the contract value. Margin must also be deposited when writing a call or put option on a futures contract, in accordance with applicable exchange rules. Unlike margin in securities transactions, initial margin on futures contracts does not represent a borrowing, but rather is in the nature of a performance bond or good-faith deposit that is returned to the Portfolio at the termination of the transaction if all contractual obligations have been satisfied. Under certain circumstances, such as periods of high volatility, the Portfolio may be required by an exchange to increase the level of its initial margin payment, and initial margin requirements might be increased generally in the future by regulatory action.

Subsequent variation margin payments are made to and from the futures broker daily as the value of the futures position varies, a process known as marking-to-market. Variation margin does not involve borrowing, but rather represents a daily settlement of the Portfolio's obligations to or from a futures broker. When a Portfolio purchases an option on a futures contract, the premium paid plus transaction costs is all that is at risk. In contrast, when a Portfolio purchases or sells a futures contract or writes a call or put option thereon, it is subject to daily variation margin calls that could be substantial in the event of adverse price movements. If the Portfolio has insufficient cash to meet daily variation margin requirements, it might need to sell securities at a time when such sales are disadvantageous.

Purchasers and sellers of futures contracts and options on futures contracts can enter into offsetting closing transactions, similar to closing transactions on options, by selling or purchasing, respectively, an instrument identical to the instrument purchased or sold. Positions in futures contracts and options on futures contracts may be closed only on an exchange or board of trade that provides a secondary market. However, there can be no assurance that a liquid secondary market will exist for a particular contract at a particular time. In such event, it may not be possible to close a futures contract or options position.

Under certain circumstances, futures contracts exchanges may establish daily limits on the amount that the price of a futures contract or an option on a futures contract can vary from the previous day's settlement price; once that limit is reached, no trades may be made that day at a price beyond the limit. Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions.

If a Portfolio were unable to liquidate a futures contract or an option on a futures position due to the absence of a liquid secondary market or the imposition of price limits, it could incur substantial losses. The Portfolio would continue to be subject to market risk with respect to the position. In addition, except in the case of purchased options, the Portfolio would continue to be required to make daily variation margin payments and might be required to maintain the position being hedged by the futures contract or option or to maintain cash or liquid assets in an account.

Risks of Futures Contracts and Options Thereon. The ordinary spreads between prices in the cash and futures markets (including the options on futures market), due to differences in the natures of those markets, are subject to the following factors which may create distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions, which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of distortion, a correct forecast of general interest rate, currency exchange rate or stock market trends by the Investment Manager may still not result in a successful transaction. The Investment Manager may be incorrect in its expectations as to the extent of various interest rate, currency exchange rate or stock market movements or the time span within which the movements take place.

Index Futures. The risk of imperfect correlation between movements in the price of an index futures contract and movements in the price of the securities that are the subject of the hedge increases as the composition of a Portfolio's holdings diverges from the securities included in the applicable index. The price of the index futures contract may move more than or less than the price of the securities being hedged. If the price of the index futures contract moves less than the price of the securities that are the subject of the hedge, the hedge will not be fully effective but, if the price of the securities being hedged has moved in an unfavorable direction, the Portfolio would be in a better position than if it had not hedged at all. If the price of the securities being hedged has moved in a favorable direction, this advantage will be partially offset by the futures contract. If the price of the futures contract moves more than the price of the securities, the Portfolio will experience either a loss or a gain on the futures contract that will not be completely offset by movements in the price of the securities that are the subject of the hedge. To compensate for the imperfect correlation of movements in the price of the securities being hedged and movements in the price of the index futures contract, a Portfolio may buy or sell index futures contracts in a greater dollar amount than the dollar amount of the securities being hedged if the historical volatility of the prices of the securities being hedged is more than the historical volatility of the prices of the securities included in the index. It is also possible that, where a Portfolio has sold index futures contracts to hedge against decline in the market, the market may advance and the value of the securities held in the portfolio may decline. If this occurred, the Portfolio would lose money on the futures contract and also experience a decline in value of its portfolio securities. However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the market indexes on which the futures contracts are based.

Where index futures contracts are purchased to hedge against a possible increase in the price of securities before a Portfolio is able to invest in them in an orderly fashion, it is possible that the market may decline instead. If the Portfolio then concludes not to invest in them at that time because of concern as to possible further market decline or for other reasons, it will realize a loss on the futures contract that is not offset by a reduction in the price of the securities it had anticipated purchasing.

To the extent that a Portfolio enters into futures contracts, options on futures contracts or options on foreign currencies traded on a CFTC-regulated exchange, in each case other than for bona fide hedging purposes (as defined by the CFTC), the aggregate initial margin and premiums required to establish those positions (excluding the amount by which options are in-the-money at the time of purchase) will not exceed 5% of the liquidation value of the Portfolio's holdings, after taking into account unrealized profits and unrealized losses on any contracts the Portfolio has entered into. (In general, a call option on a futures contract is in-the-money if the value of the underlying futures contract exceeds the strike, i.e., exercise, price of the call; a put option on a futures contract is in-the-money if the value of the underlying futures contract is exceeded by the strike price of the put.) This policy does not limit to 5% the percentage of the Portfolio's total assets that are at risk in futures contracts, options on futures contracts and currency options.

Foreign Currency Hedging Strategies -- Special Considerations. Each Portfolio (other than Ivy Funds VIP Money Market) may use options and futures contracts on foreign currencies (including the euro), as described above, and forward foreign currency contracts (forward currency contracts), as described below, to attempt to hedge against movements in the values of the foreign currencies in which the Portfolio's securities are denominated or to attempt to enhance income or yield. Currency hedges can protect against price movements in a security that a Portfolio owns or intends to acquire that are attributable to changes in the value of the currency in which it is denominated. Such hedges do not, however, protect against price movements in the securities that are attributable to other causes.

A Portfolio might seek to hedge against changes in the value of a particular currency when no Financial Instruments on that currency are available or such Financial Instruments are more expensive than certain other Financial Instruments. In such cases, the Portfolio may seek to hedge against price movements in that currency by entering into transactions using Financial Instruments on another currency or a basket of currencies, the values of which the Investment Manager believes will have a high degree of positive correlation to the value of the currency being hedged. The risk that movements in the price of the Financial Instrument will not correlate perfectly with movements in the price of the currency subject to the hedging transaction is magnified when this strategy is used.

The value of Financial Instruments on foreign currencies depends on the value of the underlying currency relative to the U.S. dollar. Because foreign currency transactions occurring in the interbank market might involve substantially larger amounts than those involved in the use of such Financial Instruments, a Portfolio could be disadvantaged by having to deal in the odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Quotation information generally is representative of very large transactions in the interbank market and thus might not reflect odd-lot transactions where rates might be less favorable. The interbank market in foreign currencies is a global, round-the-clock market. To the extent the U.S. options or futures markets are closed while the markets for the underlying currencies remain open, significant price and rate movements might take place in the underlying markets that cannot be reflected in the markets for the Financial Instruments until they reopen.

Settlement of transactions involving foreign currencies might be required to take place within the country issuing the underlying currency. Thus, a Portfolio might be required to accept or make delivery of the underlying foreign currency in accordance with any U.S. or foreign regulations regarding the maintenance of foreign banking arrangements by U.S. residents and might be required to pay any fees, taxes and charges associated with such delivery assessed in the issuing country.

Forward Currency Contracts. Each Portfolio (other than Ivy Funds VIP Money Market) may enter into forward currency contracts to purchase or sell foreign currencies for a fixed amount of U.S. dollars or another foreign currency. A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (term) from the date of the forward currency contract agreed upon by the parties, at a price set at the time of the forward currency contract. These forward currency contracts are traded directly between currency traders (usually large commercial banks) and their customers.

Such transactions may serve as long hedges; for example, a Portfolio may purchase a forward currency contract to lock in the U.S. dollar price of a security denominated in a foreign currency that the Portfolio intends to acquire. Forward currency contract transactions may also serve as short hedges; for example, a Portfolio may sell a forward currency contract to lock in the U.S. dollar equivalent of the proceeds from the anticipated sale of a security or a dividend or interest payment denominated in a foreign currency.

A Portfolio may also use forward currency contracts to hedge against a decline in the value of existing investments denominated in foreign currency. For example, if the Portfolio owned securities denominated in euros, it could enter into a forward currency contract to sell euros in return for U.S. dollars to hedge against possible declines in the euro's value. Such a hedge, sometimes referred to as a position hedge, would tend to offset both positive and negative currency fluctuations, but would not offset changes in security values caused by other factors. The Portfolio could also hedge the position by selling another currency expected to perform similarly to the euro. This type of hedge, sometimes referred to as a proxy hedge, could offer advantages in terms of cost, yield or efficiency, but generally would not hedge currency exposure as effectively as a simple hedge into U.S. dollars. Proxy hedges may result in losses if the currency used to hedge does not perform similarly to the currency in which the hedged securities are denominated.

A Portfolio also may use forward currency contracts to attempt to enhance income or yield. The Portfolio could use forward currency contracts to increase its exposure to foreign currencies that the Investment Manager believes might rise in value relative to the U.S. dollar, or shift its exposure to foreign currency fluctuations from one country to another. For example, if the Portfolio owned securities denominated in a foreign currency and the Investment Manager believed that currency would decline relative to another currency, it might enter into a forward currency contract to sell an appropriate amount of the first foreign currency, with payment to be made in the second foreign currency. This is accomplished through contractual agreements to purchase or sell a specified currency at a specified future date and price set at the time of the contract. Forward currency contracts are individually negotiated and privately traded by currency traders and their customers. These forward currency contracts may involve the sale of U.S. dollars and the purchase of a foreign currency, or may be foreign cross-currency contracts involving the sale of one foreign currency and the purchase of another foreign currency; such foreign cross-currency contracts may be considered a hedging rather than a speculative strategy if the Portfolio's commitment to purchase the new (more favorable) currency is limited to the market value of the Portfolio's securities denominated in the old (less favorable) currency. Because these transactions are not entered into for hedging purposes, the Portfolio's custodian bank maintains, in a separate account of the Portfolio, liquid assets, such as cash, short-term securities and other liquid securities (marked to the market daily), having a value equal to, or greater than, any commitments to purchase currency on a forward basis. The prediction of currency movements is extremely difficult and the successful execution of a speculative strategy is highly uncertain.

The cost to a Portfolio of engaging in forward currency contracts varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because forward currency contracts are usually entered into on a principal basis, no fees or commissions are involved. When the Portfolio enters into a forward currency contract, it relies on the counterparty to make or take delivery of the underlying currency at the maturity of the contract. Failure by the counterparty to do so would result in the loss of any expected benefit of the transaction.

As is the case with futures contracts, purchasers and sellers of forward currency contracts can enter into offsetting closing transactions by selling or purchasing, respectively, an instrument identical to the instrument purchased or sold. Secondary markets generally do not exist for forward currency contracts, with the result that closing transactions generally can be made for forward currency contracts only by negotiating directly with the counterparty. Thus, there can be no assurance that the Portfolio will in fact be able to close out a forward currency contract at a favorable price prior to maturity. In addition, in the event of insolvency of the counterparty, the Portfolio might be unable to close out a forward currency contract at any time prior to maturity. In either event, the Portfolio would continue to be subject to market risk with respect to the position, and would continue to be required to maintain a position in securities denominated in the foreign currency or to maintain cash or liquid assets in an account.

The precise matching of forward currency contract amounts and the value of the securities involved generally will not be possible because the value of such securities, measured in the foreign currency, will change after the forward currency contract has been established. Thus, a Portfolio might need to purchase or sell foreign currencies in the spot (cash) market to the extent such foreign currencies are not covered by forward currency contracts. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain.

Normally, consideration of the prospect for currency parities will be incorporated into the longer term investment decisions made with regard to overall diversification strategies. However, the Investment Manager believes that it is important to have the flexibility to enter into such forward currency contracts when it determines that the best interests of the Portfolio will be served.

Successful use of forward currency contracts depends on the skill of the Investment Manager in analyzing and predicting currency values. Forward currency contracts may substantially change a Portfolio's exposure to changes in currency exchange rates and could result in losses to the Portfolio if currencies do not perform as the Investment Manager anticipates. There is no assurance that WRIMCO's or a subadvisor's use of forward currency contracts will be advantageous to a Portfolio or that the Investment Manager will hedge at an appropriate time.

Combined Positions. A Portfolio may purchase and write options in combination with each other, or in combination with futures contracts or forward contracts, to adjust the risk and return characteristics of its overall position. For example, the Portfolio may purchase a put option and write a call option on the same underlying instrument, in order to construct a combined position whose risk and return characteristics are similar to selling a futures contract. Another possible combined position would involve writing a call option at one strike price and buying a call option at a lower price, in order to reduce the risk of the written call option in the event of a substantial price increase. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

Turnover. A Portfolio's options and futures contracts activities may affect its turnover rate and brokerage commission payments. The exercise of calls or puts written by a Portfolio, and the sale or purchase of futures contracts, may cause it to sell or purchase related investments, thus increasing its turnover rate. Once a Portfolio has received an exercise notice on an option it has written, it cannot effect a closing transaction in order to terminate its obligation under the option and must deliver or receive the underlying securities at the exercise price. The exercise of puts purchased by a Portfolio may also cause the sale of related investments, also increasing turnover; although such exercise is within the Portfolio's control, holding a protective put might cause it to sell the related investments for reasons that would not exist in the absence of the put. A Portfolio will pay a brokerage commission each time it buys or sells a put or call or purchases or sells a futures contract. Such commissions may be higher than those that would apply to direct purchases or sales.

Swaps, Caps, Floors and Collars. Each Portfolio (other than Ivy Funds VIP Money Market) may enter into swaps, including caps, floors and collars, for any legal purpose consistent with its investment objective(s) and policies, including to attempt: to obtain or preserve a particular return or a spread on a particular investment or portion of its portfolio; to protect against an increase in the price of securities the Portfolio anticipates purchasing at a later date; to protect against currency fluctuations; as a duration management technique; to enhance income or capital gains; or to gain exposure to certain markets in an economical way.

A swap agreement is a derivative in the form of a bilateral financial contract under which the Portfolio and another party, normally a bank, broker-dealer or one of their affiliates, agree to make or receive payments at specified dates based on a specified "notional" amount. Examples of swap agreements include, but are not limited to, interest rate swaps, credit default swaps, foreign currency swaps, and equity, commodity, index or other total return swaps.

Swap agreements are individually negotiated and can be structured to provide exposure to a variety of different types of investments or market factors. For example, in an interest rate swap, fixed-rate payments may be exchanged for floating rate payments; in a commodity swap, U.S. dollar-denominated payments may be exchanged for payments denominated in a foreign currency; and in a total return swap, payments tied to the investment return on a particular asset, group of assets or index may be exchanged for payments that are effectively equivalent to interest payments or for payments tied to the return on another asset, group of assets, or index.

Caps, floors and collars have an effect similar to buying or writing options; they allow a purchaser to attempt to protect itself against interest rate movements exceeding specified minimum or maximum levels. The purchase of a cap entitles the purchaser to receive payments from the seller on a notional principal amount to the extent that a specified index exceeds a predetermined value. The purchase of a floor entitles the purchaser to receive payments from the seller on a notional principal amount to the extent that a specified index falls below a predetermined value. A collar combines elements of buying a floor and selling a cap.

In a total return commodity swap, a Portfolio will receive the price appreciation of a commodity index, a portion of the index, or a single commodity in exchange for payments equivalent to a floating rate of interest, or if the commodity swap is for the equivalent of one interest rate period, a fixed fee that is established at the outset of the swap. Floating rate payments are pegged to a base rate, such as LIBOR, that is periodically adjusted. Therefore, if interest rates increase over the term of the swap contract, a Portfolio may be required to pay a higher amount at each swap reset date.

A Portfolio may enter into credit default swap contracts for hedging or investment purposes. The Portfolio may either sell or buy credit protection under these contracts. The seller in a credit default swap contract is required to pay the par (or other agreed-upon) value of a referenced debt obligation to the buyer if there is an event of a default or other credit event by the issuer of that debt obligation. In return, the seller receives from the buyer a periodic stream of payments over the term of the contract or, if earlier, until the occurrence of a credit event. If the contract is terminated prior to its stated maturity, either the seller or the buyer would make a termination payment to the other in an amount approximately equal to the amount by which the value of the contract has increased in value to the recipient of the settlement payment. For example, if the contract is more valuable to the buyer (as would normally occur if the creditworthiness of the issuer of the referenced debt obligation has decreased), the seller would make a termination payment to the buyer. As the seller of credit protection, a Portfolio would effectively add leverage because, in addition to its total net assets, the Portfolio would be subject to the investment exposure of the notional amount of the swap. As the buyer, a Portfolio normally would be hedging its exposure on debt obligations that it holds.

Swap agreements may shift a Portfolio's investment exposure from one type of investment to another. For example, if the Portfolio agrees to exchange payments in U.S. dollars for payments in foreign currency, the swap agreement would tend to decrease the Portfolio's exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates. Most swap agreements provide that when the periodic payment dates for both parties are the same, payments are netted, and only the net amount is paid to the counterparty entitled to receive the net payment. Consequently, a Portfolio's current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement, based on the relative values of the positions held by each counterparty. Each Portfolio typically treats the net unrealized gain on each swap as illiquid. See Illiquid Investments.

Because swap agreements may have a leverage component, adverse changes in the value or level of the underlying asset, reference rate or index can result in gains or losses that are substantially greater than the amount invested in the swap itself. Certain swaps have the potential for unlimited loss, regardless of the size of the initial investment. The net amount of the excess, if any, of a Portfolio's obligations over its entitlements with respect to each swap will be accrued on a daily basis and an amount of cash or liquid assets having an aggregate NAV at least equal to the accrued excess will be maintained in an account with the Portfolio's custodian that satisfies the requirements of the 1940 Act. The Portfolio will also establish and maintain such account with respect to its total obligations under any swaps that are not entered into on a net basis and with respect to any caps or floors that are written by the Portfolio. WRIMCO or the subadvisor, as applicable, and each Portfolio believe that such obligations do not constitute senior securities under the 1940 Act and, accordingly, do not treat them as being subject to the Portfolio's borrowing restrictions.

The use of swap agreements entails certain risks that may be different from, or possibly greater than, the risks associated with investing directly in the referenced assets that underlie the swap agreement. Swaps are highly specialized instruments that require investment techniques and risk analyses different from those associated with stocks, bonds, and other traditional investments. The use of a swap requires an understanding not only of the referenced asset, referenced rate, or index but also of the swap itself. If the Investment Manager attempts to use a swap as a hedge against, or as a substitute for, a Portfolio's portfolio investment, the Portfolio will be exposed to the risk that the swap will have or will develop an imperfect or no correlation with the portfolio investment. This could cause significant losses for the Portfolio. While hedging strategies involving swap instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Portfolio investments.

As with other investments, swap agreements are subject to the risk that the market value of the instrument will change in a way detrimental to a Portfolio's interest. The Portfolio bears the risk that the Investment Manager will not accurately forecast future market trends or the values of assets, reference rates, indexes, or other economic factors in establishing swap positions for the Portfolio.

The use of a swap agreement also involves the risk that a loss may be sustained as a result of the insolvency or bankruptcy of the counterparty or the failure of the counterparty to make required payments or otherwise comply with the terms of the agreement. The creditworthiness of firms with which a Portfolio enters into swaps, caps, floors or collars will be monitored by the Investment Manager. If a firm's creditworthiness declines, the value of the agreement might decline, potentially resulting in losses. Changing conditions in a particular market area, such as those experienced in the subprime mortgage market over recent months, whether or not directly related to the referenced assets that underlie the swap agreement, may have an adverse impact on the creditworthiness of the counterparty. For example, the counterparty may have experienced losses as a result of its exposure to the subprime mortgage market that adversely affect its creditworthiness. If a default occurs by the other party to such transaction, the Portfolio may have contractual remedies pursuant to the agreements related to the transaction.

The swaps market is a continually evolving market and is largely unregulated. It is possible that developments in the swaps market, including potential government regulation, could adversely affect a Portfolio's ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

         Real Estate Investment Trusts

Ivy Funds VIP Real Estate Securities may invest in securities issued by real estate investment trusts (REITs). A REIT is a corporation, trust, or association that meets certain requirements of the Internal Revenue Code of 1986, as amended (the Code). The Code permits a qualifying REIT to deduct dividends it pays, thereby effectively eliminating entity-level Federal income tax for a REIT that distributes all of its taxable income and net capital gain and making the REIT a pass-through vehicle for Federal income tax purposes. To qualify for treatment as a REIT, a company must, among other things, derive at least 75% of its gross income each taxable year from real estate sources such as rents from real property, mortgage interest, and gains from sales of real estate assets and must distribute to shareholders annually 90% or more of its taxable income. Moreover, at the end of each quarter of its taxable year, at least 75% of the value of its total assets must be represented by real estate assets, cash and cash items, and U.S. government securities.

REITs are sometimes informally characterized as equity REITs, mortgage REITs, and hybrid REITs. An equity REIT invests primarily in the fee ownership or leasehold ownership of land and buildings and derives its income primarily from rental income. A mortgage REIT invests primarily in mortgages on real estate and derives its income primarily from interest payments received on credit it has granted. A hybrid REIT combines the characteristics of equity REITs and mortgage REITs. It is anticipated, although not required, that under normal circumstances, a majority of the Portfolio's investments in REITs will consist of securities issued by equity REITs.

         Repurchase Agreements

Each of the Portfolios may purchase securities subject to repurchase agreements, subject to its restriction on investment in illiquid investments. A repurchase agreement is an instrument under which a Portfolio purchases a security and the seller (normally a commercial bank or broker-dealer) agrees, at the time of purchase, that it will repurchase the security at a specified time and price. The amount by which the resale price is greater than the purchase price reflects an agreed-upon market interest rate effective for the period of the agreement. The return on the securities subject to the repurchase agreement may be more or less than the return on the repurchase agreement.

The majority of repurchase agreements in which a Portfolio will engage are overnight transactions, and the delivery pursuant to the resale typically will occur within one to five days of the purchase. The primary risk is that a Portfolio may suffer a loss if the seller fails to pay the agreed-upon amount on the delivery date and that amount is greater than the resale price of the underlying securities and other collateral held by the Portfolio. In the event of bankruptcy or other default by the seller, there may be possible delays and expenses in liquidating the underlying securities or other collateral, decline in their value or loss of interest. The return on such collateral may be more or less than that from the repurchase agreement. A Portfolio's repurchase agreements will be structured so as to fully collateralize the loans. In other words, the value of the underlying securities, which will be held by the Portfolio's custodian bank or by a third party that qualifies as a custodian under Section 17(f) of the 1940 Act, is and, during the entire term of the agreement, will remain at least equal to the value of the loan, including the accrued interest earned thereon. Repurchase agreements are entered into only with those entities approved by WRIMCO.

         Restricted Securities

Each of the Portfolios may invest in restricted securities. Restricted securities are securities that are subject to legal or contractual restrictions on resale. However, restricted securities generally can be sold in privately negotiated transactions, pursuant to an exemption from registration under the Securities Act of 1933, as amended (1933 Act), or in a registered public offering. For example, a Portfolio may purchase commercial paper that is issued in reliance on the so-called private placement exemption from registration that is afforded by Section 4(2) of the 1933 Act (Section 4(2) paper). Section 4(2) paper is normally resold to other institutional investors through or with the assistance of investment dealers who make a market in the Section 4(2) paper, thus providing liquidity. Where registration is required, a Portfolio may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time it decides to seek registration and the time the Portfolio may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, a Portfolio might obtain a less favorable price than prevailed when it decided to seek registration of the security.

There are risks associated with investments in restricted securities in that there can be no assurance of a ready market for resale. Also, the contractual restrictions on resale might prevent a Portfolio from reselling the securities at a time when such sale would be desirable. Restricted securities that are traded in foreign markets are often subject to restrictions that prohibit resale to U.S. persons or entities or permit sales only to foreign broker-dealers who agree to limit their resale to such persons or entities. The buyer of such securities must enter into an agreement that, usually for a limited period of time, it will resell such securities subject to such restrictions. Restricted securities in which a Portfolio seeks to invest need not be listed or admitted to trading on a foreign or domestic exchange and may be less liquid than listed securities. Certain restricted securities, including Rule 144A securities, may be determined to be liquid in accordance with guidelines adopted by the Board of Trustees. See Illiquid Investments.

         Short Sales Against The Box

Each of Ivy Funds VIP Energy, Ivy Funds VIP International Value, Ivy Funds VIP Micro Cap Growth, Ivy Funds VIP Mortgage Securities, Ivy Funds VIP Real Estate Securities and Ivy Funds VIP Small Cap Value may sell securities "short against the box;" provided, however, that the Portfolio's aggregate short sales prices may not, at the time of any short sale, exceed 10% of its total assets. Whereas a short sale is the sale of a security a Portfolio does not own, a short sale is "against the box" if, at all times during which the short position is open, the Portfolio owns at least an equal amount of the securities sold short or other securities convertible into or exchangeable without further consideration for securities of the same issue as the securities sold short. None of the Portfolios has any present intention to sell securities short in this fashion.

         U.S. Government Securities

U.S. government securities are high quality debt instruments issued or guaranteed as to principal or interest by the U.S. Treasury or an agency or instrumentality of the U.S. government. These securities include Treasury Bills (which mature within one year of the date they are issued), Treasury Notes (which have maturities of one to ten years) and Treasury Bonds (which generally have maturities of more than ten years). All such Treasury securities are backed by the full faith and credit of the United States.

Certain securities issued or guaranteed by U.S. government agencies or instrumentalities are backed by the full faith and credit of the U.S. government, such as securities issued by the Export-Import Bank of the United States, Farm Credit System Financial Assistance Corporation, Farmers Home Administration, Federal Housing Administration, General Services Administration, Ginnie Mae, Maritime Administration or Small Business Administration.

Other securities issued or guaranteed by U.S. government agencies or instrumentalities are not backed by the full faith and credit of the U.S. government. For example, some securities are supported by the right of the agency or instrumentality to borrow from the Treasury, such as securities issued by the Federal Home Loan Banks, Freddie Mac, Fannie Mae, or Student Loan Marketing Association, and other securities are supported only by the credit of the agency or instrumentality, such as securities issued by the Federal Farm Credit Banks Funding Corporation or Tennessee Valley Authority.

If the securities issued or guaranteed by a U.S. government agency or instrumentality are not backed by the full faith and credit of the U.S. government, there can be no assurance that the U.S. government would provide financial support to the agency or instrumentality. A Portfolio will invest in securities of agencies and instrumentalities only if the Investment Manager is satisfied that the credit risk involved is acceptable.

U.S. government securities may include mortgage-backed securities issued or guaranteed as to the payment of principal and interest by U.S. government agencies or instrumentalities, including, but not limited to, Ginnie Mae, Freddie Mac and Fannie Mae. These mortgage-backed securities include pass-through securities, participation certificates and collateralized mortgage obligations. See Mortgage-Backed and Asset-Backed Securities. Timely payment of principal and interest on Ginnie Mae pass-throughs is guaranteed by the full faith and credit of the United States. Freddie Mac and Fannie Mae are both instrumentalities of the U.S. government, but their obligations are not backed by the full faith and credit of the United States. It is possible that the availability and the marketability (that is, liquidity) of the securities discussed in this section could be adversely affected by actions of the U.S. government to tighten the availability of its credit.

         Variable or Floating Rate Instruments

Variable or floating rate instruments (including notes purchased directly from issuers) bear variable or floating interest rates and may carry rights that permit holders to demand payment of the unpaid principal balance plus accrued interest from the issuers or certain financial intermediaries on dates prior to their stated maturities. Floating rate securities have interest rates that change whenever there is a change in a designated base rate while variable rate instruments provide for a specified periodic adjustment in the interest rate. These formulas are designed to result in a market value for the instrument that approximates its par value.

         Warrants and Rights

Each Portfolio (other than Ivy Funds VIP Money Market) may invest in warrants and rights. Warrants are options to purchase equity securities at specified prices for a specific period of time. Their prices do not necessarily move parallel to the prices of the underlying securities. Rights are similar to warrants but normally have a short duration and are distributed directly by the issuer to its shareholders. Rights and warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer. Warrants and rights are highly volatile and, therefore, more susceptible to sharp declines in value than the underlying security might be. They are also generally less liquid than an investment in the underlying securities.

Warrants with Cash Extractions. Ivy Funds VIP International Value may also invest up to 5% of its total assets in warrants used in conjunction with the cash extraction method. If an investor wishes to replicate an underlying share, the investor can use the warrant with cash extraction method by purchasing warrants and holding cash. The cash component would be determined by subtracting the market price of the warrant from the underlying share price.

For example, assume one share for company "Alpha" has a current share price of $40 and issued warrants can be converted one for one share at an exercise price of $31 exercisable two years from today. Also assume that the market price of the warrant is $10 ($40 - $31 + $1) because investors are willing to pay a premium ($1) for previously stated reasons. If an investor wanted to replicate an underlying share by engaging in a warrant with cash extraction strategy, the amount of cash the investor would need to hold for every warrant would be $30 ($40 - $10 = $30). A warrant with cash extraction is, thus, simply a synthetically created quasi-convertible bond.

If an underlying share pays no or a low dividend and has an associated warrant with a market price that is low relative to its share price, a warrant with cash extraction may provide attractive cash yields and minimize capital loss risk, provided the underlying share is also considered a worthy investment. For example, assume Alpha's share is an attractive investment opportunity and its share pays no dividend. Given the information regarding Alpha provided above, also assume that short-term cash currently yields 5% per year and that the investor plans to hold the investment at least two years, barring significant near-term capital appreciation. If the share price were to fall below $30, the warrant with cash extraction strategy would yield a lower loss than the underlying share because an investor cannot lose more than the purchase cost of the warrant (capital risk minimized). The cash component for this strategy would yield $3.08 after two years (compound interest). The total value of the underlying investment would be $43.08 versus $40.00 for the non-yielding underlying share (attractive yield). Finally, it is important to note that this strategy will not be pursued if it is not economically more attractive than underlying shares.

         When-Issued and Delayed-Delivery Transactions

Subject to its investment policies and restrictions, each Portfolio may purchase securities in which it may invest on a when-issued or delayed-delivery basis or sell them on a delayed-delivery basis. In either case payment and delivery for the securities take place at a future date. The securities so purchased or sold are subject to market fluctuation; their value may be less or more when delivered than the purchase price paid or received. When purchasing securities on a when issued or delayed-delivery basis, a Portfolio assumes the rights and risks of ownership, including the risk of price and yield fluctuations. No interest accrues to the Portfolio until delivery and payment is completed. When a Portfolio makes a commitment to purchase securities on a when-issued or delayed-delivery basis, it will record the transaction and thereafter reflect the value of the securities in determining its NAV per share. When a Portfolio sells securities on a delayed-delivery basis, it does not participate in further gains or losses with respect to the securities. When a Portfolio makes a commitment to sell securities on a delayed-delivery basis, it will record the transaction and thereafter value the securities at the sale price in determining its NAV per share. If the other party to a delayed-delivery transaction fails to deliver or pay for the securities, the Portfolio could miss a favorable price or yield opportunity, or could suffer a loss.

The use of when-issued transactions and forward commitments enables a Portfolio to seek to hedge against anticipated changes in interest rates and prices. For instance, in periods of rising interest rates and falling prices, a Portfolio might sell securities in its portfolio on a forward commitment basis to limit its exposure to falling prices. In periods of falling interest rates and rising prices, a Portfolio might sell a security in its portfolio and purchase the same or a similar security on a when-issued or forward commitment basis, thereby fixing the purchase price to be paid on the settlement date at an amount below that to which the Portfolio anticipates the market price of such security to rise and, in the meantime, obtaining the benefit of investing the proceeds of the sale of its portfolio security at currently higher cash yields. Of course, the success of this strategy depends upon the ability of the Investment Manager to correctly anticipate increases and decreases in interest rates and prices of securities. If the Investment Manager anticipates a rise in interest rates and a decline in prices and, accordingly, a Portfolio sells securities on a forward commitment basis in order to hedge against falling prices, but in fact interest rates decline and prices rise, the Portfolio will have lost the opportunity to profit from the price increase. If the Investment Manager anticipates a decline in interest rates and a rise in prices and, accordingly, a Portfolio sells a security in its portfolio and purchases the same or a similar security on a when-issued or forward commitment basis in order to enjoy currently high cash yields, but in fact interest rates increase and prices fall, the Portfolio will have lost the opportunity to profit from investment of the proceeds of the sale of the security at the increased interest rates. The likely effect of this hedging strategy, whether the Investment Manager is correct or incorrect in its prediction of interest rate and price movements, is to reduce the chances of large capital gains or losses and thereby reduce the likelihood of wide variations in the Portfolio's NAV.

When-issued securities and forward commitments may be sold prior to the settlement date, but a Portfolio enters into when-issued and forward commitments only with the intention of actually receiving or delivering the securities, as the case may be. Each Portfolio may hold a when-issued security or forward commitment until the settlement date, even if the Portfolio will incur a loss upon settlement. In accordance with regulatory requirements, a Portfolio's custodian bank maintains, in a separate account of the Portfolio, liquid assets, such as cash, short-term securities and other liquid securities (marked to the market daily), having a value equal to, or greater than, any commitments to purchase securities on a when-issued or forward commitment basis and, with respect to forward commitments to sell portfolio securities of the Portfolio, the portfolio securities themselves. If a Portfolio, however, chooses to dispose of the right to acquire a when-issued security prior to its acquisition or dispose of its right to deliver or receive against a forward commitment, it can incur a gain or loss.

Mortgage Securities Portfolio may also enter into such transactions to generate incremental income. In some instances, the third-party seller of when-issued or forward commitment securities may determine prior to the settlement date that it will be unable or unwilling to meet its existing transaction commitments without borrowing securities. If advantageous from a yield perspective, the Portfolio may, in that event, agree to resell its purchase commitment to the third-party seller at the current market price on the date of sale and concurrently enter into another purchase commitment for such securities at a later date. As an inducement for a Portfolio to "roll over" its purchase commitment, the Portfolio may receive a negotiated fee. These transactions, referred to as "mortgage dollar rolls," are entered into without the intention of actually acquiring securities. For a description of mortgage dollar rolls and the Portfolios that may invest in such transactions, see Mortgage Dollar Rolls.

The purchase of securities on a when-issued or forward commitment basis exposes a Portfolio to risk because the securities may decrease in value prior to their delivery. Purchasing securities on a when-issued or forward commitment basis involves the additional risk that the return available in the market when the delivery takes place will be higher than that obtained in the transaction itself. A Portfolio's purchase of securities on a when-issued or forward commitment basis while remaining substantially fully invested increases the amount of the Portfolio's assets that are subject to market risk to an amount that is greater than the Portfolio's net asset value, which could result in increased volatility of the price of the Portfolio's shares. No more than 30% of the value of Mortgage Securities Portfolio's total assets will be committed to when-issued or forward commitment transactions, and of such 30%, no more than two-thirds (that is, 20% of its total assets) may be invested in mortgage dollar rolls.

         Zero Coupon Securities

Zero coupon securities are debt obligations that do not entitle the holder to any periodic payment of interest prior to maturity or do not specify a future date when the securities begin to pay current interest; instead, they are sold at a deep discount from their face value (that is, with original issue discount (OID)) and are redeemed at face value when they mature. Because zero coupon securities do not pay current income, their prices can be very volatile when interest rates change and generally are subject to greater price fluctuations in response to changing interest rates than prices of comparable debt obligations that make current distributions of interest in cash.

A Portfolio may invest in zero coupon securities that are stripped U.S. Treasury notes and bonds, zero coupon bonds of corporate or municipal issuers and other securities that are issued with OID. The Federal tax law requires that a holder of a security with OID accrue as income (take into account, in the case of OID on municipal securities) each year a ratable portion of the OID on the security, even though the holder may receive no interest payment on the security during the year. Accordingly, although a Portfolio generally will receive no payments on its zero coupon securities prior to their maturity or disposition, it will have current income attributable to those securities that will be includable in the dividends it pays to its shareholders. See Taxation of the Portfolios. A Portfolio will pay those dividends from its cash assets or by liquidation of portfolio securities, if necessary, at a time when it otherwise might not have done so. A Portfolio may realize capital gains or losses from those sales, which would increase or decrease its taxable income and/or net capital gains.

A broker-dealer creates a derivative zero coupon security by separating the interest and principal components of a U.S. Treasury security and selling them as two individual securities. CATS (Certificates of Accrual on Treasury Securities), TIGRs (Treasury Investment Growth Receipts), and TRs (Treasury Receipts) are examples of derivative zeros.

The Federal Reserve Bank creates STRIPS (Separate Trading of Registered Interest and Principal of Securities) by separating the interest and principal components of an outstanding U.S. Treasury security and selling them as individual securities. Bonds issued by the Resolution Funding Corporation (REFCORP) and the Financing Corporation (FICO) can also be separated in this fashion. Original issue zeros are zero coupon securities originally issued by the U.S. government, a government agency, or a corporation in zero coupon form.

Investment Restrictions

Certain of the Portfolios' investment restrictions are described in this SAI. Each of the Portfolios is "diversified" as defined in the 1940 Act. This means that at least 75% of the value of the Portfolio's total assets is represented by cash and cash items (including receivables), U.S. government securities, securities of other investment companies, and securities of other issuers, which for purposes of this calculation, are limited in respect to any one issuer to an amount not greater in value than 5% of the Portfolio's total assets and to not more than 10% of the outstanding voting securities of such issuer.

         Fundamental Investment Restrictions

The following, set forth in their entirety, are each Portfolio's fundamental investment restrictions, which cannot be changed without shareholder approval for the affected Portfolio. For this purpose, shareholder approval for a Portfolio means the approval, at a meeting of the Portfolio's shareholders, by the vote of the lesser of (1) 67% or more of the Portfolio's voting securities present at the meeting, if more than 50% of the Portfolio's outstanding voting securities are present in person or by proxy or (2) more than 50% of the Portfolio's outstanding voting securities.

1.	The Portfolio may not borrow money, except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.

2.	The Portfolio may not issue senior securities, except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.

3.

The Portfolio may not engage in the business of underwriting securities except to the extent that the Fund may be considered an underwriter within the meaning of the Securities Act of 1933 in the acquisition, disposition or resale of its portfolio securities or in connection with investments in other investment companies, or to the extent otherwise permitted under the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.

4.	For each Portfolio except Ivy Funds VIP Energy, Ivy Funds VIP Mortgage Securities, Ivy Funds VIP Real Estate Securities, Ivy Funds VIP Science and Technology and Ivy Funds VIP Money Market:

The Portfolio may not purchase the securities of any issuer (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities), securities of other investment companies and tax-exempt securities or such other securities as may be excluded for this purpose under the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief) if, as a result, such purchase would result in the concentration (as that term may be defined in the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief) of its total assets in securities of issuers in any one industry.

For Ivy Funds VIP Energy:
Under normal market conditions, Ivy Funds VIP Energy will concentrate its investments in the energy industry.

For Ivy Funds VIP Mortgage Securities:
Under normal market conditions, Ivy Funds VIP Mortgage Securities will concentrate its investments in the mortgage and mortgage-finance industry.

For Ivy Funds VIP Real Estate Securities:
Under normal market conditions, Ivy Funds VIP Real Estate Securities will concentrate its investments in the real estate or real estate-related industry.

For Ivy Funds VIP Science and Technology:

Under normal market conditions, Ivy Funds VIP Science and Technology will concentrate its investments in securities of science and technology companies or companies that benefit from the application of science and/or technology.

For Ivy Funds VIP Money Market:

Under normal market conditions, Ivy Funds VIP Money Market will not make any investment if, as a result, the Portfolio's investments will be concentrated in any one industry, except that the Portfolio may invest without limit in obligations issued by banks.

5.	The Portfolio may not purchase or sell real estate, except to the extent permitted under the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.

6.

The Portfolio may not purchase or sell commodities, contracts relating to commodities or options on contracts relating to commodities except to the extent permitted under the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief. This policy shall not prevent the Portfolio from purchasing or selling foreign currency or purchasing, selling or entering into futures contracts, options, forward contracts, swaps, caps, floors, collars and other financial instruments as currently exist or may in the future be developed.

7.	The Portfolio may make loans to the extent permitted under the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.

         Non-Fundamental Investment Restrictions

The following investment restrictions are not fundamental (that is, they are operating policies) and may be changed as to a Portfolio by the Trust's Board of Trustees without approval of the shareholders of the Portfolio.

1.         "Name Rule" investments:

During normal market conditions, at least 80% of:

  Ivy Funds VIP Bond's net assets will be invested in bonds.
  Ivy Funds VIP Core Equity's net assets will be invested in equity securities.
  Ivy Funds VIP Dividend Opportunities' net assets will be invested in dividend-paying equity securities.
  Ivy Funds VIP Global Natural Resources' net assets will be invested in equity securities (including common stock, preferred stock and securities convertible into common stock) of companies of any size throughout the world that own, explore or develop natural resources and other basic commodities or supply goods and services to such companies.
  Ivy Funds VIP International Growth's net assets will be invested in foreign securities. Ivy Funds VIP International Growth may not purchase a foreign security if, as a result of such purchase, more than 75% of its total assets would be invested in issuers of that foreign country. Ivy Funds VIP International Growth currently intends to have at least 65% of its total assets invested in issuers of at least three different foreign countries.
  Ivy Funds VIP International Value's net assets will be invested in foreign securities and at least 65% of its total assets will be invested in at least three different countries outside the United States. The Portfolio may not purchase a foreign security if, as a result, more than 75% of its total assets would be invested in issuers of any one foreign country.
  Ivy Funds VIP Micro Cap Growth's net assets will be invested in the equity securities of micro cap companies. For purposes of this restriction, a micro cap company is typically a company with a market capitalization below $1 billion.
  Ivy Funds VIP Mid Cap Growth's net assets will be invested in mid-cap growth stocks, which are stocks of companies whose market capitalizations range between $1 billion and $18 billion.
  Ivy Funds VIP Mortgage Securities' net assets will be invested in the mortgage and mortgage-related industry.
  Ivy Funds VIP Real Estate Securities' net assets will be invested in the real estate or real estate-related industry.
  Ivy Funds VIP Science and Technology's net assets will be invested in securities of science or technology companies or companies benefited by the application of scientific or technological discoveries.
  Each of Ivy Funds VIP Small Cap Growth's and Ivy Funds VIP Small Cap Value's net assets will be invested in small cap companies. For purposes of this restriction, a small cap company is typically a company with a market capitalization below $3.5 billion.
  Ivy Funds VIP Energy's net assets will be invested in securities of companies within the energy sector, which includes all aspects of the energy industry, including exploration, discovery, production, distribution or infrastructure of energy and/or alternative energy sources.

The Portfolio will notify its shareholders with written notice at least 60 days prior to a change in the 80% investment policy.

2.         Investment in other investment companies:

Each Portfolio other than Ivy Funds VIP Money Market may buy shares of other investment companies only to the extent permitted under the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief, except that a Portfolio in which a Pathfinder Portfolio invests may not acquire any securities of registered open-end investment companies or unit investment trusts in reliance on Section 12(d)(1)(F) or (G) of the 1940 Act.

3.         Investment in illiquid securities:

Each Portfolio (except Ivy Funds VIP Money Market) may not purchase a security if, as a result, more than 15% of its net assets would consist of illiquid investments.

Ivy Funds VIP Money Market may not purchase a security if, as a result, more than 10% of its net assets would consist of illiquid investments.

4.         Investment in debt securities:

Each of Ivy Funds VIP Balanced, Ivy Funds VIP Growth, Ivy Funds VIP Core Equity, Ivy Funds VIP International Growth, Ivy Funds VIP Science and Technology, Ivy Funds VIP Small Cap Growth and Ivy Funds VIP Value does not currently intend to invest in non-investment grade debt securities if, as a result of such investment, more than 5% of its total assets would consist of such investments. Ivy Funds VIP Asset Strategy may not invest more than 35% of its total assets in non-investment grade debt securities. Ivy Funds VIP Bond may not invest more than 20% of its total assets in non-investment grade debt securities.

Ivy Funds VIP International Value does not currently intend to invest more than 5% of its net assets in securities (including convertible securities) rated at least BBB by S&P or Baa by Moody's and may not invest in securities below those ratings.

Each of Ivy Funds VIP Micro Cap Growth and Ivy Funds VIP Small Cap Value does not currently intend to invest more than 10% of its net assets in debt securities (including convertible securities) rated at least B- by S&P or B3 by Moody's and may not invest in securities below those ratings.

Each of Ivy Funds VIP Dividend Opportunities, Ivy Funds VIP Energy, Ivy Funds VIP Mortgage Securities and Ivy Funds VIP Real Estate Securities does not currently intend to invest in non-investment grade debt securities if, as a result, more than 10% of its total assets would consist of such investments.

Ivy Funds VIP Mortgage Securities may not invest more than 35% of its total assets in securities rated BBB or below by S&P or Baa or below by Moody's.

Each of Ivy Funds VIP Mortgage Securities and Ivy Funds VIP Real Estate Securities may hold an additional 5% of its net assets in securities down-graded subsequent to purchase where such down-graded securities would not otherwise be eligible for purchase by the Portfolio.

5.         Investment in foreign securities:

Each of Ivy Funds VIP Asset Strategy and Ivy Funds VIP Energy may invest up to 100% of its total assets in foreign securities.

Ivy Funds VIP Balanced may purchase an unlimited amount of foreign securities; however, the Portfolio intends to have less than 10% of its total assets invested in foreign securities.

Each of Ivy Funds VIP Bond, Ivy Funds VIP Growth, Ivy Funds VIP High Income, Ivy Funds VIP Core Equity, Ivy Funds VIP Science and Technology and Ivy Funds VIP Small Cap Growth may not invest more than 20% of its total assets in foreign securities.

Ivy Funds VIP Value may not invest more than 25% of its total assets in foreign securities.

Each of Ivy Funds VIP Dividend Opportunities and Ivy Funds VIP Mid Cap Growth does not intend to invest more than 25% of its total assets in foreign securities.

Each of Ivy Funds VIP Mortgage Securities and Ivy Funds VIP Real Estate Securities does not intend to invest more than 10% of its total assets in securities of foreign issuers.

Each of Ivy Funds VIP Micro Cap Growth and Ivy Funds VIP Small Cap Value currently intends to limit its investments in foreign securities that are not traded in the U.S., under normal market conditions, to no more than 10% of its total assets; for this purpose, ADRs are not considered foreign securities.

Ivy Funds VIP International Value will, under normal market conditions, invest at least 65% of its total assets in at least three different countries outside the U.S.

6.         Investment in Financial Instruments:

Each Portfolio may invest in Financial Instruments if it is permitted to invest in the type of asset by which the return on, or value of, the Financial Instrument is measured.

To the extent that a Portfolio enters into futures contracts, options on futures contracts or options on foreign currencies traded on a CFTC-regulated exchange, in each case other than for bona fide hedging purposes (as defined by the CFTC), the aggregate initial margin and premiums required to establish those positions (excluding the amount by which options are in-the-money at the time of purchase) will not exceed 5% of the liquidation value of the Portfolio, after taking into account unrealized profits and unrealized losses on any contracts the Portfolio has entered into. (In general, a call option on a futures contract is in-the-money if the value of the underlying futures contract is exceeded by the strike price of the put.) This policy does not limit to 5% the percentage of a Portfolio's total assets that are at risk in futures contracts, options on futures contracts and currency options.

Further Non-fundamental Restrictions:

Except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief, a Portfolio may not with respect to 75% of the Portfolio's total assets, purchase the securities of any issuer (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities, and securities of other investment companies) if, as a result, (a) more than 5% of the Portfolio's total assets would be invested in the securities of that issuer, or (b) the Portfolio would hold more than 10% of the outstanding voting securities of that issuer.

At least 25% of Ivy Funds VIP Balanced's total assets will be invested during normal market conditions in fixed-income senior securities.

Ivy Funds VIP Money Market may not purchase the securities of any one issuer (other than U.S. government securities) if, as a result of such purchase, more than 5% of its total assets would be invested in the securities of any one issuer, as determined in accordance with Rule 2a-7; provided, however, the Portfolio may invest up to 25% of its total assets in first tier securities of a single issuer for a period of up to 3 business days after the purchase. The Portfolio may rely on this exception only as to one issuer at a time. Ivy Funds VIP Money Market may not invest more than 5% of its total assets in securities rated in the second highest rating category by the requisite rating organization(s) or comparable unrated securities, with investments in such securities of any one issuer (except U.S. government securities) limited to the greater of 1% of the Portfolio's total assets or $1,000,000, as determined in accordance with Rule 2a-7.

Ivy Funds VIP High Income may not purchase a common stock if, as a result, more than 20% of its total assets would be invested in common stocks. This 20% limit includes common stocks acquired on conversion of convertible securities, on exercise of warrants or call options or in any other voluntary manner. The Portfolio does not currently intend to invest more than 10% of its total assets in non-dividend paying common stocks.

Subject to the diversification requirements of Rule 2a-7, Ivy Funds VIP Money Market may invest up to 10% of its total assets in Canadian government obligations. Ivy Funds VIP Money Market may not invest more than 25% of its total assets in a combination of foreign obligations and instruments.

Ivy Funds VIP Asset Strategy does not currently intend to lend assets other than securities to other parties, except by acquiring loans, loan participations, or other forms of direct debt instruments. This limitation does not apply to purchases of debt securities or to repurchase agreements.

Ivy Funds VIP Asset Strategy does not currently intend to invest in oil, gas, or other mineral exploration or development programs or leases.

Ivy Funds VIP Money Market will not invest in any security whose interest rate or principal amount to be repaid, or timing of payments, varies or floats with the value of a foreign currency, the rate of interest payable on foreign currency borrowings, or with any interest rate or index expressed in a currency other than U.S. dollars.

Ivy Funds VIP International Value may also invest up to 5% of its total assets in warrants used in conjunction with the cash extraction method.

Each of Ivy Funds VIP International Value, Ivy Funds VIP Micro Cap Growth and Ivy Funds VIP Small Cap Value currently does not intend to invest in oil, gas, or other mineral exploration or development programs or leases.

The total market value of securities against which Ivy Funds VIP International Value may write, call or put options will not exceed 20% of the Portfolio's total assets. In addition, the Portfolio will not commit more than 5% of its total assets to premiums when purchasing put or call options.

Ivy Funds VIP Mortgage Securities will not purchase a Z bond if the Portfolio's aggregate investment in Z bonds which are then still in their accrual periods would exceed 20% of the Portfolio's total assets (Z bonds which have begun to receive cash payments are not included for purposes of this 20% limitation).

Each of Ivy Funds VIP Mortgage Securities and Ivy Funds VIP Real Estate Securities may invest up to 10% of the value of its net assets directly in mortgages securing residential or commercial real estate (that is, the Portfolio becomes the mortgagee).

No more than 30% of the value of each of Ivy Funds VIP Mortgage Securities and Ivy Funds VIP Real Estate Securities' total assets will be committed to when-issued or forward commitment transactions, and of such 30%, no more than two-thirds (that is, 20% of its total assets) may be invested in mortgage dollar rolls.

Under normal market conditions, Ivy Funds VIP Mortgage Securities may invest up to 20% of its net assets in cash or cash items. Under normal market conditions, Ivy Funds VIP Real Estate Securities may invest approximately 5% of its net assets in cash or cash items.

Non-fundamental investment restrictions for each of Ivy Funds VIP Pathfinder Aggressive, Ivy Funds VIP Pathfinder Moderately Aggressive, Ivy Funds VIP Pathfinder Moderate, Ivy Funds VIP Pathfinder Moderately Conservative, and Ivy Funds VIP Pathfinder Conservative:

  Each Pathfinder Portfolio may not purchase portfolio securities while borrowings in excess of 5% of its total assets are outstanding.

  Each Pathfinder Portfolio may not purchase, sell or enter into financial options and futures contracts, forward and spot currency contracts, swap transactions and other financial contracts or derivative instruments.

Notwithstanding the foregoing investment limitations, each of the Pathfinder Portfolios may invest in Underlying Funds that have adopted investment limitations that may be more or less restrictive than those listed above for the Pathfinder Portfolios. Therefore, the Pathfinder Portfolios may engage indirectly in investment strategies that are prohibited under the investment limitations listed above.

In accordance with each Pathfinder Portfolio's investment program as set forth in the Prospectus, a Pathfinder Portfolio may invest more than 25% of its net assets in any one Underlying Fund. However, each Underlying Fund in which a Pathfinder Portfolio may invest (other than Ivy Funds VIP Mortgage Securities and Ivy Funds VIP Real Estate Securities) will not invest more than 25% of its total assets in any one industry.

All Portfolios. An investment policy or limitation that states a maximum percentage of a Portfolio's assets that may be so invested or prescribes quality standards is typically applied immediately after, and based on, the Portfolio's acquisition of an asset. Accordingly, a subsequent change in the asset's value, net assets, or other circumstances will not be considered when determining whether the investment complies with the Portfolio's investment policies and limitations, except that Ivy Funds VIP International Value may not hold more than 5% of its net assets in securities that have been downgraded subsequent to purchase where such securities are not otherwise eligible for purchase by the Portfolio. (This is in addition to securities Ivy Funds VIP International Value may purchase under its other investment policies).

Portfolio Turnover

A Portfolio turnover rate is, in general, the percentage computed by taking the lesser of purchases or sales of portfolio securities for a year and dividing it by the monthly average of the market value of such securities during the year, excluding certain short-term securities. A portfolio turnover rate of 100% would mean that the Portfolio had sold and purchased securities valued at 100% of its net assets within a one-year period. A Portfolio's turnover rate may vary greatly from year to year as well as within a particular year and may be affected by cash requirements for the redemption of its shares.

The portfolio turnover rates for the fiscal years ended December 31, 2008 and December 31, 2007 for each of the Portfolios then in existence were as follows:

	2008 -----	2007 -----
Ivy Funds VIP Asset Strategy	190%	98%
Ivy Funds VIP Balanced	19%	8%
Ivy Funds VIP Bond	29%	42%
Ivy Funds VIP Core Equity	105%	83%
Ivy Funds VIP Dividend Opportunities	35%	17%
Ivy Funds VIP Energy	10%	13%
Ivy Funds VIP Global Natural Resources	206%	122%
Ivy Funds VIP Growth	53%	42%
Ivy Funds VIP High Income	37%	74%
Ivy Funds VIP International Growth	96%	95%
Ivy Funds VIP International Value	20%	23%
Ivy Funds VIP Micro Cap Growth	60%	57%
Ivy Funds VIP Mid Cap Growth	46%	31%
Ivy Funds VIP Money Market	NA	NA
Ivy Funds VIP Mortgage Securities	288%	138%
Ivy Funds VIP Real Estate Securities	45%	50%
Ivy Funds VIP Science and Technology	62%	73%
Ivy Funds VIP Small Cap Growth	82%	101%
Ivy Funds VIP Small Cap Value	110%	122%
Ivy Funds VIP Value	48%	51%
Ivy Funds VIP Pathfinder Aggressive	3%	---
Ivy Funds VIP Pathfinder Moderately Aggressive	0%	---
Ivy Funds VIP Pathfinder Moderate	0%	---
Ivy Funds VIP Pathfinder Moderately Conservative	0%	---
Ivy Funds VIP Pathfinder Conservative	2%	---

The high rates of turnover for both Ivy Funds VIP Asset Strategy and Ivy Funds VIP Core Equity are each attributed to style of portfolio management by their respective portfolio managers. The high rate of turnover for Ivy Funds VIP Global Natural Resources is due to the number of repositionings of the Portfolio as a result of the unprecedented volatility in 2008; it was a direct result of deflation shock and early recovery requiring more rapid portfolio repositioning, rather than as a result of a change in management approach. The high turnover rate of Ivy Funds VIP Mortgage Securities is due to the increase in exposure to pass-throughs in an attempt to reduce the Portfolio's volatility.

In general, a high turnover rate will increase transaction costs and commission costs that will be paid by the Portfolio. Because short-term securities are generally excluded from computation of the turnover rate, a rate is not computed for Ivy Funds VIP Money Market.

Disclosure of Portfolio Holdings

The Trust has adopted policies and procedures intended to prevent unauthorized disclosure of Portfolio holdings information (collectively, Disclosure Policy). The Disclosure Policy permits disclosure of non-public portfolio holdings to selected parties only when the Trust has legitimate business purposes for doing so and the recipients are subject to a duty of confidentiality, including a duty not to trade on the non-public information.

         Publicly Available Portfolio Holdings

A Portfolio's portfolio holdings are publicly available: (1) at the time such information is filed with the SEC in a publicly available filing; or (2) the day next following the day such information is posted on the Waddell & Reed website. This information may be a Portfolio's complete portfolio holdings disclosed in the Portfolio's semi-annual or annual reports and filed with the SEC on Form N-CSR or in the Trust's first and third quarter reports and filed with the SEC on Form N-Q. This information may also be a partial listing, such as the Portfolio's top ten portfolio holdings posted on the Waddell & Reed website (approximately 30 days after quarter-end).

         Non-Public Portfolio Holdings

The Disclosure Policy allows the disclosure of a Portfolio's non-public portfolio holdings for the Portfolio's legitimate business purposes, subject to certain conditions, to: (1) certain service providers; (2) rating and ranking organizations; and (3) certain other recipients.

The Trust's Treasurer or his designee may provide a Portfolio's non-public portfolio holdings to a rating and ranking organization (for example, Lipper, Morningstar, etc.) for the purpose of the ranking organization developing a rating for the Portfolio.

A service provider or other third party that receives information about the Portfolio's non-public portfolio holdings where necessary to enable the provider to perform its contractual services for the Portfolio (for example, a person that performs account maintenance and record keeping services) may receive non-public portfolio holdings on the condition that the non-public portfolio holdings will be used solely for the purpose of servicing the Portfolio and subject to an agreement requiring confidentiality.

A Portfolio's partial or complete portfolio holdings may be disclosed as frequently as monthly, to certain other persons (recipients), including broker/dealers, current and prospective shareholders of the Portfolio's and current and prospective clients of WRIMCO (or its affiliate), provided that:

  The recipient requests such information from WRIMCO (or its affiliate);
  The individual receiving the request, in conjunction with the Portfolio's CCO, determines that the Portfolio has a legitimate business purpose for disclosing non-public portfolio holdings information to the recipient;
  The individual receiving the request obtains prior approval from the Legal Department;
  The recipient signs a confidentiality agreement that provides that the non-public portfolio holdings: (a) will be kept confidential; (b) may not be used to trade in any such portfolio holding that has not been made publicly available nor to purchase or redeem shares of the Portfolio or any other fund managed by WRIMCO or its affiliate holding such security; and (c) may not be disseminated or used for any purpose other than the purpose referenced in the confidentiality agreement; and
  No compensation is received by the Trust, WRIMCO or any other party in connection with the disclosure of information about portfolio securities.

The Disclosure Policy provides that attribution reports containing only sector and/or industry breakdown for the Portfolio can be released without a confidentiality agreement and without regard to any time constraints.

In determining whether there is a legitimate business purpose for making disclosure of a Portfolio's non-public portfolio holdings information, the Portfolio's CCO will typically consider whether the disclosure is in the best interests of the Portfolio's shareholders and whether any conflict of interest exists between the shareholders and the Portfolio or Waddell & Reed or its affiliates. As part of the annual review of the Trust's compliance policies and procedures, the Portfolios' CCO will report to the Board of Trustees regarding the operation and effectiveness of the Disclosure Policy, including as to any changes to the Disclosure Policy that have been made or recommendations for future changes to the Disclosure Policy.

The following is a list of those entities with which there is currently an ongoing arrangement to make available non-public information about the Portfolios' portfolio securities holdings.

Custodian, Auditors and Service Providers
UMB Bank, n.a.
Citigroup Global Transaction Services
Deloitte & Touche LLP
Waddell & Reed Investment Management Company
Waddell & Reed Services Company
Waddell & Reed, Inc.
K&L Gates LLP
Financial Times Interactive Data

Pursuant to a custodian contract, the Trust has selected UMB Bank, n.a. as custodian for each Portfolio's securities and cash. As custodian, UMB Bank, n.a. maintains all records relating to a Portfolio's activities and supplies the Portfolio with a daily tabulation of the securities it owns and that are held by the custodian. Each Portfolio's subcustodian, Citibank, N.A., serves a similar function for foreign securities.

Rating, Ranking and Research entities
Bloomberg
Ibbotson
Informa Investment Solutions
Institutional Shareholder Services
Lipper
Morningstar
Standard & Poor's
Thompson Financial
Vestek
Vickers
Wiesenberger

A Portfolio may send its complete portfolio holdings information to one or more of the rating, ranking and /or research entities listed above for the purpose of having such entity develop a rating, ranking or specific research product for the Portfolio.

Brokerage and Brokerage-related information entities
Advest, Inc.
American Technology Research
Bank of America Securities, LLC
Bank of Oklahoma
Barclays
BB & T Capital Markets
Belle Haven Investments, L.P.
Bergen Capital, Inc.
BMO Capital Markets
BOSC, Inc.
Broadpoint Securities
Canaccord Adams
Caris and Company
Citigroup Global Markets, Inc.
Commerce Bank
Cowen & Company
Crews & Associates, Inc.
CRT Capital Group, LLC
Credit Suisse Securities, LLC
D.A. Davidson
Deutsche Bank Securities, Inc.
Duncan Williams, Inc.
Empirical Research Partners, LLC
Fidelity Capital Markets
Fifth Third Securities, Inc.
First Albany Capital, Inc.
First Analysis Securities Corp.
Friedman, Billings, Ramsey & Co.
FTN Financial Capital Markets
George K. Baum & Company
Grigsby & Associates
GMS Group, LLC
Goldman Sachs & Co.
Hanifen, Imhoff, Inc.
Herbert J. Sims & Co.
Hibernia Southcoast Capital, Inc.
Jefferies & Company
JMP Securities
JP Morgan Securities, Inc.
LaSalle Financial Services
Lebenthal & Co. LLC
Loop Capital Markets
Merrill Lynch Pierce Fenner & Smith
Mesirow Financial, Inc.
Morgan Keegan & Co., Inc.
Morgan Stanley & Co., Inc.
M.R. Beal and Co.
Off The Record Research
Pacific Crest
Piper Jaffray & Co.
Prudential Equity Group
Raymond James & Associates, Inc.
RBC Dain Rauscher, Inc.
Robert W. Baird & Co., Inc.
Roth Capital Partners
Sanford C. Bernstein
Seattle Northwest Securities
Selector Management
Shepherd Kaplan, LLC
Sidoti & Company, LLC
SMA Capital
Soliel Securities
Southwest Securities, Inc.
Spartan Securities
Stifel, Nicolaus & Co.
Stone & Youngblood
Think Equity Partners
Thomas Weisel Partners
UBS Investment Bank
W.H. Mell Associates, Inc.
Wachovia Securities, LLC
Wedbush Morgan Securities
Wells Fargo
William Blair & Co.
(B.C.) Ziegler & Company

Each Portfolio may send its complete portfolio holdings information to one or more of the brokerage and/or research firms listed above for the purpose of having such entity provide specific research and security-related information to the Portfolio. No compensation is received by the Trust, WRIMCO or its affiliates and portfolio holdings information will only be provided for legitimate business purposes.

Consultants
Bidart & Ross
Callan Associates
Calvin Associates
Hammond Associates
FIS Group
Lowery Asset Consulting
Marco Consulting
PCA Retirement & Benefits
Peak Financial Management
PFM Advisors
R.V. Kuhns & Associates
Rogerscasey
Rust Consulting
TFC Financial Management
Watson Wyatt Consulting
Wilshire Associates

Each Portfolio may send its complete portfolio holdings information to one or more of the consultants listed above for the purpose of reviewing and recommending the Portfolios as possible investments for their clientele.

The Trust may, in the future, modify or terminate any or all of these arrangements and/or enter into additional arrangements of this nature.

MANAGEMENT OF THE TRUST

Trustees and Officers

The Trust is governed by its Board of Trustees (Board). Board members who are not "interested persons" of the Portfolios as defined in Section 2(a)(19) of the 1940 Act (Disinterested Trustees) constitute at least 75% of the Board. The Waddell & Reed Fund Complex (Fund Complex) is comprised of the Advisors Fund Complex and the Ivy Family of Funds. The Advisors Fund Complex is comprised of each of the Portfolios of the Trust (25 portfolios) and each of the funds within Waddell & Reed Advisors Funds (21 portfolios) and Waddell & Reed InvestEd Portfolios (formerly, Waddell & Reed InvestEd Portfolios, Inc.) (3 portfolios). The Ivy Family of Funds is comprised of each of the funds in Ivy Funds, Inc. (12 portfolios) and Ivy Funds, a Massachusetts business trust (18 portfolios).

Following is a list of the members of the Board and the principal officers of the Trust. The Board oversees the operations of the Trust, and is responsible for the overall management and supervision of the affairs of the Trust in accordance with the laws of the State of Delaware. Each of the Trustees also serves as a trustee of each of the other trusts in the Advisors Fund Complex. Jarold W. Boettcher, Joseph Harroz, Jr., Henry J. Herrmann and Eleanor B. Schwartz also serve as directors or trustees of each of the funds in the Ivy Family of Funds.

David P. Gardner serves as Independent Chair of the Board and of the boards of trustees of the other trusts in the Advisors Fund Complex.

Subject to the Trustee Emeritus and Retirement Policy, a Trustee serves until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. The Board appoints officers and delegates to them the management of the day-to-day operations of the Trust, based on policies reviewed and approved by the Board, with general oversight by the Board.

         Disinterested Trustees

The following table provides information regarding each Disinterested Trustee.

NAME, ADDRESS AND YEAR OF BIRTH	POSITION HELD WITH THE TRUST AND FUND COMPLEX	TRUSTEE SINCE*	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF FUNDS IN FUND COMPLEX OVERSEEN	OTHER DIRECTORSHIPS HELD
Jarold W. Boettcher 6300 Lamar Avenue Overland Park, KS 66202 1940	Trustee	Fund: 2007 Fund Complex: 2003	President of Boettcher Enterprises, Inc. (agriculture products and services) (1979 to present), Boettcher Supply, Inc. (electrical and plumbing supplies distributor) (1979 to present), Boettcher Aerial, Inc. (Aerial Ag Applicator) (1983 to present); Member of Kansas Board of Regents (2007 to present)	79	Director of Guaranty State Bank & Trust Co. (financial services); Director of Guaranty, Inc. (financial services); Director, Ivy Funds, Inc.; Trustee, Ivy Funds (30 portfolios overseen)
James M. Concannon 6300 Lamar Avenue Overland Park, KS 66202 1947	Trustee	Fund: 1997 Fund Complex: 1997	Professor of Law, Washburn School of Law (1973 to present)	49	Director, Kansas Legal Services for Prisoners, Inc.
John A. Dillingham 6300 Lamar Avenue Overland Park, KS 66202 1939	Trustee	Fund: 1997 Fund Complex: 1997	President and Director, JoDill Corp. (1997 to present) and Dillingham Enterprises, Inc. (1997 to present), both farming enterprises	49

Advisory Director, UMB Northland Board (financial services); former President, Liberty Memorial Association (WW1 National Museum) (2005-2007); Director, Northland Betterment Commission (community service)

David P. Gardner 6300 Lamar Avenue Overland Park, KS 66202 1933	Trustee Independent Chair	Fund: 1998 Fund Complex: 1998 Fund and Complex: 2006	President Emeritus, University of Utah; President Emeritus, University of California; Chairman, Board of Trustees, J. Paul Getty Trust (until 2004); Professor, University of Utah (until 2005)	49	Director, Flour Corporation (construction/ engineering) (until 2005); Director, Salzberg Seminar (non-profit education (2003-2005)
Joseph Harroz, Jr. 6300 Lamar Avenue Overland Park, KS 66202 1967	Trustee	Fund: 1998 Fund Complex: 1998	President and Chief Operating Officer, Graymark HealthCare (medical holding company) (2008); Vice President and General Counsel of the Board of Regents, University of Oklahoma (1996 to 2008); Adjunct Professor, University of Oklahoma Law School (1997 to 2008); Managing Member, Harroz Investments, LLC, commercial enterprise investments (1998 to present); LSQ Manager, Inc. (2007 to present)	79

Director and Shareholder, Valliance Bank; Director, Melbourne Family Support Organization (non-profit); Director, Norman Economic Development Coalition (non-profit); Independent Chairman and Director, Ivy Funds, Inc.; Independent Chairman and Trustee, Ivy Funds (30 portfolios overseen)

Albert W. Herman, FHFMA, CPA 6300 Lamar Avenue Overland Park, KS 66202 1938	Trustee	Fund: 2008 Fund Complex: 2008	Business Consultant, Treasurer and Director, Wellness Council of America (health care initiatives) (1996 to present)	49	Finance Committee Member, Ascension Health (non-profit health system); Director, Baylor Health Care System Foundation (health care)
Glendon E. Johnson, Sr. 6300 Lamar Avenue Overland Park, KS 66202 1924	Trustee	Fund: 1986 Fund Complex: 1971	Chairman and Chief Executive Officer (CEO), Castle Valley Ranches, LLC (ranching and farming) (1995 to present)	49	Chairman Emeritus, Wellness Council of America (health care initiatives); Executive Board and Committee Member, Boy Scouts of America
Frank J. Ross, Jr. Polsinelli Shughart PC 700 West 47th Street Suite 1000 Kansas City, MO 64112 1953	Trustee	Fund: 1996 Fund Complex: 1996	Shareholder/Director, Polsinelli Shughart PC, a law firm (1980 to present)	49	Director, American Red Cross (social services); Director, Rockhurst University (education)
Eleanor B. Schwartz 6300 Lamar Avenue Overland Park, KS 66202 1937	Trustee	Fund: 1995 Fund Complex: 1995	Professor Emeritus, University of Missouri at Kansas City (2003 to present); formerly, Dean, Block School of Business (1980-1986), Vice Chancellor (1988-1991), Chancellor (1992-1999) and Professor of Business Administration, University of Missouri at Kansas City (until 2003)	79	Director, Ivy Funds, Inc.; Trustee, Ivy Funds (30 portfolios overseen)

* Each Trustee became a Trustee in 2009. The first date shows when the Trustee first became a director of the Corporation, and the second date shows when the Trustee first became a director of one or more of the other funds that are the predecessors to current funds within the Advisors Fund Complex.

         Interested Trustees

Messrs. Avery and Herrmann are "interested" by virtue of their current or former engagement as officers of Waddell & Reed Financial, Inc. (WDR) or its wholly owned subsidiaries, including the Portfolios' investment manager, Waddell & Reed Investment Management Company (WRIMCO), the Portfolios' principal underwriter, Waddell & Reed, Inc. (Waddell & Reed), and the Portfolios' shareholder servicing and accounting services agent, Waddell & Reed Services Company (WRSCO), as well as by virtue of their personal ownership of shares of WDR. Mr. Hechler could be determined to be an interested Trustee if a prior business relationship with Waddell & Reed were deemed material. It is anticipated that, effective January 1, 2010, Mr. Hechler will begin to serve as a Disinterested Trustee of the Trust. The address for each Interested Trustee and each of the officers in the following tables is 6300 Lamar Avenue, Overland Park, KS 66202.

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE TRUST AND FUND COMPLEX	TRUSTEE/OFFICER SINCE*	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF FUNDS IN FUND COMPLEX OVERSEEN	OTHER DIRECTORSHIPS HELD
Michael L. Avery 1953	Trustee	Fund: 2007 Fund Complex: 2007	Chief Investment Officer (CIO) of WDR, WRIMCO and Ivy Investment Management Company (IICO), an affiliate of WDR (2005 to present); Senior Vice President of WDR (2005 to present); Executive Vice President of WRIMCO and IICO (2005 to present); portfolio manager for investment companies managed by WRIMCO and IICO (1994 to present); Director of Research for WRIMCO and IICO (1987 to 2005)	49	Director of WDR, WRIMCO and IICO
Henry J. Herrmann 1942	President Trustee	Fund: 2001 Fund Complex: 2001 Fund: 1998 Fund Complex: 1998	CEO of WDR (2005 to present); President, CEO and Chairman of WRIMCO (1993 to present); President, CEO and Chairman of IICO (2002 to present); formerly, President and CIO of WDR, WRIMCO and IICO (until 2005); President and Director/Trustee of each of the funds in the Fund Complex	79	Director of WDR, WRSCO and Waddell & Reed; Director, Ivy Funds, Inc.; Trustee, Ivy Funds (30 portfolios overseen); Director, Austin, Calvert & Flavin, Inc., an affiliate of WRIMCO
Robert L. Hechler 1936	Trustee	Fund: 1998 Fund Complex: 1998	Formerly, consultant of WDR and Waddell & Reed (2001 to 2008); formerly, Director of WDR (until 2003)	49	None

*Each Trustee became a Trustee in 2009. The first date shows when the Trustee first became a director (and, as applicable, an officer) of the Corporation, and the second date shows when the Trustee first became a director (and, as applicable, an officer) of one or more of the other funds that are the predecessors to current funds within the Advisors Fund Complex.

         Officers

The Board has appointed officers who are responsible for the day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Herrmann, who is President, the Trust's principal officers are:

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE TRUST AND FUND COMPLEX	OFFICER OF TRUST SINCE*	OFFICER OF FUND COMPLEX SINCE	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
Joseph W. Kauten 1969	Vice President Treasurer Principal Financial Officer Principal Accounting Officer	2006 2006 2007 2006	2006 2006 2007 2006

Principal Financial Officer of each of the funds in the Fund Complex (2007 to present); Vice President, Treasurer and Principal Accounting Officer of each of the funds in the Fund Complex (2006 to present); Assistant Treasurer of each of the funds in the Fund Complex (2003 to 2006)

Mara D. Herrington 1964	Vice President Secretary	2006 2006	2006 2006

Vice President and Secretary of each of the funds in the Fund Complex (2006 to present); Vice President of WRIMCO and IICO (2006 to present); formerly, Vice President and Associate General Counsel, Deutsche Investment Management Americas, Inc. (financial services) (1994 to 2005)

Kristen A. Richards 1967	Vice President Assistant Secretary Associate General Counsel	2000 2006 2000	2000 2006 2000

Senior Vice President of WRIMCO and IICO (2007 to present); Associate General Counsel and Chief Compliance Officer of WRIMCO (2000 to present) and IICO (2002 to present); Vice President and Associate General Counsel of each of the funds in the Fund Complex (2000 to present); Assistant Secretary of each of the funds in the Fund Complex (2006 to present); formerly, Vice President of WRIMCO (2000 to 2007) and IICO (2002 to 2007); formerly, Secretary of each of the funds in the Fund Complex (2000 to 2006)

Daniel C. Schulte 1965	Vice President General Counsel Assistant Secretary	2000 2000 2000	2000 2000 2000

Senior Vice President and General Counsel of WDR, Waddell & Reed, WRIMCO and WRSCO (2000 to present); Senior Vice President and General Counsel of IICO (2002 to present); Vice President, General Counsel and Assistant Secretary for each of the funds in the Fund Complex (2000 to present)

Scott J. Schneider 1968	Vice President Chief Compliance Officer	2006 2004	2006 2004

Chief Compliance Officer (2004 to present) and Vice President (2006 to present) of each of the funds in the Fund Complex; formerly, Senior Attorney and Compliance Officer for each of the funds in the Fund Complex (2000 to 2004)

*Each became an officer of the Trust in 2009.

Committees of the Board of Trustees

The Board has established the following standing committees: Audit Committee, Executive Committee and Nominating Committee. In addition, the Board has established a Special Compliance & Governance Committee and a Special Dilution & Distribution Committee. The respective duties and current memberships of the committees are:

Audit Committee. The Audit Committee meets with the Portfolios' independent registered public accounting firm, internal auditors and corporate officers to discuss the scope and results of the annual audit of the Portfolios, to review financial statements, reports, compliance matters, and to discuss such other matters as the Committee deems appropriate or desirable. The Audit Committee acts as a liaison between the Portfolios' independent registered public accounting firm and the Board. James M. Concannon (Chair), Jarold W. Boettcher, Glendon E. Johnson, Frank J. Ross, Jr. and Eleanor B. Schwartz are the members of the Audit Committee. During the fiscal year ended December 31, 2008, the Audit Committee met four times.

Executive Committee. When the Board is not in session, the Executive Committee has and may exercise any or all of the powers of the Board in the management of the business and affairs of the Portfolios except the power to increase or decrease the size of, or fill vacancies on, the Board, and except as otherwise provided by law. Henry J. Herrmann (Chair), John A. Dillingham and Frank J. Ross, Jr. are the members of the Executive Committee. During the fiscal year ended December 31, 2008, the Executive Committee met one time.

Nominating Committee. The Nominating Committee evaluates, selects and recommends to the Board candidates for Disinterested Trustees. The Nominating Committee will consider candidates recommended by shareholders of the Trust. Shareholders should direct the names of candidates they wish to be considered to the attention of the Trust's Nominating Committee, in care of the Trust's Secretary, at the address of the Trust listed on the front page of this SAI. Such candidates will be considered with any other Trustee candidates. Glendon E. Johnson (Chair), John A. Dillingham, Joseph Harroz, Jr. and Eleanor B. Schwartz are the members of the Nominating Committee. During the fiscal year ended December 31, 2008, the Nominating Committee met one time.

Special Compliance & Governance Committee. The Special Compliance & Governance Committee assists the Board in overseeing the Portfolio's compliance with Rule 38a-1 of the 1940 Act, including implementation and enforcement of compliance policies and procedures, addressing corporate governance procedures, and overseeing the activities of the Portfolio's CCO. Frank J. Ross, Jr. (chair), John Dillingham, Albert W. Herman and Eleanor B. Schwartz are members of this committee. During the fiscal year ended December 31, 2008, the Special Compliance & Governance Committee met three times.

Special Dilution & Distribution Committee. The Special Dilution and Distribution Committee assists the Board regarding dilution and distribution related matters in connection with settlements involving WRIMCO and certain of its affiliates and the SEC, New York Attorney General (NYAG) and State of Kansas. Joseph Harroz, Jr. (chair), James Concannon and Glendon E. Johnson are members of this committee. During the fiscal year ended December 31, 2008, the Special Dilution & Distribution Committee did not meet.

The Board has authorized the creation of a valuation committee comprised of such persons as may be designated from time to time by WRSCO and includes Henry J. Herrmann. This committee is responsible in the first instance for fair valuation and reports all valuations to the Board on a quarterly (or as needed) basis for its review and approval.

The Independent Chair of the Board, Mr. Gardner, is an ex officio member of each committee of the Board.

         Ownership of Portfolio Shares

         (as of December 31, 2008)

The following table provides information regarding shares of the Portfolios beneficially owned by each Trustee, as determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (1934 Act), as well as the aggregate dollar range of shares owned, by each Trustee, of funds within the Advisors Fund Complex. The Portfolios' shares are available for purchase only by Participating Insurance Companies and are indirectly owned by investors in the Policies for which the Portfolios serve as the underlying investment vehicle. A Trustee who is not an affiliated person of the Trust may elect to defer all or a portion of his or her annual compensation, which amount is deemed to be invested in shares of funds within the Advisors Fund Complex. The amounts listed below as "owned" shares include any shares in which the Trustee's deferred compensation is deemed invested.

DISINTERESTED TRUSTEES

Trustee	Dollar Range of Shares Owned in any of the Portfolios	Aggregate Dollar Range of Shares Owned of All Funds within the Advisors Fund Complex
Jarold W. Boettcher	see note 1 below	over $100,000
James M. Concannon	$0	over $100,000
John A. Dillingham	see note 2 below	over $100,000
David P. Gardner	$0	over $100,000
Joseph Harroz, Jr.	$0	over $100,000
Albert W. Herman	$0	$1 to $10,000
Glendon E. Johnson	$0	over $100,000
Frank J. Ross, Jr.	$0	over $100,000
Eleanor B. Schwartz	$0	over $100,000

Note 1: Dollar range of shares of the following Portfolios owned by Jarold W. Boettcher:

Ivy Funds VIP Asset Strategy	$1 to $10,000
Ivy Funds VIP Core Equity	$1 to $10,000
Ivy Funds VIP Global Natural Resources	$1 to $10,000
Ivy Funds VIP International Growth	$1 to $10,000

Note 2: Dollar range of shares of the following Portfolio owned by John A. Dillingham:

Ivy Funds VIP International Growth	$1 to $10,000

INTERESTED TRUSTEES

Trustee	Dollar Range of Shares Owned in any of the Portfolios	Aggregate Dollar Range of Shares Owned of All Funds within the Advisors Fund Complex
Michael L. Avery	$0	over $100,000
Robert L. Hechler	$0	Over $100,000
Henry J. Herrmann	$0	over $100,000

         Compensation

The fees paid to the Trustees are divided among the funds in the Advisors Fund Complex based on each fund's net assets. During the fiscal year ended December 31, 2008, the Trustees received the following fees for service as a director of the Corporation and of each of the other funds in the Advisors Fund Complex:

COMPENSATION TABLE

Aggregate	Total Compensation
Compensation	from Trust and
From Trust	Advisors Fund Complex[1]

Disinterested Trustees:

Jarold W. Boettcher	$26,647	$124,000
James M. Concannon	28,159	131,000
John A. Dillingham	29,005	135,000
David P. Gardner[2]	39,143	182,000
Joseph Harroz, Jr.	28,471	132,500
Albert W. Herman	26,909	125,000
Glendon E. Johnson	28,471	132,500
Frank J. Ross, Jr.	29,340	136,500
Eleanor B. Schwartz	29,005	135,000

Interested Trustees:

Michael L. Avery	0	0
Robert L. Hechler[3]	0	127,000
Henry J. Herrmann	0	0

1No pension or retirement benefits have been accrued as a part of the Trust's expenses.

2For 2008, Mr. Gardner received an additional fee of $55,000 for his services as Independent Chair of the Board and of the board of trustees of each other trust in the Advisors Fund Complex. For 2009, this fee is unchanged.

3 Mr. Hechler became a Trustee on April 3, 2009.

The aggregate compensation from the Trust, as indicated above for each Trustee, was allocated to each Portfolio as follows:

	Ivy Funds VIP Asset Strategy	Ivy Funds VIP Balanced	Ivy Funds VIP Bond	Ivy Funds VIP Core Equity	Ivy Funds VIP Dividend Opportunities	Ivy Funds VIP Energy	Ivy Funds VIP Global Natural Resources
Jarold W. Boettcher	$3,676	$2,104	$1,275	$2,592	$529	$129	$627
James M. Concannon	3,882	2,221	1,352	2,735	562	137	660
John A. Dillingham	3,993	2,292	1,391	2,820	577	140	678
David P. Gardner	5,404	3,085	1,881	3,799	782	191	919
Joseph Harroz, Jr.	3,922	2,248	1,365	2,767	567	138	667
Albert W. Herman	3,719	2,117	1,299	2,606	540	132	630
Glendon E. Johnson	3,922	2,248	1,365	2,767	567	138	667
Frank J. Ross, Jr.	4,043	2,316	1,409	2,850	585	142	686
Eleanor B. Schwartz	3,993	2,292	1,391	2,820	577	140	678

	Ivy Funds VIP Growth	Ivy Funds VIP High Income	Ivy Funds VIP International Growth	Ivy Funds VIP International Value	Ivy Funds VIP Micro Cap Growth	Ivy Funds VIP Mid Cap Growth
Jarold W. Boettcher	$4,727	$826	$1,014	$2,239	$205	$235
James M. Concannon	4,987	874	1,068	2,364	216	249
John A. Dillingham	5,145	900	1,102	2,436	223	256
David P. Gardner	6,921	1,215	1,483	3,285	300	346
Joseph Harroz, Jr.	5,049	883	1,082	2,390	219	251
Albert W. Herman	4,742	837	1,015	2,256	205	238
Glendon E. Johnson	5,049	883	1,082	2,390	219	251
Frank J. Ross, Jr.	5,198	910	1,113	2,463	225	259
Eleanor B. Schwartz	5,145	900	1,102	2,436	223	256

	Ivy Funds VIP Money Market	Ivy Funds VIP Mortgage Securities	Ivy Funds VIP Real Estate Securities	Ivy Funds VIP Science and Technology	Ivy Funds VIP Small Cap Growth	Ivy Funds VIP Small Cap Value	Ivy Funds VIP Value
Jarold W. Boettcher	$507	$140	$196	$1,357	$1,822	$789	$1,319
James M. Concannon	541	148	208	1,433	1,922	834	1,394
John A. Dillingham	555	152	214	1,475	1,983	860	1,437
David P. Gardner	756	206	289	1,995	2,668	1,159	1,936
Joseph Harroz, Jr.	545	149	210	1,449	1,946	843	1,410
Albert W. Herman	527	142	200	1,373	1,827	798	1,330
Glendon E. Johnson	545	149	210	1,449	1,946	843	1,410
Frank J. Ross, Jr.	564	154	217	1,494	2,003	870	1,453
Eleanor B. Schwartz	555	152	214	1,475	1,983	860	1,437

	Ivy Funds VIP Pathfinder Aggressive	Ivy Funds VIP Pathfinder Moderately Aggressive	Ivy Funds VIP Pathfinder Moderate	Ivy Funds VIP Pathfinder Moderately Conservative	Ivy Funds VIP Pathfinder Conservative
Jarold W. Boettcher	$81	$145	$81	$24	$8
James M. Concannon	88	159	89	27	9
John A. Dillingham	89	161	90	27	9
David P. Gardner	124	224	125	38	12
Joseph Harroz, Jr.	88	158	89	27	9
Albert W. Herman	89	161	90	27	9
Glendon E. Johnson	88	158	89	27	9
Frank J. Ross, Jr.	91	165	93	28	9
Eleanor B. Schwartz	89	161	90	27	9

Of the Total Compensation listed above, the following amounts have been deferred:

Jarold W. Boettcher	$50,000
James M. Concannon	10,000
John A. Dillingham	10,000
David P. Gardner	75,000
Joseph Harroz, Jr.	66,250
Robert L. Hechler	10,000
Alvert W. Herman	10,000
Glendon E. Johnson	10,000
Frank J. Ross, Jr.	41,625
Eleanor B. Schwartz	13,500

The Trust's officers are paid by WRIMCO or its affiliates.

The Board has created an honorary position of Trustee Emeritus, whereby an incumbent Trustee who has attained the age of 70 may, or if initially elected on or after May 31, 1993, to the Board or to the board of trustees of another trust in the Advisors Fund Complex (Other Trust), or as a director of the Corporation or of another fund in the Advisors Fund Complex to which an Other Trust is the successor (Director), and has attained the age of 78 must, resign his or her position as Trustee and, unless he or she elects otherwise, will serve as Trustee Emeritus provided the Trustee has served as a Trustee or Director for at least five years which need not have been consecutive.

A Trustee or Director Emeritus receives an annual fee in an amount equal to the annual retainer he or she was receiving at the time he or she resigned as a Trustee or Director. For a Trustee or Director initially elected before May 31, 1993, such annual fee is payable as long as the Trustee or Director holds Emeritus status, which may be for the remainder of his or her lifetime. A Trustee or Director initially elected to a Board of Directors on or after May 31, 1993, receives such annual fee only for a period of three years commencing upon the date the Trustee or Director began his or her Emeritus service, or in an equivalent lump sum. A Trustee or Director Emeritus receives fees in recognition of his or her past services whether or not services are rendered in his or her Emeritus capacity, but he or she has no authority or responsibility with respect to the management of the Trust. Messrs. Henry L. Bellmon, John F. Hayes, William T. Morgan, Ronald K. Richey, Frederick Vogel III and Paul S. Wise each retired as Director of the Corporation and as Director or trustee of each of the other funds in the Advisors Fund Complex and, as applicable, Ivy Funds, Inc. that were overseen by the Director or trustee at the time of his retirement, and each serves as Director or Trustee Emeritus. Each of the current Directors/Trustee Emeritus was initially elected to a Board of Directors of a fund in the Advisors Fund Complex before May 31, 1993, and each therefore receives an amount equal to the annual retainer he was receiving at the time he resigned as a Director or trustee for as long as he holds Director or Trustee Emeritus status, which may be for the remainder of his lifetime.

The fees paid to each Director or Trustee Emeritus are allocated among the funds that were overseen by the Director or trustee at the time he elected Emeritus status, based on each fund's net assets at that time. The following table shows the fees paid to each Director/Trustee Emeritus, and the portion of that fee paid by the Corporation, for the fiscal year ended December 31, 2008.

		Total
		Compensation
	Compensation	paid to
Director Emeritus	from Corporation	Director Emeritus
Henry L. Bellmon	$4,352	$48,000
William T. Morgan	8,469	65,500
Ronald K. Richey	4,620	48,000
Frederick Vogel III	17,352	78,500
Paul S. Wise	4,620	48,000

Mr. Hayes retired as a Director of the Corporation and as a director or trustee of each of the other funds in the Advisors Fund Complex on April 6, 2009, and accordingly received no Emeritus fees in 2008.

The compensation paid by the Corporation for each Director Emeritus for the fiscal year ended December 31, 2008 was allocated to each Portfolio as follows:

	Ivy Funds VIP Asset Strategy	Ivy Funds VIP Balanced	Ivy Funds VIP Bond	Ivy Funds VIP Core Equity	Ivy Funds VIP Dividend Opportunities	Ivy Funds VIP Energy	Ivy Funds VIP Global Natural Resources
Henry L. Bellmon	$ 24	$160	$244	$1,476	$0	$0	$0
William T. Morgan	346	473	540	2,131	0	0	0
Ronald K. Richey	28	180	244	1,576	0	0	0
Frederick Vogel III	1,732	1,500	768	2,016	244	0	280
Paul S. Wise	28	180	244	1,576	0	0	0

	Ivy Funds VIP Growth	Ivy Funds VIP High Income	Ivy Funds VIP International Growth	Ivy Funds VIP International Value	Ivy Funds VIP Micro Cap Growth	Ivy Funds VIP Mid Cap Growth
Henry L. Bellmon	$1,456	$280	$268	$0	$0	$0
William T. Morgan	2,343	317	448	0	0	0
Ronald K. Richey	1,512	252	320	0	0	0
Frederick Vogel III	3,148	576	680	1,632	160	116
Paul S. Wise	1,512	252	320	0	0	0

	Ivy Funds VIP Money Market	Ivy Funds VIP Mortgage Securities	Ivy Funds VIP Real Estate Securities	Ivy Funds VIP Science and Technology	Ivy Funds VIP Small Cap Growth	Ivy Funds VIP Small Cap Value	Ivy Funds VIP Value
Henry L. Bellmon	$ 88	$0	$0	$ 24	$332	$0	$0
William T. Morgan	222	0	0	587	882	0	180
Ronald K. Richey	108	0	0	48	352	0	0
Frederick Vogel III	200	76	176	980	1,484	560	1,024
Paul S. Wise	108	0	0	48	352	0	0

	Ivy Funds VIP Pathfinder Aggressive	Ivy Funds VIP Pathfinder Moderately Aggressive	Ivy Funds VIP Pathfinder Moderate	Ivy Funds VIP Pathfinder Moderately Conservative	Ivy Funds VIP Pathfinder Conservative
Henry L. Bellmon	$0	$0	$0	$0	$0
William T. Morgan	0	0	0	0	0
Ronald K. Richey	0	0	0	0	0
Frederick Vogel III	0	0	0	0	0
Paul S. Wise	0	0	0	0	0

Code of Ethics

The Trust, Advantus Capital Management, Inc., Mackenzie Financial Corporation, Templeton Investment Counsel LLC, Templeton Global Advisors Limited, Wall Street Associates, LLC, WRIMCO and Waddell & Reed have adopted a Code of Ethics under Rule 17j-1 under the 1940 Act that permits their respective trustees, directors, officers and employees to invest in securities, including securities that may be purchased or held by a Portfolio. The Code of Ethics subjects covered personnel to certain restrictions that include prohibited activities, pre-clearance requirements and reporting obligations.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

The following table sets forth information with respect to the Trust, as of March 31, 2009, regarding the beneficial ownership of Portfolio shares.

		Shares owned
Name and Address		Beneficially
of Beneficial Owner	Portfolio	or of Record	Percent
-------------------	-----	------------	-------

Minnesota Life Insurance Co	Asset Strategy	6,698,564	8.08%
Individual Annuities	Balanced	12,100,240	25.94%
400 Robert St N	Core Equity	653,341	1.40%
Saint Paul MN 55101-2015	Global Natural Resources	2,300,880	10.12%
	Growth	14,407,034	14.86%
	International Growth	652,483	2.50%
	International Value	9,255,275	30.43%
	Micro Cap Growth	508,277	20.85%
	Science and Technology	559,134	2.95%
	Small Cap Growth	5,319,850	11.63%
	Small Cap Value	3,279,464	22.43%
	Value	5,867,924	10.74%

Minnesota Life Insurance Co	Asset Strategy	6.200,555	7.48%
Individual Life	Balanced	14,757,117	31.64%
400 Robert St N	Core Equity	940,682	2.01%
Saint Paul MN 55101-2015	Growth	18,368,503	18.94%
	International Growth	738,500	2.83%
	International Value	10,416,168	34.25%
	Micro Cap Growth	963,131	39.51%
	Science and Technology	377,975	2.00%
	Small Cap Growth	10,417,544	22.77%
	Small Cap Value	4,323,217	29.57%
	Value	11,478,056	21.01%

Minnesota Life Insurance Co	Balanced	1,075,879	2.31%
Group Life	International Value	3,647,304	11.99%
400 Robert St N	Small Cap Growth	1,782,250	3.90%
Saint Paul MN 55101-2015	Small Cap Value	1,743,523	11.93%

Minnesota Life Insurance Company	Asset Strategy	4,901,418	5.91%
Minnesota Life WRVA	Balanced	565,512	1.21%
400 Robert St N	Bond	5,809,002	9.02%
Saint Paul MN 55101-2015	Core Equity	1,222,937	2.62%
	Dividend Opportunities	2,237,012	8.30%
	Energy	1,236,679	22.85%
	Global Natural Resources	3,840,415	16.89%
	Growth	4,616,153	4.76%
	High Income	9,907,732	16.16%
	International Growth	2,002,359	7.67%
	International Value	1,975,342	6.49%
	Micro Cap Growth	344,127	14.12%
	Mid Cap Growth	1,890,463	16.58%
	Money Market	11,847,115	5.43%
	Mortgage Securities	2,700,701	46.81%
	Pathfinder Aggressive	925,009	2.64%
	Pathfinder Conservative	2,238,461	39.44%
	Pathfinder Moderate	9,253,655	34.32%
	Pathfinder Moderately
	Aggressive	14,369,537	39.43%
	Pathfinder Moderately
	Conservative	3,630,511	31.57%
	Real Estate Securities	1,924,268	29.32%
	Science and Technology	1,476,120	7.80%
	Small Cap Growth	1,637,498	3.58%
	Small Cap Value	1,665,959	11.39%
	Value	8,578,496	15.70%

Nationwide Insurance Company	Asset Strategy	6,689,843	8.07%
NWVA-D	Balanced	2,247,898	4.82%
c/o IPO Portfolio Accounting	Bond	6,802,538	10.57%
P O Box 182029	Core Equity	5,145,003	11.01%
Columbus OH 43218-2029	Dividend Opportunities	998,313	3.70%
	Energy	448,543	8.29%
	Global Natural Resources	1,621,518	7.13%
	Growth	6,194,711	6.39%
	High Income	7,032,676	11.47%
	International Growth	1,785,060	6.84%
	Micro Cap Growth	63,488	2.60%
	Mid Cap Growth	406,860	3.57%
	Money Market	23,685,728	10.85%
	Mortgage Securities	351,569	6.09%
	Real Estate Securities	505,305	7.70%
	Science and Technology	1,802,146	9.52%
	Small Cap Growth	2,699,329	5.90%
	Small Cap Value	188,722	1.29%
	Value	3,290,763	6.02%

Nationwide Insurance Company	Asset Strategy	2,829,252	3.41%
NWVLI-5	Balanced	707,539	1.52%
c/o IPO Portfolio Accounting	Bond	1,622,770	2.52%
P O Box 182029	Core Equity	1,502,872	3.22%
Columbus OH 43218-2029	Dividend Opportunities	631,282	2.34%
	Energy	219,884	4.06%
	Global Natural Resources	896,608	3.94%
	Growth	1,983,312	2.05%
	High Income	2,276,464	3.71%
	International Growth	752,794	2.88%
	Micro Cap Growth	59,824	2.45%
	Mid Cap Growth	377,856	3.31%
	Money Market	3,703,674	1.70%
	Mortgage Securities	154,686	2.68%
	Real Estate Securities	329,499	5.02%
	Science and Technology	904,770	4.78%
	Small Cap Growth	1,239,873	2.71%
	Small Cap Value	182,493	1.25%
	Value	1,416,931	2.59%

Nationwide Insurance Company	Real Estate Securities	133,198	2.03%
NWVLI4
c/o IPO Portfolio Accounting
P O Box 182029
Columbus OH 43218-2029

Nationwide Insurance Company	Asset Strategy	26,394,537	31.82%
NWVA-9	Balanced	7,560,341	16.21%
c/o IPO Portfolio Accounting	Bond	21,312,800	33.10%
P O Box 182029	Core Equity	15,850,743	33.92%
Columbus OH 43218-2029	Dividend Opportunities	4,404,617	16.34%
	Energy	2,030,236	37.51%
	Global Natural Resources	7,404,509	32.57%
	Growth	18,647,123	19.23%
	High Income	24,177,260	39.43%
	International Growth	6,582,861	25.22%
	International Value	1,254,643	4.12%
	Micro Cap Growth	258,996	10.63%
	Mid Cap Growth	1,900,882	16.67%
	Money Market	67,376,448	30.86%
	Mortgage Securities	1,338,049	23.19%
	Real Estate Securities	2,131,083	32.47%
	Science and Technology	6,130,813	32.38%
	Small Cap Growth	9,802,620	21.43%
	Small Cap Value	720,155	4.93%
	Value	13,904,792	25.45%

Nationwide Insurance Company	Asset Strategy	14,389,205	17.35%
NWVA-12	Balanced	2,790,305	5.98%
c/o IPO Portfolio Accounting	Bond	6,406,834	9.95%
P O Box 182029	Core Equity	4,413,197	9.44%
Columbus OH 43218-2029	Dividend Opportunities	6,362,803	23.60%
	Energy	1,472,389	27.20%
	Global Natural Resources	4,125,686	18.15%
	Growth	5,636,429	5.81%
	High Income	6,869,127	11.20%
	International Growth	1,813,441	6.95%
	International Value	742,789	2.44%
	Micro Cap Growth	232,844	9.55%
	Mid Cap Growth	3,325,347	29.17%
	Money Market	18,230,480	8.35%
	Mortgage Securities	1,222,177	21.18%
	Pathfinder Aggressive	11,860,125	96.47%
	Pathfinder Conservative	3,427,551	60.3 8%
	Pathfinder Moderate	17,538,131	65.04%
	Pathfinder Moderately
	Aggressive	21,863,042	60.00%
	Pathfinder Moderately
	Conservative	7,830,206	68.09%
	Real Estate Securities	1,529,475	23.30%
	Science and Technology	1,646,349	8.70%
	Small Cap Growth	1,333,373	2.91%
	Small Cap Value	643,169	4.40%
	Value	5,592,539	10.24%

Ohio National Life Insurance Co	Asset Strategy	4,906,288	5.92%
For the Benefit of its Separate	Global Natural Resources	2,509,795	11.04%
Accounts	Science and Technology	233,743	1.23%
1 Financial Way
Cincinnati OH 45242-5851

UMB Bank as Custodian for	Balanced	475,670	1.56%
Ivy Funds VIP Pathfinder	Bond	1,097,855	1.71%
	Dividend Opportunities Aggressive	1,280,075	4.75%
Fund Master Account	Growth	980,987	1.01%
c/o Carrie Kelly	International Growth	768,165	2.94%
6300 Lamar Ave	Mid Cap Growth	488,752	4.29%
Mission KS 66202-4247	Money Market	5,857,453	2.68%
	Small Cap Value	376,638	2.58%
	Value	768,451	1.41%

UMB Bank as Custodian for	Bond	1,414,727	2.20%
Ivy Funds VIP Pathfinder	Dividend Opportunities	968,566	3.59%
Conservative Fund Master Account	Money Market	7,518,662	3.44%
c/o Carrie Kelly
6300 Lamar Ave
Mission KS 66202-4247

UMB Bank as Custodian for	Balanced	667,714	2.20%
Ivy Funds VIP Pathfinder Moderate	Bond	4,425,141	6.87%
Fund Master Account	Dividend Opportunities	3,622,426	13.43%
c/o Carrie Kelly	Growth	1,614,470	1.67%
6300 Lamar Ave	International Growth	1,206,931	4.62%
Mission KS 66202-4247	Mid Cap Growth	913,882	8.02%
	Money Market	23,492,020	10.76%
	Small Cap Value	424,251	2.90%
	Value	1,288,428	2.36%

UMB Bank as Custodian for	Dividend Opportunities	4,809,836	17.84%
Ivy Funds VIP Pathfinder Mod	Growth	2,154,406	2.22%
Aggress Fund Master Account	International Growth	2,033,905	7.79%
c/o Carrie Kelly	Mid Cap Growth	1,523,763	13.36%
6300 Lamar Ave	Money Market	24,522,207	11.23
Mission KS 66202-4247	Small Cap Growth	688,491	1.50%
	Small Cap Value	999,207	6.83%
	Value	1,708,262	3.13%

UMB Bank as Custodian for	Dividend Opportunities	1,636,291	6.07%
Ivy Funds VIP Pathfinder Mod	International Growth	391,921	1.50%
Conserv Fund Master Account	Mid Cap Growth	410,930	3.60%
c/o Carrie Kelly	Money Market	12,666,965	5.80%
6300 Lamar Ave	Value	578,460	1.06%
Mission KS 66202-4247

United Investors Life	Asset Strategy	7,088,702	8.55%
Advantage II	Balanced	3,427,089	7.35%
P O Box 10287	Bond	6,997,485	10.87%
Birmingham AL 35202-0287	Core Equity	12,974,808	27.77%
	Growth	16,206,286	16.71%
	High Income	8,704,536	14.19%
	International Growth	5,196,517	19.91%
	Money Market	15,479,903	7.09%
	Science and Technology	3,586,818	18.95%
	Small Cap Growth	6,992,488	15.29%

United Investors Life	Asset Strategy	837,954	1.01%
Variable Universal Life (Plus)	Balanced	518,294	1.11%
P O Box 10287	Core Equity	1,863,354	3.99%
Birmingham AL 35202-0287	Growth	2,346,766	2.42%
	High Income	837,325	1.37%
	International Growth	1,215,955	4.66%
	Science and Technology	1,332,261	7.04%
	Small Cap Growth	1,574,784	3.44%

As of March 31, 2009, all of the Directors and officers of the Corporation, as a group, owned less than 1% of the outstanding shares of the Corporation.

INVESTMENT ADVISORY AND OTHER SERVICES

The Management Agreement

The Trust has an Investment Management Agreement with WRIMCO with respect to Ivy Funds VIP Asset Strategy, Ivy Funds VIP Balanced, Ivy Funds VIP Bond, Ivy Funds VIP Core Equity, Ivy Funds VIP Dividend Opportunities, Ivy Funds VIP Energy, Ivy Funds VIP Growth, Ivy Funds VIP High Income, Ivy Funds VIP International Growth, Ivy Funds VIP Mid Cap Growth, Ivy Funds VIP Money Market, Ivy Funds VIP Science and Technology, Ivy Funds VIP Small Cap Growth, Ivy Funds VIP Value, Ivy Funds VIP Pathfinder Aggressive, Ivy Funds VIP Pathfinder Moderately Aggressive, Ivy Funds VIP Pathfinder Moderate, Ivy Funds VIP Pathfinder Moderately Conservative and Ivy Funds VIP Pathfinder Conservative and separate Investment Management Agreement with WRIMCO with respect to Ivy Funds VIP International Value, Ivy Funds VIP Micro Cap Growth, Ivy Funds VIP Small Cap Value, Ivy Funds VIP Global Natural Resources, Ivy Funds VIP Mortgage Securities and Ivy Funds VIP Real Estate Securities (each, a Management Agreement). Under the Management Agreement, as to each Portfolio, WRIMCO is employed to supervise the investments of the Portfolio and provide investment advice to the Portfolio or monitor and supervise the activities of a subadvisor, if applicable. The Management Agreement obligates WRIMCO to make investments for the accounts of the Portfolio in accordance with its best judgment and within the investment objectives and restrictions set forth in the Prospectus, the 1940 Act and the provisions of the Code relating to RICs, subject to policy decisions adopted by the Board. WRIMCO also determines the securities to be purchased or sold by each Portfolio and places the orders (except to the extent those services are provided by the Portfolio's investment subadvisor). The Management Agreement with respect to Ivy Funds VIP Global Natural Resources, Ivy Funds VIP International Value, Ivy Funds VIP Micro Cap Growth, Ivy Funds VIP Mortgage Securities and Ivy Funds VIP Real Estate Securities also authorizes WRIMCO to appoint one or more qualified investment subadvisors to provide these Portfolios with certain services required by the Management Agreement.

WRIMCO is a wholly owned subsidiary of Waddell & Reed. Waddell & Reed is a wholly owned subsidiary of Waddell & Reed Financial Services, Inc., a holding company which is a wholly owned subsidiary of WDR, a publicly held company. The address of these companies is 6300 Lamar Avenue, P.O. Box 29217, Shawnee Mission, Kansas 66201-9217.

WRIMCO and/or its predecessor have served as investment manager to each of the funds in the Advisors Fund Complex since each fund's inception and to each of their respective predecessor funds (each, a Predecessor Fund). Waddell & Reed serves as principal underwriter and distributor for the Trust and for each of the funds within Waddell & Reed Advisors Funds and Waddell & Reed InvestEd Portfolios and served as principal underwriter and distributor to their respective Predecessor Funds.

Each Management Agreement will continue in effect through September 30, 2009, unless sooner terminated. The Management Agreement may be renewed year to year as to each applicable Portfolio, provided that any such renewal has been specifically approved, at least annually, by the Board, including a majority of the Disinterested Trustees. The Management Agreement also provides that either party has the right to terminate it as to a Portfolio, without penalty, upon 60 days' written notice by the Trust to WRIMCO and 120 days' written notice by WRIMCO to the Trust, and that the Management Agreement automatically terminates in the event of its assignment (as defined in the 1940 Act).

Subadvisory Agreements

Advantus Capital Management, Inc. (Advantus Capital), an SEC-registered investment advisor located at 400 Robert Street North, St. Paul, Minnesota 55101, has been retained under an investment subadvisory agreement to provide investment advice for and, in general, conduct the investment management program of Ivy Funds VIP Mortgage Securities and Ivy Funds VIP Real Estate Securities, subject to the general control of the Board. Since its inception in 1985, Advantus Capital and its predecessor have provided investment advisory services for mutual funds and have managed investment portfolios for various private accounts, including its affiliate, Minnesota Life Insurance Company (Minnesota Life). Both Advantus Capital and Minnesota Life are wholly owned subsidiaries of Securian Financial Group, Inc., which is a second-tier subsidiary of Minnesota Mutual Companies, Inc., a mutual insurance holding company. Personnel of Advantus Capital also manage Minnesota Life's investment portfolios. Advantus Capital had approximately $17.1 billion in assets under management as of December 31, 2008.

Advantus Capital acts as investment subadvisor to Ivy Funds VIP Mortgage Securities and Ivy Funds VIP Real Estate Securities under an Investment Subadvisory Agreement (the Advantus Capital Agreement) with WRIMCO.

The Advantus Capital Agreement will terminate automatically in the event of its assignment or upon the termination of the Management Agreement. In addition, the Advantus Capital Agreement is terminable at any time, without penalty, by the Board or by WRIMCO on 60 days' written notice to Advantus Capital, or by Advantus Capital on 60 days' written notice to WRIMCO. Unless sooner terminated, the Advantus Capital Agreement shall continue in effect from year to year if approved at least annually by the Board, provided that such continuance is also approved by the vote of a majority of the Trustees who are not interested persons of any party to the Advantus Capital Agreement, cast in person at a meeting called for the purpose of voting on such approval.

For its services, Advantus Capital receives fees from WRIMCO, such fees accrued daily and payable in arrears on the last day of each calendar month, pursuant to the following schedule:

Fund Name	Annual Fee Payable to Advantus Capital as a
Percentage of the Portfolio's Average Net Assets
Ivy Funds VIP Mortgage Securities	0.30%
Ivy Funds VIP Real Estate Securities	0.55%

Mackenzie Financial Corporation (Mackenzie) is a wholly owned subsidiary of IGM Financial Inc. Mackenzie, with offices at 150 Bloor Street West, Suite 400, Toronto, Ontario, Canada, M5S 3B5, is a corporation organized under the laws of Ontario. Mackenzie is registered in Ontario as a mutual fund dealer and also registered with the SEC as an investment adviser. Mackenzie has been retained under an investment subadvisory agreement to provide investment advice for and, in general, conduct the investment management program of Ivy Funds VIP Global Natural Resources, subject to the general control of the Board. Mackenzie had approximately $54.7 billion Canadian in assets under management as of December 31, 2008.

Mackenzie acts as investment subadvisor to Ivy Funds VIP Global Natural Resources under an Investment Subadvisory Agreement (the Mackenzie Agreement) with WRIMCO.

The Mackenzie Agreement will terminate automatically in the event of its assignment or upon the termination of the Management Agreement. In addition, the Mackenzie Agreement is terminable at any time, without penalty, by the Board or by WRIMCO on 60 days' written notice to Mackenzie, or by Mackenzie on 60 days' written notice to WRIMCO. Unless sooner terminated, the Mackenzie Agreement shall continue in effect from year to year if approved at least annually by the Board, provided that such continuance is also approved by the vote of a majority of the Trustees who are not interested persons of any party to the Mackenzie Agreement, cast in person at a meeting called for the purpose of voting on such approval.

From the management fee received with respect to Ivy Funds VIP Global Natural Resources, WRIMCO pays to Mackenzie a subadvisory fee computed at an annual rate, accrued daily and payable in arrears on the last day of each calendar month, pursuant to the following schedule:

Fee Payable to Mackenzie as a Percentage of
Net Portfolio Assets	the Portfolio's Average Net Assets
Up to $500 million	0.500%
Over $500 million and up to $1 billion	0.425%
Over $1 billion and up to $2 billion	0.415%
Over $2 billion and up to $3 billion	0.400%
Over $3 billion	0.380%

Templeton Investment Counsel, LLC (Templeton), a Delaware limited liability company with principal offices at 500 East Broward Boulevard, Fort Lauderdale, Florida 33394, has been retained under an investment subadvisory agreement to provide investment advice for and, in general, conduct the investment management program of International Value Portfolio, subject to the general control of the Board. Templeton is an indirect, wholly owned subsidiary of Templeton Worldwide, Inc., Fort Lauderdale, Florida (TWI), which in turn is a wholly owned subsidiary of Franklin Resources, Inc. Templeton had approximately $25 billion in assets under management as of December 31, 2008.

Templeton acts as investment subadvisor to Ivy Funds VIP International Value under an Investment Subadvisory Agreement (the Templeton Agreement) with WRIMCO.

The Templeton Agreement will terminate automatically in the event of its assignment or upon the termination of the Management Agreement. In addition, the Templeton Agreement is terminable at any time, without penalty, by the Board or by WRIMCO on 60 days' written notice to Templeton, or by Templeton on 60 days' written notice to WRIMCO. Unless sooner terminated, the Templeton Agreement shall continue in effect from year to year if approved at least annually by the Board, provided that such continuance is also approved by the vote of a majority of the Trustees who are not interested persons of any party to the Templeton Agreement, cast in person at a meeting called for the purpose of voting on such approval.

Templeton Global Advisors Limited (TGAL) also acts as an investment subadviser to International Value Portfolio under a Subadvisory Agreement (the TGAL Agreement) with Templeton, which was approved by the Board, including a majority of the Disinterested Directors, at a meeting held on February 4, 2009. The TGAL Agreement will continue in effect until Edgerton Tucker Scott, the portfolio manager for International Value Portfolio, is no longer employed by TGAL, unless sooner terminated. TGAL is an indirect, wholly owned subsidiary of TWI. Templeton and the direct and indirect subsidiaries of TWI had approximately $114 billion in assets under management as of December 31, 2008..

From the management fee received with respect to Ivy Funds VIP International Value, WRIMCO pays to Templeton a subadvisory fee computed at an annual rate, which is a percentage of the average daily net assets of Ivy Funds VIP International Value, as follows: 0.50% of net assets up to $100 million, 0.35% of net assets over $100 million and up to $200 million, 0.30% of net assets over $200 million and up to $450 million, and 0.25% of net assets over $450 million. The subadvisory fee is accrued daily and payable in arrears on the last day of each calendar month. WRIMCO does not pay TGAL directly for its services.

Wall Street Associates, LLC (WSA), a limited liability corporation with principal offices at La Jolla Financial Building, Suite 100, 1200 Prospect Street, La Jolla, California 92037, has been retained under an investment subadvisory agreement to provide investment advice for and, in general, conduct the investment management program of Ivy Funds VIP Micro Cap Growth, subject to the general control of the Board. WSA, founded in 1987, provides investment advisory services for institutional clients and high net worth individuals. WSA had approximately $1.096 billion in assets under management as of December 31, 2008.

WSA acts as investment subadvisor to Ivy Funds VIP Micro Cap Growth under an Investment Subadvisory Agreement (the WSA Agreement) with WRIMCO.

The WSA Agreement will terminate automatically in the event of its assignment or upon the termination of the Management Agreement. In addition, the WSA Agreement is terminable at any time, without penalty, by the Board or by WRIMCO on 60 days' written notice to WSA, or by WSA on 60 days' written notice to WRIMCO. Unless sooner terminated, the WSA Agreement shall continue in effect from year to year if approved at least annually by the Board, provided that such continuance is also approved by the vote of a majority of the Trustees who are not interested persons of any party to the WSA Agreement, cast in person at a meeting called for the purpose of voting on such approval.

From the management fee received with respect to Ivy Funds VIP Micro Cap Growth, WRIMCO pays to WSA a subadvisory fee computed at an annual rate, which is a percentage of the average daily net assets of Ivy Funds VIP Micro Cap Growth, as follows: 0.50% of net assets. The subadvisory fee is accrued daily and payable in arrears on the last day of each calendar month.

         Payments for Management Services

Under its Management Agreement, for WRIMCO's management services, each Portfolio pays WRIMCO a fee as described in the Prospectus. The management fees paid to WRIMCO, during the last three fiscal years for each Portfolio then in existence were as follows:

Periods ended December 31,
	2008	2007	2006
Ivy Funds VIP Asset Strategy	$ 6,015,566	$ 5,069,591	$ 3,657,741
Ivy Funds VIP Balanced	3,338,840	3,934,013	3,996,274
Ivy Funds VIP Bond	1,479,216	1,241,780	1,075,919
Ivy Funds VIP Core Equity	4,086,170	5,322,329	5,135,376
Ivy Funds VIP Dividend Opportunities	875,770	712,494	421,075
Ivy Funds VIP Energy	250,423	115,546	29,055
Ivy Funds VIP Global Natural Resources	1,384,681	1,242,357	642,436
Ivy Funds VIP Growth	7,317,953	8,444,028	8,261,018
Ivy Funds VIP High Income	1,195,434	1,330,756	1,169,729
Ivy Funds VIP International Growth	1,891,208	2,245,577	1,890,003
Ivy Funds VIP International Value	4,331,885	5,277,695	4,360,700
Ivy Funds VIP Micro Cap Growth	412,223	577,213	553,464
Ivy Funds VIP Mid Cap Growth	460,894	409,554	216,740
Ivy Funds VIP Money Market	558,166	319,599	241,013
Ivy Funds VIP Mortgage Securities	166,492	147,606	141,278
Ivy Funds VIP Real Estate Securities	391,215	537,161	391,412
Ivy Funds VIP Science and Technology	2,685,812	3,212,675	3,017,650
Ivy Funds VIP Small Cap Growth	3,435,591	4,723,598	4,961,263
Ivy Funds VIP Small Cap Value	1,547,856	1,765,203	1,540,062
Ivy Funds VIP Value	2,113,638	2,677,188	2,488,437
Ivy Funds VIP Pathfinder Aggressive	---	---	---
Ivy Funds VIP Pathfinder Moderately Aggressive	---	---	---
Ivy Funds VIP Pathfinder Moderate	---	---	---
Ivy Funds VIP Pathfinder Moderately Conservative	---	---	---
Ivy Funds VIP Pathfinder Conservative	---	---	---

Each Portfolio accrues and pays this fee daily.

The Management Agreement for each Portfolio permits WRIMCO, or an affiliate of WRIMCO, to enter into a separate agreement for accounting services (the Accounting Services Agreement) and a separate agreement for transfer agency services (the Transfer Agency Agreement) with the Trust for the Portfolio. Each Management Agreement contains detailed provisions as to the matters to be considered by the Board prior to approving any Accounting Services Agreement or Transfer Agency Agreement.

Accounting Services

Under the Accounting Services Agreement entered into between the Trust and WRSCO for each Portfolio, WRSCO provides the Portfolio with bookkeeping and accounting services and assistance and other administrative services, including maintenance of the Portfolio's records, pricing of the Portfolio's shares, preparation of prospectuses for existing shareholders, preparation of proxy statements and certain shareholder reports. A new Accounting Services Agreement, or amendments to the existing one, may be approved by the Board without shareholder approval.

         Accounting Services Fees

Under the Accounting Services Agreement for each Portfolio except the Pathfinder Portfolios, each Portfolio pays WRSCO a monthly fee shown in the following table, based on the average daily net assets during the prior month.

Average Daily Net Assets for the Month				Monthly Fee
$0	-	$10	million	$0
$10	-	$25	million	$958
$25	-	$50	million	$1,925
$50	-	$100	million	$2,958
$100	-	$200	million	$4,033
$200	-	$350	million	$5,267
$350	-	$550	million	$6,875
$550	-	$750	million	$8,025
$750	-	$1.0	billion	$10,133
$1.0 billion and over				$12,375

Under the Accounting Services Agreement for each Pathfinder Portfolio, the Pathfinder Portfolio pays WRSCO a monthly fee shown in the following table, based on the average daily net assets during the prior month.

Average Daily Net Assets for the Month				Monthly Fee
$0	-	$10	million	$0
$10	-	$25	million	$479.00
$25	-	$50	million	$962.50
$50	-	$100	million	$1,479.00
$100	-	$200	million	$2,016.50
$200	-	$350	million	$2,633.50
$350	-	$550	million	$3,437.50
$550	-	$750	million	$4,012.50
$750	-	$1.0	billion	$5,066.50
$1.0 billion and over				$6,187.50

Each Portfolio also pays monthly a fee paid at the annual rate of 0.01% or one basis point for the first $1 billion of assets with no fee charges for assets in excess of $1 billion. This fee may be voluntarily waived until Portfolio assets are at least $10 million.

Fees paid to WRSCO for the last three fiscal years for each Portfolio then in existence were as follows:

Periods ended December 31,

	2008	2007	2006
Ivy Funds VIP Asset Strategy	$ 201,174	$177,150	$ 138,573
Ivy Funds VIP Balanced	130,219	152,530	153,374
Ivy Funds VIP Bond	94,618	87,603	84,061
Ivy Funds VIP Core Equity	151,090	191,562	181,642
Ivy Funds VIP Dividend Opportunities	60,902	53,212	39,465
Ivy Funds VIP Energy	22,169	7,751	---
Ivy Funds VIP Global Natural Resources	59,009	57,636	38,846
Ivy Funds VIP Growth	236,107	248,499	248,499
Ivy Funds VIP High Income	76,235	84,481	68,700
Ivy Funds VIP International Growth	81,881	89,583	85,715
Ivy Funds VIP International Value	140,474	158,348	136,104
Ivy Funds VIP Micro Cap Growth	29,495	41,589	41,342
Ivy Funds VIP Mid Cap Growth	37,820	34,127	19,839
Ivy Funds VIP Money Market	61,260	43,493	39,449
Ivy Funds VIP Mortgage Securities	26,449	26,028	25,926
Ivy Funds VIP Real Estate Securities	28,481	40,439	30,540
Ivy Funds VIP Science and Technology	102,814	120,404	111,861
Ivy Funds VIP Small Cap Growth	118,010	146,266	152,696
Ivy Funds VIP Small Cap Value	69,029	82,769	66,550
Ivy Funds VIP Value	93,268	120,877	107,964
Ivy Funds VIP Pathfinder Aggressive	9,583	---	---
Ivy Funds VIP Pathfinder Moderately Aggressive	16,131	---	---
Ivy Funds VIP Pathfinder Moderate	11,141	---	---
Ivy Funds VIP Pathfinder Moderately Conservative	3,228	---	---
Ivy Funds VIP Pathfinder Conservative	1,058	---	---

Since each Portfolio pays a management fee for investment supervision and an accounting services fee for accounting services as discussed above, WRIMCO and WRSCO, respectively, pay all of their own expenses, except as otherwise noted in the respective agreements, in providing these services. Waddell & Reed and affiliates pay the Trust's Trustees and officers who are affiliated with WRIMCO and Waddell & Reed. The Trust pays the fees and expenses of its other Trustees. The Trust pays all of its other expenses. These include the costs of printing and mailing materials sent to shareholders, audit and outside legal fees, taxes, brokerage commissions, interest, insurance premiums, fees payable under securities laws and to the Investment Company Institute, cost of processing and maintaining shareholder records, cost of systems or services used to price Portfolio securities and nonrecurring and extraordinary expenses, including litigation and indemnification relating to litigation.

Transfer Agency Services

Under the Transfer Agency Agreement entered into between the Trust and WRSCO, a subsidiary of Waddell & Reed, for each Portfolio WRSCO performs transfer agency functions, including the maintenance of shareholder accounts which are the separate accounts of the Participating Insurance Companies, the issuance, transfer and redemption of shares, distribution of dividends and other distributions and payment of redemption proceeds, and the furnishing of related information to the Portfolio. A new Transfer Agency Agreement, or amendments to the existing one, may be approved by the Board without shareholder approval. The Trust pays certain out-of-pocket expenses of WRSCO, which are 1) the charges of a sub-agent used by WRSCO in performing services under the Transfer Agency Agreement, including the cost of providing a record-keeping system, and 2) the cost of providing and/or mailing prospectuses to certain Policy holders (Policyowners). Fees paid to WRSCO for such out-of-pocket expenses for the last three fiscal years for each Portfolio then in existence were as follows:

	2008	2007	2006
Ivy Funds VIP Asset Strategy	$8,141	$21,760	$19,313
Ivy Funds VIP Balanced	4,312	19,486	21,109
Ivy Funds VIP Bond	2,992	3,440	7,631
Ivy Funds VIP Core Equity	5,354	21,880	27,483
Ivy Funds VIP Dividend Opportunities	1,218	2,977	2,151
Ivy Funds VIP Energy	277	544	113
Ivy Funds VIP Global Natural Resources	1,285	5,703	2,579
Ivy Funds VIP Growth	9,718	41,135	45,119
Ivy Funds VIP High Income	1,840	6,939	6,976
Ivy Funds VIP International Growth	2,086	8,594	8,296
Ivy Funds VIP International Value	4,749	20,655	18,644
Ivy Funds VIP Micro Cap Growth	435	2,066	2,111
Ivy Funds VIP Mid Cap Growth	550	1,397	931
Ivy Funds VIP Money Market	1,215	2,314	2,166
Ivy Funds VIP Mortgage Securities	358	1,014	1,059
Ivy Funds VIP Real Estate Securities	451	2,079	1,549
Ivy Funds VIP Science and Technology	2,953	12,184	13,531
Ivy Funds VIP Small Cap Growth	3,741	9,172	21,303
Ivy Funds VIP Small Cap Value	1,736	6,867	6,649
Ivy Funds VIP Value	2,799	12,921	12,730
Ivy Funds VIP Pathfinder Aggressive	251	---	---
Ivy Funds VIP Pathfinder Moderately Aggressive	472	---	---
Ivy Funds VIP Pathfinder Moderate	288	---	---
Ivy Funds VIP Pathfinder Moderately Conservative	100	---	---
Ivy Funds VIP Pathfinder Conservative	35	---	---

Distribution Services

Pursuant to the Principal Underwriting Agreement entered into between Waddell & Reed and the Trust, Waddell & Reed offers shares of the Portfolios to Participating Insurance Companies and may also engage in marketing and other promotional activities intended to result in the inclusion of shares of the Trust as investment options under variable life insurance and annuity products.

Service Plan

Under a Service Plan (Plan) adopted by the Trust pursuant to Rule 12b-1 under the 1940 Act, each Portfolio (other than Ivy Funds VIP Money Market and the Pathfinder Portfolios) may pay Waddell & Reed a fee not to exceed .25% of the Portfolio's average annual net assets, paid daily, to compensate Waddell & Reed and unaffiliated third parties for costs and expenses in connection with the provision of personal services to Policyowners.

The Plan permits Waddell & Reed to be compensated for amounts it expends in compensating, training and supporting registered financial advisors, sales managers and/or other appropriate personnel in providing personal services to Policyowners and/or maintenance of Policyowner accounts; increasing services provided to Policyowners by office personnel; engaging in other activities useful in providing personal service to Policyowners; and in compensating broker-dealers who may regularly sell Policies, and other third parties, for providing shareholder services and/or maintenance of Policyowner accounts.

The only Trustees or interested persons, as defined in the 1940 Act, of the Trust who have a direct or indirect financial interest in the operation of the Plan are the officers and Trustees who are also officers of either Waddell & Reed or its affiliate(s) or who are shareholders of Waddell & Reed Financial, Inc., the indirect parent company of Waddell & Reed. The Plan is anticipated to benefit each Portfolio and the Policyowners through Waddell & Reed's activities to provide directly, or indirectly, personal services to the Policyowners and thereby promote the maintenance of their accounts with respect to investment in the Portfolio. The Trust anticipates that Policyowners investing in a Portfolio may benefit to the extent that Waddell & Reed's activities are successful in increasing the assets of the Portfolio through reduced redemptions and reducing a Policyowner's share of Portfolio expenses. In addition, the Trust anticipates that the revenues from the Plan will provide Waddell & Reed with greater resources to make the financial commitments necessary to continue to improve the quality and level of services to the Trust and Policyowners.

The Plan was approved by the Board, including the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operations of the Plan or any agreement referred to in the Plan (hereafter, Plan Trustees). The Plan was also approved as to each Portfolio by the shareholders of the Portfolio.

Among other things, the Plan provides that (1) Waddell & Reed will provide to the Trustees at least quarterly, and the Trustees will review, a report of amounts expended under the Plan and the purposes for which such expenditures were made, (2) the Plan will continue in effect only so long as it is approved at least annually, and any material amendments thereto will be effective only if approved, by the Board including the Plan Trustees, acting in person at a meeting called for that purpose, (3) amounts to be paid by a Portfolio under the Plan may not be materially increased without the vote of the holders of a majority of the outstanding shares of the Portfolio, and (4) while the Plan remains in effect, the selection and nomination of the Trustees who are Plan Trustees will be committed to the discretion of the Plan Trustees. During the fiscal year ended December 31, 2008, each Portfolio paid the following amount under the Plan:

Ivy Funds VIP Asset Strategy	$ 2,145,677
Ivy Funds VIP Balanced	1,192,444
Ivy Funds VIP Bond	784,480
Ivy Funds VIP Core Equity	1,461,731
Ivy Funds VIP Dividend Opportunities	312,776
Ivy Funds VIP Energy	73,654
Ivy Funds VIP Global Natural Resources	346,171
Ivy Funds VIP Growth	2,628,535
Ivy Funds VIP High Income	478,987
Ivy Funds VIP International Growth	557,293
Ivy Funds VIP International Value	1,274,092
Ivy Funds VIP Micro Cap Growth	108,480
Ivy Funds VIP Mid Cap Growth	135,790
Ivy Funds VIP Money Market	348,854*
Ivy Funds VIP Mortgage Securities	83,246
Ivy Funds VIP Real Estate Securities	108,671
Ivy Funds VIP Science and Technology	789,719
Ivy Funds VIP Small Cap Growth	1,009,582
Ivy Funds VIP Small Cap Value	455,253
Ivy Funds VIP Value	754,558
Ivy Funds VIP Pathfinder Aggressive	---
Ivy Funds VIP Pathfinder Moderately Aggressive	---
Ivy Funds VIP Pathfinder Moderate	---
Ivy Funds VIP Pathfinder Moderately Conservative	---
Ivy Funds VIP Pathfinder Conservative	---

*The Ivy Funds VIP Money Market Service Plan was terminated effective January 31, 2009.

Custodial and Auditing Services

The Portfolios' custodian is UMB Bank, n.a., and its address is 928 Grand Boulevard, Kansas City, Missouri. In general, the custodian is responsible for holding the Portfolios' cash and securities. Deloitte & Touche LLP, located at 1100 Walnut, Suite 3300, Kansas City, Missouri, the Trust's independent registered public accounting firm, audits the Portfolios' financial statements.

Portfolio Managers

Portfolio Managers employed by WRIMCO

The following tables provide information relating to the portfolio managers of the Portfolios as of December 31, 2008:

Michael L. Avery -- Ivy Funds VIP Asset Strategy, Ivy Funds VIP Pathfinder Aggressive, Ivy Funds VIP Pathfinder Moderately Aggressive, Ivy Funds VIP Pathfinder Moderate, Ivy Funds VIP Pathfinder Moderately Conservative, and Ivy Funds VIP Pathfinder Conservative

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	13	0	0
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)	$14,194	$0	$0
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

Daniel Becker -- Ivy Funds VIP Growth

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	3	9	36
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)	$2,369	$1,929	$1,724
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

Erik Becker -- Ivy Funds VIP Core Equity

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	3	1	14
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)	$2,957	$89	$248
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

Chace Brundige -- Ivy Funds VIP International Growth

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	3	0	3
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)	$787	$0	$0.20
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

Ryan Caldwell -- Ivy Funds VIP Asset Strategy

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	6	0	2
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)	$13,770	$0	$0.11
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

David Ginther -- Ivy Funds VIP Dividend Opportunities and Ivy Funds VIP Energy

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	6	3	0
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)	$1,128	$155	$0
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

Kenneth McQuade -- Ivy Funds VIP Small Cap Growth

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	1	0	1
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)	$290	$0	$0.07
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

Timothy J. Miller -- Ivy Funds VIP Small Cap Value

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	2	0	5
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)	$285	$0	$0.94
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

William Nelson -- Ivy Funds VIP High Income

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	2	1	5
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)	$906	$16	$0.92
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

Matthew Norris -- Ivy Funds VIP Value

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	3	0	3
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)	$589	$0	$67
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

Mark Otterstrom --Ivy Funds VIP Bond

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	4	0	20
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)	$2,217	$0	$518
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

Cynthia Prince-Fox -- Ivy Funds VIP Balanced

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	4	0	2
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)	$1,258	$0	$59
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

Philip Sanders -- Ivy Funds VIP Growth

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	3	9	36
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)	$2,369	$1,929	$1,723
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

Kimberly Scott -- Ivy Funds VIP Mid Cap Growth

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	3	0	3
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)	$935	$0	$1
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

Zachary Shafran -- Ivy Funds VIP Science and Technology

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	3	1	7
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)	$2,421	$2	$3
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

Mira Stevovich -- Ivy Funds VIP Money Market

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	3	0	1
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)	$2,062	$0	$0.01
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

Gustaf Zinn -- Ivy Funds VIP Core Equity

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	3	1	12
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)	$2,957	$89	$249
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

Conflicts of Interest

Actual or apparent conflicts of interest may arise when a portfolio manager has day-to-day management responsibilities with respect to more than one fund or account, such as the following:

  The management of multiple funds and/or other accounts may result in a portfolio manager devoting unequal time and attention to the management of each fund and/or other account. WRIMCO seeks to manage such competing interests for the time and attention of portfolio managers by having a portfolio manager focus on a particular investment discipline. Most other accounts managed by a portfolio manager are managed using the same investment models that are used in connection with the management of the funds.
  The portfolio manager might execute transactions for another fund or account that may adversely impact the value of securities held by the fund. Securities selected for funds or accounts other than the fund might outperform the securities selected for the fund. WRIMCO seeks to manage this potential conflict by requiring all portfolio transactions to be allocated pursuant to WRIMCO's Allocation Procedures.

WRIMCO and the Portfolios have adopted certain compliance procedures, including the Code of Ethics, which are designed to address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

Compensation

WRIMCO believes that integral to the retention of investment professionals are: a) a competitive base salary, that is commensurate with the individual's level of experience and responsibility; b) an attractive bonus structure linked to investment performance, described below; and c) eligibility for a stock incentive plan in shares of WDR that rewards teamwork. Awards of equity-based compensation typically vest over time, so as to create an incentive to retain key talent; and d) to the extent a portfolio manager also manages institutional separate accounts, he or she will share in a percentage of the revenues earned, on behalf of such accounts, by WRIMCO.

Portfolio managers can receive significant annual performance-based bonuses. The better the pre-tax performance of the portfolio relative to an appropriate benchmark, the more bonus compensation the manager receives. The primary benchmark is the portfolio manager's percentile ranking against the performance of managers of the same investment style at other firms. The secondary benchmark is an index of securities matched to the same investment style. Half of a portfolio manager's bonus is based upon a three-year period, and half is based upon a one-year period. For truly exceptional results, bonuses can be multiples of base salary. In cases where portfolio managers have more than one portfolio to manage, all the portfolios are similar in investment style and all are taken into account in determining bonuses. Thirty percent of annual performance-based bonuses is deferred for a three-year period. During that time, the deferred portion of bonuses is deemed invested in one or more mutual funds managed by WRIMCO (or its affiliate), with a minimum of 50% of the deferred bonus required to be invested in a mutual fund managed by the portfolio manager. In addition to the deferred portion of bonuses being deemed invested in mutual funds managed by WRIMCO (or its affiliate), WDR's 401(k) plan offers mutual funds managed by WRIMCO (or its affiliate) as investment options. No compensation is based upon the amount of the mutual fund assets under management.

Ownership of Securities

As of December 31, 2008, the dollar range of shares beneficially owned by the portfolio managers was:

Manager	Portfolio Managed in Ivy Funds Variable Insurance Portfolios	Dollar Range of Shares Owned* in Portfolio Managed	Dollar Range of Shares Owned in Funds in Fund Complex
Michael Avery**	Ivy Funds VIP Asset Strategy	$0	$500,001 to $1,000,000
Daniel Becker	Ivy Funds VIP Growth	$0	$100,001 to $500,000
Erik Becker	Ivy Funds VIP Core Equity	$0	$100,001 to $500,000
Chace Brundige	Ivy Funds VIP International Growth	$0	$50,001 to $100,000
Ryan Caldwell	Ivy Funds VIP Asset Strategy	$0	$0
David Ginther	Ivy Funds VIP Dividend Opportunities Ivy Funds VIP Energy	$0 $0	$500,001 to $1,000,000
Kenneth McQuade	Ivy Funds VIP Small Cap Growth	$0	$100,001 to $500,000
Timothy Miller	Ivy Funds VIP Small Cap Value	$0	$0
William Nelson	Ivy Funds VIP High Income	$0	$100,001 to $500,000
Matthew Norris	Ivy Funds VIP Value	$0	$100,001 to $500,000
Mark Otterstrom	Ivy Funds VIP Bond	$0	$500,001 to $1,000,000
Cynthia Prince-Fox	Ivy Funds VIP Balanced	$0	over $1,000,000
Philip Sanders	Ivy Funds VIP Growth	$0	$100,001 to $500,000
Kimberly Scott	Ivy Funds VIP Mid Cap Growth	$0	$100,001 to $500,000
Zachary Shafran	Ivy Funds VIP Science and Technology	$0	$500,001 to $1,000,000
Mira Stevovich	Ivy Funds VIP Money Market	$0	$100,001 to $500,000
Gustaf Zinn	Ivy Funds VIP Core Equity	$0	$100,001 to $500,000

A portion of each portfolio manager's compensation is held in a deferred account, and deemed to be invested in funds within the Fund Complex. As of December 31, 2008, the dollar range of shares of the Portfolios deemed owned by the portfolio managers was:

Manager	Portfolio Managed in the Ivy Funds Variable Insurance Portfolios	Dollar Range of Shares Deemed Owned* in Portfolio or Style Managed[1]	Dollar Range of Shares Deemed Owned in Funds in Fund Complex
Michael Avery	Ivy Funds VIP Asset Strategy	$100,001 to $500,000	$100,001 to $500,000
Daniel Becker	Ivy Funds VIP Growth	$100,001 to $500,000	$100,001 to $500,000
Erik Becker	Ivy Funds VIP Core Equity	$100,001 to $500,000	$100,001 to $500,000
Chace Brundige	Ivy Funds VIP International Growth	$100,001 to $500,000	$100,001 to $500,000
Ryan Caldwell	Ivy Funds VIP Asset Strategy	$100,001 to $500,000	$100,001 to $500,000
David Ginther	Ivy Funds VIP Dividend Opportunities Ivy Funds VIP Energy	$100,001 to $500,000 $100,001 to $500,000	$100,001 to $500,000
Kenneth McQuade	Ivy Funds VIP Small Cap Growth	$50,001 to $100,000	$50,001 to $100,000
Timothy Miller	Ivy Funds VIP Small Cap Value	$10,001 to $50,000	$10,001 to $50,000
William Nelson	Ivy Funds VIP High Income	$100,001 to $500,000	$100,001 to $500,000
Matthew Norris	Ivy Funds VIP Value	$50,001 to $100,000	$50,001 to $100,000
Mark Otterstrom	Ivy Funds VIP Bond	$100,001 to $500,000	$100,001 to $500,000
Cynthia Prince-Fox	Ivy Funds VIP Balanced	$100,001 to $500,000	$100,001 to $500,000
Philip Sanders	Ivy Funds VIP Growth	$100,001 to $500,000	$100,001 to $500,000
Kimberly Scott	Ivy Funds VIP Mid Cap Growth	$100,001 to $500,000	$100,001 to $500,000
Zachary Shafran	Ivy Funds VIP Science and Technology	$500,001 to $1,000,000	$500,001 to $1,000,000
Mira Stevovich	Ivy Funds VIP Money Market	$10,001 to $50,000	$10,001 to $50,000
Gustaf Zinn	Ivy Funds VIP Core Equity	$100,001 to $500,000	$100,001 to $500,000

*The Portfolios' shares are available for purchase only by Participating Insurance Companies and are indirectly owned by investors in the Policies for which the Portfolios serve as the underlying investment vehicle.

1 Shares deemed owned in any fund within the Fund Complex which is managed by the Manager.

Portfolio Managers employed by Advantus Capital Management, Inc.

The following tables provide information relating to the portfolio managers of the specified Portfolios as of December 31, 2008:

Christopher R. Sebald -- Ivy Funds VIP Mortgage Securities

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	6	2	16
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)	$953	$772	$1,739
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

David Land -- Ivy Funds VIP Mortgage Securities

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	6	1	10
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed	$803	$195	$1,462
Assets Managed with Performance-Based Advisory Fees	$0	$0	$0

Joseph R. Betlej -- Ivy Funds VIP Real Estate Securities

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	4	2	1
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed	$359	$22	$61
Assets Managed with Performance-Based Advisory Fees	$0	$0	$0

Lowell Bolken -- Ivy Funds VIP Real Estate Securities

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	4	2	1
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)	$359	$22	$61
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

Conflicts of Interest

In the judgment of WRIMCO and Advantus Capital, no material conflicts of interest are likely to arise in connection with a portfolio manager's management of a Portfolio on the one hand and the management of any account identified above on the other. All portfolio managers must manage assets in their personal accounts in accordance with Advantus Capital's code of ethics. The Portfolios and all other accounts managed by a portfolio manager in a similar style are managed subject to substantially similar investment restrictions and guidelines, and therefore no conflict of interest is likely to arise due to material differences in investment strategy. Advantus Capital has also adopted policies and procedures designed for fair allocation of investment opportunities between a Portfolio and other accounts managed by the same portfolio manager, including accounts of Advantus Capital or their affiliates. In addition, Advantus Capital believes that material conflicts due to differences in compensation paid to portfolio managers (see below) are also unlikely to arise. Account performance is a factor in determining a portfolio manager's compensation, but no portfolio manager's compensation structure favors one account over another on the basis of performance.

Compensation

As of the end of the Portfolio's most recent fiscal year, each portfolio manager of a Portfolio is compensated for managing the Portfolio and for managing other accounts identified above in the manner set forth below. Portfolio managers also receive other compensation in the form of group insurance and medical benefits and pension and other retirement benefits which are available generally to all employees of Advantus Capital and which do not discriminate in favor of any portfolio manager.

Base Salary -- the portfolio manager's total compensation package is reviewed and adjusted annually using competitive compensation surveys. Base salary is designed to provide a measure of stability and is targeted to be competitive with peers.

Short-term Bonus -- the portfolio manager is eligible for an annual bonus that is based on the portfolio manager's ability to meet predetermined goals. Of the total goal, approximately 88% is based on the pre-tax investment performance versus an appropriate benchmark and peer group. In the case of a Portfolio, the appropriate benchmark is the Portfolio's benchmark index described in the Portfolio's prospectus. Appropriate peer groups are determined using applicable Lipper investment categories. Performance comparisons to the respective benchmark and peer group are performed using both one-year and three-year performance. The remaining goals (approximately 12%) are based on subjective fulfillment of position duties.

Long-term Incentive -- the portfolio manager is eligible for a long-term bonus that is dependent upon Advantus Capital's strategic business objectives such as profitability, sales, etc. If long-term bonuses are granted, the bonus has a four-year vesting schedule.

Deferred Compensation -- the portfolio manager has the option to defer all or part of his or her short-term and long-term bonuses into a non-qualified deferred compensation plan. All elections must be made prior to the start of the performance measurement period.

Revenue Share -- the portfolio manager is paid a percentage of revenue received for the management of assets for unaffiliated clients including Mortgage Securities Portfolio and Real Estate Securities Portfolio, except if investments are made through the portfolio manager's retirement account that invests in the Portfolios through separate accounts. Revenues received from accounts of Advantus Capital or any of its affiliates, are not subject to revenue share.

Ownership of Securities

As of December 31, 2008, the dollar range of shares of the Portfolios beneficially owned by the portfolio managers was:

Manager	Dollar Range of Shares owned* in Ivy Funds VIP Mortgage Securities	Dollar Range of Shares owned in Fund Complex
Christopher R. Sebald	$0	$0
David Land	$0	$1 to $10,000

Manager	Dollar Range of Shares owned* in Ivy Funds VIP Real Estate Securities	Dollar Range of Shares owned in Fund Complex
Joseph R. Betlej	$0	$50,001 to $100,000
Lowell R. Bolken	$0	$10,001 to $50,000

*The Portfolios' shares are available for purchase only by Participating Insurance Companies and are indirectly owned by investors in the Policies for which the Portfolios serve as the underlying investment vehicle.

Portfolio Managers employed by Mackenzie Financial Corporation

The following provides information relating to the portfolio manager of the Ivy Funds VIP Global Natural Resources as of December 31, 2008:

Fred Sturm

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	2	9	3
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)	$3,272.2	$1,461.3	$61.9
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

Conflicts of Interest

Mackenzie, and the portfolio manager as its representative, may have other clients that lead to a variance in compensation schemes, however, Mackenzie has in place a Code of Conduct and Trade Allocation Policy which require fair treatment of all accounts. The portfolio manager, subject to the Code of Conduct, may invest in securities held by the Portfolio. The portfolio manager may also invest directly in other funds with overlapping mandates. Mackenzie reserves the sole discretion to periodically review, and materially alter the compensation schemes from time to time.

Actual or apparent conflicts of interest may arise when a portfolio manager has day-to-day management responsibilities with respect to more than one fund or other account. More specifically, portfolio managers who manage multiple funds and /or other accounts may be presented (amongst others) with the following potential conflicts:

  The management of multiple funds and/or other accounts may result in a portfolio manager devoting unequal time and attention to the management of each fund and/or other account. Individual mandate objectives may vary, but in general Mackenzie seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment approach. Most other accounts managed by a portfolio manager are managed using similar investment disciplines that are used in connection with the management of the Portfolios.
  If a portfolio manager identifies a limited investment opportunity that may be suitable for more than one fund or other account, a Portfolio may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible funds and other accounts. To deal with these situations, Mackenzie has adopted procedures for allocating portfolio transactions across multiple accounts.
  With respect to securities transactions for the Portfolios, Mackenzie determines which broker to use to execute each order, consistent with its duty to seek best execution of the transaction. However, with respect to certain other accounts (such as mutual funds for which Mackenzie or an affiliate acts as sub-advisor, other pooled investment vehicles that are not registered mutual funds, and other accounts managed for organizations and individuals), Mackenzie may be limited by the client with respect to the selection of brokers or may be instructed to direct trades through a particular broker. In these cases, Mackenzie or its affiliates may place separate, non-simultaneous, transactions for a Portfolio and another account which may temporarily affect the market price of the security or the execution of the transaction, or both, to the detriment of the Portfolio or the other account.
  Finally, the appearance of a conflict of interest may arise where Mackenzie has an incentive, such as a performance-based management fee, which relates to the management of one fund or account but not all funds and accounts with respect to which a portfolio manager has day-to-day management responsibilities.
  Mackenzie and the Portfolio have adopted certain compliance procedures which are designed to address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

Portfolio Manager Compensation

Mackenzie Financial Corporation (Mackenzie) compensates its portfolio managers and investment analysts through a combination of salary, bonuses and employee benefits. Mackenzie seeks to pay competitive base salaries based on the portfolio manager's or investment analyst's experience, responsibilities at Mackenzie corporately and with regard to the assets they manage, and length of service with Mackenzie. Mackenzie regularly engages service providers to provide data with regard to portfolio manager and investment analyst compensation in its home market and markets in which it competes to ensure that the base salaries it offers are competitive.

Mackenzie determines the annual cash bonus of each portfolio manager and investment analyst based on performance and the achievement of individual objectives set by the Chief Investment Officer and the individual at the beginning of each year. The manner in which performance bonuses are calculated depends on the category assigned to the individual. Individuals are assigned to one of three categories: Tier 1 -- consisting of senior portfolio managers; Tier 2 -- consisting of junior portfolio managers, who may be lead managers on certain funds, but also participate as members of an investment team under the supervision of a senior portfolio manager; and Tier 3 -- consisting of investment analysts, each of whom are members of a particular team. Performance-based bonuses can be as high as 150% of a Tier 1 portfolio manager's base salary and are determined through a formula that measures the performance of the fund or funds under management by that individual against relevant funds offered by Mackenzie's competitors or, in certain cases, against the appropriate market index or benchmark. (Tier 2 and Tier 3 individual's performance is, in most cases, measured by the performance of all funds managed by the team, even if the individual does not participate in the portfolio management decisions of the Fund.) The performance criteria is based on the percentile ranking of each fund managed by the Tier 1 individual (or by the team, in the case of Tier 2 and Tier 3 individuals) as measured by its average annual compounded total returns over the previous 1, 3 and 5 years. Performance is measured against the universe of funds in that category as determined by Globe HySales, a division of Bell Globemedia Publishing Inc., although that universe may be modified on the recommendation of the Chief Investment Officer of Mackenzie as ratified by the Chief Executive Officer of Mackenzie. Where relative performance measurement is impracticable, the performance against an appropriate market index or benchmark is used. That portion of the bonus relating to individual objectives may be based on personal achievement, assistance in the achievement of specific departmental objectives, or assistance in the achievement of specific corporate objectives.

Mackenzie offers its employees a wide range of benefits and these are offered to portfolio managers as well, including: a group medical and dental plan; a group disability plan; an optional life insurance plan; an employee share purchase plan (to purchase common shares of IGM Financial Inc. (IGM Shares), Mackenzie's parent company) pursuant to which an individual may direct that an amount up to 5% of their salary be used, monthly, toward the purchase of IGM Shares and Mackenzie will purchase IGM Shares for the employee having a value of 50% of the amount of the employee's contribution; an employee share option plan with respect to IGM Shares, for employees who hold the office of Vice-President and above, in an amount based on the individual's base salary; and a defined contribution group retirement plan under which Mackenzie contributes an amount equal to a proportion of the individual's salary, based on years of service, up to the maximum allowable by law (this amount is in addition to the employee's salary).

Ownership of Securities

As of December 31, 2008, the dollar range of shares of Ivy Funds VIP Global Natural Resources beneficially owned* by Fred Sturm was: $0.

As of December 31, 2008, the dollar range of shares of funds in the Fund Complex beneficially owned by Fred Sturm was: $0.

*The Portfolio's shares are available for purchase only by Participating Insurance Companies and are indirectly owned by investors in the Policies for which the Portfolio serves as the underlying investment vehicle.

Portfolio Managers employed by TGAL

The following provides information relating to the portfolio manager of the Ivy Funds VIP International Value as of December 31, 2008:

Edgerton Tucker Scott

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts[1]
Number of Accounts Managed	4	1	0
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)	$10,893.6	$462.1	$0
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

Conflicts of Interest

The management of multiple funds, including the Portfolio, and accounts may also give rise to potential conflicts of interest if the funds and other accounts have different objectives, benchmarks, time horizons, and fees as the portfolio manager must allocate his or her time and investment ideas across multiple funds and accounts. The manager seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment discipline. Most other accounts managed by a portfolio manager are managed using the same investment strategies that are used in connection with the management of the Portfolio. Accordingly, portfolio holdings, position sizes, and industry and sector exposures tend to be similar across similar portfolios, which may minimize the potential for conflicts of interest. The separate management of the trade execution and valuation functions from the portfolio management process also helps to reduce potential conflicts of interest. However, securities selected for funds or accounts other than the Portfolio may outperform the securities selected for the Portfolio. Moreover, if a portfolio manager identifies a limited investment opportunity that may be suitable for more than one fund or other account, the Portfolio may not be able to take full advantage of that opportunity due to an allocation of that opportunity across all eligible funds and other accounts. The manager seeks to manage such potential conflicts by using procedures intended to provide a fair allocation of buy and sell opportunities among funds and other accounts.

The structure of a portfolio manager's compensation may give rise to potential conflicts of interest. A portfolio manager's base pay and bonus tend to increase with additional and more complex responsibilities that include increased assets under management. As such, there may be an indirect relationship between a portfolio manager's marketing or sales efforts and his or her bonus.

Finally, the management of personal accounts by a portfolio manager may give rise to potential conflicts of interest. While the Portfolio and TGAL have adopted a code of ethics which they believe contains provisions reasonably necessary to prevent a wide range of prohibited activities by portfolio managers and others with respect to their personal trading activities, there can be no assurance that the code of ethics addresses all individual conduct that could result in conflicts of interest.

TGAL and the Portfolio have adopted certain compliance procedures that are designed to address these, and other, types of conflicts.  However, there is no guarantee that such procedures will detect each and every situation where a conflict arises.

Portfolio Manager Compensation

Templeton seeks to maintain a compensation program that is competitively positioned to attract, retain and motivate top-quality investment professionals. Portfolio managers receive a base salary, a cash incentive bonus opportunity, an equity compensation opportunity, and a benefits package. Portfolio manager compensation is reviewed annually and the level of compensation is based on individual performance, the salary range for a portfolio manager's level of responsibility and Templeton guidelines. Portfolio managers are provided no financial incentive to favor one fund or account over another. Each portfolio manager's compensation consists of the following three elements:

Base salary Each portfolio manager is paid a base salary.

Annual bonus Annual bonuses are structured to align the interests of the portfolio manager with those of the Portfolio's shareholders. Each portfolio manager is eligible to receive an annual bonus. Bonuses generally are split between cash (50% to 65%) and restricted shares of Franklin Resources stock (17.5% to 25%) and mutual fund shares (17.5% to 25%). The deferred equity-based compensation is intended to build a vested interest of the portfolio manager in the financial performance of both Franklin Resources and mutual funds advised by the manager. The bonus plan is intended to provide a competitive level of annual bonus compensation that is tied to the portfolio manager achieving consistently strong investment performance, which aligns the financial incentives of the portfolio manager and Portfolio shareholders. The Chief Investment Officer of the manager and/or other officers of the manager, with responsibility for the Portfolio, have discretion in the granting of annual bonuses to portfolio managers in accordance with Templeton guidelines. The following factors are generally used in determining bonuses under the plan:

  Investment performance. Primary consideration is given to the historic investment performance over the 1, 3 and 5 preceding years of all accounts managed by the portfolio manager. The pre-tax performance of each fund managed is measured relative to a relevant peer group and/or applicable benchmark as appropriate.
  Research. Where the portfolio management team also has research responsibilities, each portfolio manager is evaluated on the number and performance of recommendations over time, productivity and quality of recommendations, and peer evaluation.
  Non-investment performance. For senior portfolio managers, there is a qualitative evaluation based on leadership and the mentoring of staff.
  Responsibilities. The characteristics and complexity of funds managed by the portfolio manager are factored in the manager's appraisal.

Additional long-term equity-based compensation Portfolio managers may also be awarded restricted shares or units of Franklin Resources stock or restricted shares or units of one or more mutual funds, and options to purchase common shares of Franklin Resources stock. Awards of such deferred equity-based compensation typically vest over time, so as to create incentives to retain key talent.

Portfolio managers also participate in benefit plans and programs available generally to all employees of the manager.

Ownership of Securities

As of December 31, 2008, the dollar range of shares of Ivy Funds VIP International Value beneficially owned* by Mr. Scott was: $0.

As of December 31, 2008, the dollar range of shares of funds in the Fund Complex beneficially owned by Mr. Scott was: $0.

*The Portfolio's shares are available for purchase only by Participating Insurance Companies and are indirectly owned by investors in the Policies for which the Portfolio serves as the underlying investment vehicle.

Portfolio Managers employed by Wall Street Associates, LLC

The following provides information relating to the portfolio managers of Ivy Funds VIP Micro Cap Growth as of December 31, 2008:

William Jeffery III

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	2	0	41
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	5
Assets Managed (in millions)	$151.8	$0	$922.3
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$269.8

Kenneth F. McCain

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	2	0	41
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	5
Assets Managed (in millions)	$151.8	$0	$922.3
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$269.8

Paul J. Ariano

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	2	0	41
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	5
Assets Managed (in millions)	$151.8	$0	$922.3
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$269.8

Paul K. LeCoq

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	2	1	41
Number of Accounts Managed with Performance-Based Advisory Fees	0	1	5
Assets Managed (in millions)	$151.8	$22.3	$922.3
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$22.3	$269.8

Carl Wiese

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	2	0	41
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	5
Assets Managed (in millions)	$151.8	$0	$922.3
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$269.8

Conflicts of Interest

WSA discloses in its ADV potential conflicts of interest arising from situations where portfolio managers oversee "long-only" client accounts, such as mutual fund sub-advisory accounts and/or pension funds, as well as pooled investment funds, such as hedge funds. In general, the combination of policies, procedures, and a compensation arrangement whereby portfolio managers are primarily rewarded on the overall success of the firm ensures that no account is favored over another. WSA has adopted the following policies and procedures designed to eliminate and/or mitigate such conflicts of interest situations:

Code of Ethics and Statement of Policy and Procedures Regarding Personal Securities Transactions -- WSA's Code of Ethics covers all employees, including portfolio managers, and is based on the principal that we owe a fiduciary duty to the clients of WSA and must avoid activities, interests and relationships that might interfere with making decisions in the best interests of clients. The Code governs personal trading activities by all employees and/or other associated persons and subjects such personal trading activities to internal review and preclearance. Personal securities transactions may be restricted in recognition of impending investment decisions on behalf of clients and other factors. WSA maintains "blackout" periods during which WSA, its employees or other associated persons may not cause the execution of a transaction in a security for their own account or an account in which they have beneficial ownership. Copies of all statements of employee trades (that is, Preclearance Forms, Trade Confirmations, and Account Statements) are sent to WSA's Compliance Officer for the purposes of oversight and verification.

Statement of Policy and Procedures Regarding Hedge Fund Securities Transactions -- WSA's Hedge Fund Trading Policy governs securities transactions conducted by hedge fund investment personnel and is intended to ensure that transactions are conducted in accordance with the following principals: (a) a duty at all times to place first the interests of the firm's clients (both "long-only" and hedge funds); (b) the requirement that all hedge fund transactions be conducted in a manner that avoids any actual or potential conflict of interest or any abuse of an individual's responsibility and position of trust; and, (c) the fundamental standard that WSA personnel not take inappropriate advantage of their positions.

  Aggregated Trades - Through WSA's interest in its investment funds (hedge funds) it does invest in securities in which it invests "long-only" client funds in accordance with the following policy: Purchases and sales of securities which are common to client accounts and WSA's investment funds will be allocated pro-rata according to the relative sizes of accounts and desired position sizes among accounts. Great care is taken to avoid even the appearance of impropriety in all situations when trades for WSA "long-only" clients and investment funds are aggregated. Prior to each aggregated trade, senior portfolio managers, traders, and the Compliance Officer discuss each account's relative position size resulting from the initiation of an aggregated trade. The goal is that each trade allocation plan involving aggregated trades between WSA "long-only" clients and investment funds be designed to treat each client fairly and equitably, without advantaging any client over another.
  Prohibitions and Preclearance -- Hedge fund transactions may be effected so long as: (a) purchases or sales do not involve securities in which hedge fund investment personnel have any direct or indirect beneficial ownership unless prior written approval of the transaction is obtained by a Senior Member of the Portfolio Management Staff, the Senior Trader and the Compliance Officer; (b) hedge fund investment personnel initiate a request for pre-clearance in writing in advance of the transaction to the Trading Desk, Senior Management, and the Compliance Officer, disclosing the circumstances and considerations of any possible conflicts of interest surrounding each trade; (c) hedge fund investment personnel not acquire any direct or indirect beneficial ownership in any securities in any initial public offering; (d) hedge fund investment personnel may not acquire any beneficial ownership in any securities in any private placement of securities unless the Compliance Officer and Senior Portfolio Management Team have given express prior written approval.

Trading Policy -- WSA's trading practices and procedures prohibit unfair trading practices and seeks to disclose and avoid any conflicts of interests or resolve such conflicts in the client's favor. WSA views trade allocation planning as a crucial step in our attempt to obtain best execution and in ensuring the fair and equitable treatment of each client account during the trading process. Trade allocation plans, automatically generated by WSA's computerized trade/portfolio management system allows the trading desk to automatically screen individual account parameters to ensure compliance with client guidelines and objectives, check for any cash restraints, and "Reserve" the appropriate amount of shares, generally on a pro rata basis, for each account within the selected strategies. The Trade Allocation plan ensures: (a) performance-based accounts within a strategy do not get favored over client accounts in a strategy. Also, the firm's own accounts (proprietary accounts) are never favored over any client accounts; (b) no group of accounts is systematically disadvantaged versus any other group; (c) the proper treatment of "hot issues."

This typically results in a trade that is fairly and equitably allocated among accounts on either a pro-rata or rebalancing (that is, effecting a "bunched" trade in such a way as to even out the position sizes among accounts in a strategy) basis. Exceptions, however, may occur. Individual account constraints and low cash levels may, from time to time, require a "manual override" of the Allocation Plan by the trading desk. In situations where such constraints exist, trades for the constrained accounts can be changed (for example, constrained accounts may not obtain shares with the other accounts within the strategy, or may instead only obtain a portion of the shares "reserved" for the constrained account) by direction of the portfolio manager.

Portfolio Manager Compensation

With regards to compensation, the portfolio managers of the Portfolio all received a base salary. Effective October 1, 2007 all five portfolio managers were equity owners in the firm and will receive quarterly partnership distributions. All other employees (including Trading Staff and Analysts) received a base salary based on their experience level. In addition, employees received two semi-annual bonuses based on the overall profitability of the firm. All non-equity employees also participate in the firm's profit sharing plan and receive medical and dental benefits.

Ownership of Securities

As of December 31, 2008, the dollar range of shares of the Portfolio beneficially owned by the portfolio managers was:

Manager	Dollar Range of Shares owned* in Ivy Funds VIP Micro Cap Growth	Dollar Range of Shares owned in the Fund Complex
William Jeffery III	$0	$0
Kenneth F. McCain	$0	$0
Paul J. Ariano	$0	$0
Paul K. Lecoq	$0	$0
Carl Wiese	$0	$0

*The Portfolio's shares are available for purchase only by Participating Insurance Companies and are indirectly owned by investors in the Policies for which the Portfolio serves as the underlying investment vehicle.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Each of the Pathfinder Portfolios purchases and sells the shares of the Underlying Funds without commission or other sales charge. To the extent that a Pathfinder Portfolio purchases or sells U.S. government securities, commercial paper and other short-term corporate obligations and other money market instruments, including repurchase agreements, such transactions may be made directly with the issuers, dealers or banks, as further described below.

One of the duties undertaken by WRIMCO pursuant to the Management Agreement is to arrange the purchase and sale of securities for the Portfolios. With respect to most fixed-income portfolios, many purchases are made directly from issuers or from underwriters, dealers or banks. Purchases from underwriters include a commission or concession paid by the issuer to the underwriter. Purchases from dealers will include the spread between the bid and the asked prices. Otherwise, transactions in securities other than those for which an exchange is the primary market are generally effected with dealers acting as principals or market makers. Brokerage commissions are paid primarily for effecting transactions in securities traded on an exchange and otherwise only if it appears likely that a better price or execution can be obtained. The individuals who manage the Portfolios may manage other advisory accounts with similar investment objectives. It can be anticipated that the portfolio manager will frequently, yet not always, place concurrent orders for all or most accounts for which the manager has responsibility or WRIMCO and/or IICO, an affiliate of WRIMCO, may otherwise combine orders for a Portfolio with those of other Portfolios, funds within Waddell & Reed Advisors Funds and the Ivy Family of Funds and/or other accounts for which WRIMCO and/or IICO has investment discretion, including accounts affiliated with WRIMCO and/or IICO. WRIMCO, at its discretion, may aggregate such orders. Under current written procedures, transactions effected pursuant to such combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each fund or advisory account, except where the combined order is not filled completely. In this case, for a transaction not involving an initial public offering (IPO), WRIMCO will ordinarily allocate the transaction pro rata based on the orders placed, subject to certain variances provided for in the written procedures. For a partially filled IPO order, subject to certain variances specified in the written procedures, WRIMCO generally allocates the shares as follows: the IPO shares are initially allocated pro rata among the included portfolios/funds and/or advisory accounts grouped according to investment objective, based on relative total assets of each group; and the shares are then allocated within each group pro rata based on relative total assets of the included portfolios/funds and/or advisory accounts, except that (a) within a group having a small cap-related investment objective or an international investment objective, shares are allocated on a rotational basis after taking into account the impact of the anticipated initial gain on the value of the included portfolio/fund or advisory account and (b) within a group having a mid cap-related investment objective, shares are allocated based on the portfolio manager's review of various factors, including but not limited to such factors as the portfolio's/fund's or advisory account's investment strategies and policies, cash availability, any minimum investment policy, liquidity, anticipated term of the investment and current securities positions. In all cases, WRIMCO seeks to implement its allocation procedures to achieve a fair and equitable allocation of securities among its portfolios/funds and other advisory accounts. Sharing in large transactions could affect the price a Portfolio pays or receives or the amount it buys or sells. As well, a better negotiated commission may be available through combined orders.

To effect the portfolio transactions of each Portfolio, the Investment Manager is authorized to engage broker-dealers (brokers) which, in its best judgment based on all relevant factors, will implement the policy of the Portfolio to seek best execution (prompt and reliable execution at the best price obtainable) for reasonable and competitive commissions. The Investment Manager need not seek competitive commission bidding but is expected to minimize the commissions paid to the extent consistent with the interests and policies of the Portfolio. Subject to review by the Board, such policies include the selection of brokers which provide execution and/or research services and other services, including pricing or quotation services directly or through others (research and brokerage services) considered by the Investment Manager to be useful or desirable for its investment management of the Portfolio and/or the other funds and accounts over which the Investment Manager has investment discretion.

Research and brokerage services are, in general, defined by reference to Section 28(e) of the 1934 Act, as including (1) advice, either directly or through publications or writings, as to the value of securities, the advisability of investing in, purchasing or selling securities and the availability of securities and purchasers or sellers, (2) furnishing analyses and reports, or (3) effecting securities transactions and performing functions incidental thereto (such as clearance, settlement and custody). Investment discretion is, in general, defined as having authorization to determine what securities shall be purchased or sold for an account.

The commissions paid to brokers that provide such research and/or brokerage services may be higher than the commission another qualified broker would charge for effecting comparable transactions and are permissible if a good faith determination is made by the Investment Manager that the commission is reasonable in relation to the research or brokerage services provided. No allocation of brokerage or principal business is made to provide any other benefits to the Investment Manager. The Investment Manager does not direct Portfolio brokerage to compensate brokers for the sale of Portfolio shares. The Trust has adopted a policy that prohibits the Investment Manager from using Portfolio brokerage commissions to compensate broker-dealers for promotion or sale of Portfolio shares.

The investment research provided by a particular broker may be useful only to one or more of the other advisory accounts of the Investment Manager and investment research received for the commissions of those other accounts may be useful both to a Portfolio and one or more of such other accounts. To the extent that electronic or other products provided by such brokers to assist the Investment Manager in making investment management decisions are used for administration or other non-research purposes, a reasonable allocation of the cost of the product attributable to its non-research use is made and this cost is paid by the Investment Manager.

Such investment research, which may be supplied by a third party at the request of a broker, includes information on particular companies and industries as well as market, economic or institutional activity areas. In general, such investment research serves to broaden the scope and supplement the research activities of the Investment Manager, serves to make available additional views for consideration and comparisons, and enables the Investment Manager to obtain market information on the price of securities held in a Portfolio or being considered for purchase.

The Trust may also use its brokerage to pay for pricing or quotation services to value securities. The table below sets forth the brokerage commissions paid during the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006:

Periods ended December 31,

	2008	2007	2006
Ivy Funds VIP Asset Strategy	$3,462,966	$ 2,028,934	$ 1,749,559
Ivy Funds VIP Balanced	174,557	176,221	432,446
Ivy Funds VIP Bond	---	---	---
Ivy Funds VIP Core Equity	1,300,641	1,439,481	1,624,640
Ivy Funds VIP Dividend Opportunities	103,545	47,842	43,894
Ivy Funds VIP Energy	15,723	9,376	3,966
Ivy Funds VIP Global Natural	764,440	413,402	233,345
Ivy Funds VIP Growth	819,991	1,009,964	1,666,875
Ivy Funds VIP High Income	750	9,082	20,364
Ivy Funds VIP International Growth	818,989	995,554	945,185
Ivy Funds VIP International Value	295,415	382,395	467,412
Ivy Funds VIP Micro Cap Growth	166,614	223,074	195,233
Ivy Funds VIP Mid Cap Growth	67,512	51,985	26,189
Ivy Funds VIP Money Market	---	---	---
Ivy Funds VIP Mortgage Securities	1,255	830	340
Ivy Funds VIP Real Estate Securities	71,075	59,925	58,260
Ivy Funds VIP Science and Technology	537,162	847,800	885,215
Ivy Funds VIP Small Cap Growth	1,095,222	1,543,942	1,738,147
Ivy Funds VIP Small Cap Value	690,443	707,975	714,134
Ivy Funds VIP Value	393,255	455,933	711,151
Ivy Funds VIP Pathfinder Aggressive	---	---	---
Ivy Funds VIP Pathfinder Moderately Aggressive	---	---	---
Ivy Funds VIP Pathfinder Moderate	---	---	---
Ivy Funds VIP Pathfinder Moderately Conservative	---	---	---
Ivy Funds VIP Pathfinder Conservative	---	---	---
	----------	----------	----------
Total	$10,779,555	$10,403,715	$11,516,355

The next table shows the transactions, other than principal transactions, which were directed to broker-dealers who provided research services as well as execution and the brokerage commissions paid for the fiscal year ended December 31, 2008. These transactions were allocated to these broker-dealers by the internal allocation procedures described above.

	Amount of Transactions	Brokerage Commissions
Ivy Funds VIP Asset Strategy	$1,813,169,596	$2,825,988
Ivy Funds VIP Balanced	174,058,174	167,264
Ivy Funds VIP Bond	---	---
Ivy Funds VIP Core Equity	1,165,885,785	1,231,955
Ivy Funds VIP Dividend Opportunities	92,897,982	88,889
Ivy Funds VIP Energy	15,975,347	13,159
Ivy Funds VIP Global Natural Resources	---	---
Ivy Funds VIP Growth	1,048,374,723	744,184
Ivy Funds VIP High Income	885,131	750
Ivy Funds VIP International Growth	403,879,297	807,858
Ivy Funds VIP International Value	---	---
Ivy Funds VIP Micro Cap Growth	---	---
Ivy Funds VIP Mid Cap Growth	50,129,335	56,506
Ivy Funds VIP Money Market	---	---
Ivy Funds VIP Mortgage Securities	---	---
Ivy Funds VIP Real Estate Securities	---	---
Ivy Funds VIP Science and Technology	263,829,978	391,718
Ivy Funds VIP Small Cap Growth	495,844,161	781,709
Ivy Funds VIP Small Cap Value	205,109,010	370,768
Ivy Funds VIP Value	233,015,674	287,211
Ivy Funds VIP Pathfinder Aggressive	---	---
Ivy Funds VIP Pathfinder Moderately Aggressive	---	---
Ivy Funds VIP Pathfinder Moderate	---	---
Ivy Funds VIP Pathfinder Moderately Conservative	---	---
Ivy Funds VIP Pathfinder Conservative	---	---
	-------------	----------
Total	$5,963,054,193	$7,767,959

As of December 31, 2008, each of the Portfolios held securities issued by their respective regular broker-dealers, as follows (all amounts in thousands):

Ivy Funds VIP Asset Strategy owned Bank of America Corporation, Citigroup Inc., Credit Suisse, Credit Suisse Group, Goldman Sachs Group, Inc. (The), J.P. Morgan Chase & Co., Merrill Lynch & Co., Inc. and Morgan Stanley securities in the aggregate amounts of $154, $2,585, $866, $ 4,988, $9,519, $1,280, $11,250 and $1,918, respectively. Bank of America Corporation is the parent of Banc of America Securities LLC, a regular broker of the Portfolio. Citigroup Inc. is the parent of Citigroup Global Markets Inc., a regular broker of the Portfolio. Credit Suisse Group is the parent of Credit Suisse, a regular broker of the Portfolio. Goldman Sachs Group, Inc. (The) is the parent of Goldman, Sachs & Co., a regular broker of the Portfolio. J.P. Morgan Chase & Co. is the parent of J.P. Morgan Securities Inc., a regular broker of the Portfolio. Merrill Lynch & Co., Inc. is the parent of Merrill Lynch, Pierce, Fenner & Smith Inc., a regular broker of the Portfolio. Morgan Stanley is the parent of Morgan Stanley & Co. Incorporated, a regular broker of the Portfolio.

Ivy Funds VIP Balanced owned Goldman Sachs Group, Inc. (The) and J.P. Morgan Chase & Co. securities in the aggregate amounts of $2,000 and $5,940, respectively. Goldman Sachs Group, Inc. (The) is the parent of Goldman, Sachs & Co., a regular broker of the Portfolio. J.P. Morgan Chase & Co. is the parent of J.P. Morgan Securities Inc., a regular broker of the Portfolio.

Ivy Funds VIP Bond owned Goldman Sachs Group, Inc. (The), J.P. Morgan Chase & Co., Merrill Lynch & Co., Inc. and Morgan Stanley securities in the aggregate amounts of $4,173, $3,167, $2,966 and $4,168, respectively. Goldman Sachs Group, Inc. (The) is the parent of Goldman, Sachs & Co., a regular broker of the Portfolio. J.P. Morgan Chase & Co. is the parent of J.P. Morgan Securities Inc., a regular broker of the Portfolio. Merrill Lynch & Co., Inc. is the parent of Merrill Lynch, Pierce, Fenner & Smith Inc., a regular broker of the Portfolio. Morgan Stanley is the parent of Morgan Stanley & Co. Incorporated, a regular broker of the Portfolio.

Ivy Funds VIP Core Equity owned Bank of America Corporation and J.P. Morgan Chase & Co. securities in the aggregate amounts of $3,903 and $17,228, respectively. Bank of America Corporation is the parent of Banc of America Securities LLC, a regular broker of the Portfolio. . J.P. Morgan Chase & Co. is the parent of J.P. Morgan Securities Inc., a regular broker of the Portfolio.

Ivy Funds VIP Dividend Opportunities owned Bank of America Corporation and J.P. Morgan Chase & Co., in the aggregate amounts of $548 and $3,297, respectively. Bank of America Corporation is the parent of Banc of America Securities LLC, a regular broker of the Portfolio. J.P. Morgan Chase & Co. is the parent of J.P. Morgan Securities Inc., a regular broker of the Portfolio.

Ivy Funds VIP Growth owned Goldman Sachs Group, Inc. (The) and J.P. Morgan Chase & Co. in the aggregate amounts of $6,649 and $15,274, respectively. Goldman Sachs Group, Inc. (The) is the parent of Goldman, Sachs & Co., a regular broker of the Portfolio. J.P. Morgan Chase & Co. is the parent of J.P. Morgan Securities Inc., a regular broker of the Portfolio.

Ivy Funds VIP International Growth owned Credit Suisse Group security in the aggregate amount of $1,766. Credit Suisse Group is the parent of Credit Suisse, a regular broker of the Portfolio.

Ivy Funds VIP International Value owned UBS AG securities in the aggregate amounts of $2,699. UBS AG is the parent of UBS Securities LLC, a regular broker of the Portfolio.

Ivy Funds VIP Money Market owned Citigroup Inc. and Merrill Lynch & Co., Inc. securities in the aggregate amounts of $1,000 and $8,489, respectively. Citigroup Inc. is the parent of Citigroup Global Markets Inc., a regular broker of the Portfolio. Merrill Lynch & Co., Inc. is the parent of Merrill Lynch, Pierce, Fenner & Smith Inc., a regular broker of the Fund.

Ivy Funds VIP Value owned Bank of America Corporation and J.P. Morgan Chase & Co. securities in the aggregate amounts of $2,094 and $5,378, respectively. Bank of America Corporation is the parent of Banc of America Securities LLC, a regular broker of the Portfolio. J.P. Morgan Chase & Co. is the parent of J.P. Morgan Securities Inc., a regular broker of the Portfolio.

PROXY VOTING POLICY

The Trust has delegated all proxy voting responsibilities to WRIMCO. WRIMCO has established guidelines that reflect what it believes are desirable principles of corporate governance.

Listed below are several reoccurring issues and WRIMCO's corresponding positions.

Board of Directors Issues:

WRIMCO generally supports proposals requiring that a majority of the board of directors consist of outside, or independent, directors.

WRIMCO generally votes against proposals to limit or eliminate liability for monetary damages for violating the duty of care.

WRIMCO generally votes against indemnification proposals that would expand coverage to more serious acts such as negligence, willful or intentional misconduct, derivation of improper personal benefit, absence of good faith, reckless disregard for duty, and unexcused pattern of inattention. The success of a corporation in attracting and retaining qualified directors and officers, in the best interest of shareholders, is partially dependent on its ability to provide some satisfactory level of protection from personal financial risk. WRIMCO will support such protection so long as it does not exceed reasonable standards.

WRIMCO generally votes against proposals requiring the provision for cumulative voting in the election of directors as cumulative voting may allow a minority group of shareholders to cause the election of one or more directors.

Corporate Governance Issues:

WRIMCO generally supports proposals to ratify the appointment of independent accountants/auditors unless reasons exist which cause it to vote against the appointment.

WRIMCO generally votes against proposals to restrict or prohibit the right of shareholders to call special meetings.

WRIMCO generally votes against proposals which include a provision to require a supermajority vote to amend any charter or bylaw provision, or to approve mergers or other significant business combinations.

WRIMCO generally votes for proposals to authorize an increase in the number of authorized shares of common stock.

WRIMCO generally votes against proposals for the adoption of a Shareholder Rights Plan (sometimes referred to as "Purchase Rights Plan"). It believes that anti-takeover proposals are generally not in the best interest of shareholders. Such a Plan gives the board of directors virtual veto power over acquisition offers which may well offer material benefits to shareholders.

Executive/Employee Issues:

WRIMCO will generally vote for proposals to establish an Employee Stock Ownership Plan (ESOP) as long as the size of the ESOP is reasonably limited.

Political Activity:

WRIMCO will generally vote against proposals relating to corporate political activity or contributions, or requiring the publication of reports on political activity or contributions made by political action committees (PACs) sponsored or supported by the corporation. PAC contributions are generally made with funds contributed voluntarily by employees, and provide positive individual participation in the political process of a democratic society. In addition, Federal and most state laws require full disclosure of political contributions made by PACs. This is public information and available to all interested parties. Requiring reports in newspaper publications results in added expense without commensurate benefit to shareholders.

Conflicts of Interest Between WRIMCO and the Trust:

WRIMCO will use the following three-step process to address conflicts of interest: (1) WRIMCO will attempt to identify any potential conflicts of interest; (2) WRIMCO will then determine if the conflict as identified is material; and (3) WRIMCO will follow the procedures established below to ensure that its proxy voting decisions are based on the best interests of the Portfolio and are not the product of a material conflict.

I. Identifying Conflicts of Interest: WRIMCO will evaluate the nature of its relationships to assess which, if any, might place its interests, as well as those of its affiliates, in conflict with those of the Portfolio's shareholders on a proxy voting matter. WRIMCO will review any potential conflicts that involve the following four general categories to determine if there is a conflict and if so, if the conflict is material:

  Business Relationships -- WRIMCO will review any situation for a material conflict where WRIMCO provides investment advisory services for a company or an employee group, manages pension assets, administers employee benefit plans, leases office space from a company, or provides brokerage, underwriting, insurance, banking or consulting services to a company or if it is determined that WRIMCO (or an affiliate) otherwise has a similar significant relationship with a third party such that the third party might have an incentive to encourage WRIMCO to vote in favor of management.
  Personal Relationships -- WRIMCO will review any situation where it (or an affiliate) has a personal relationship with other proponents of proxy proposals, participants in proxy contests, corporate directors, or candidates for directorships to determine if a material conflict exists.
  Familial Relationships -- WRIMCO will review any situation where it (or an affiliate) has a known familial relationship relating to a company (for example, a spouse or other relative who serves as a director of a public company or is employed by the company) to determine if a material conflict exists.

WRIMCO will designate an individual or committee to review and identify proxies for potential conflicts of interest on an ongoing basis.

II. "Material Conflicts": WRIMCO will review each relationship identified as having a potential conflict based on the individual facts and circumstances. For purposes of this review, WRIMCO will attempt to detect those relationships deemed material based on the reasonable likelihood that they would be viewed as important by the average shareholder.

III. Procedures to Address Material Conflicts: WRIMCO will use the following techniques to vote proxies that have been determined to present a "Material Conflict."

  Use a Proxy Voting Service for Specific Proposals -- As a primary means of voting material conflicts, WRIMCO will vote in accordance with the recommendation of an independent proxy voting service (Institutional Shareholder Services (ISS) or another independent third party if a recommendation from ISS is unavailable).
  Client directed -- If the Material Conflict arises from WRIMCO's management of a third party account and the client provides voting instructions on a particular vote, WRIMCO will vote according to the directions provided by the client.
  Use a Predetermined Voting Policy -- If no directives are provided by either ISS or the client, WRIMCO may vote material conflicts pursuant to the pre-determined Proxy Voting Policies, established herein, should such subject matter fall sufficiently within the identified subject matter. If the issue involves a material conflict and WRIMCO chooses to use a predetermined voting policy, WRIMCO will not be permitted to vary from the established voting policies established herein.
  Seek Board Guidance -- If the Material Conflict does not fall within one of the situations referenced above, WRIMCO may seek guidance from the Board on matters involving a conflict. Under this method, WRIMCO will disclose the nature of the conflict to the Board and obtain the Board's consent or direction to vote the proxies. WRIMCO may use the Board guidance to vote proxies for its non-mutual fund clients.

Echo Voting:

Each Pathfinder Portfolio is a fund of funds that invests primarily in a combination of the other Portfolios (Underlying Funds). The Board has adopted proxy voting policies to govern the voting of proxies received by each Pathfinder Portfolio with respect to its investments in Underlying Funds. If an Underlying Fund has a shareholder meeting, a Pathfinder Portfolio, if possible, will vote its interests in the Underlying Fund in the same proportion as the votes cast by all of the other shareholders of the Underlying Fund. This is known as "echo voting" and is designed to avoid potential conflicts of interest.

The proxy voting policies of the investment subadvisors are set forth in Appendix B to this SAI.

PROXY VOTING RECORD

The Trust is required to file with the SEC the complete proxy voting record of each Portfolio for the 12-month period ending June 30, by no later than August 31 of each year. Information regarding how the proxies for each Portfolio were voted during the most recent 12-month period ended June 30, 2008, is available on Waddell & Reed's website, www.waddell.com, and on the SEC's website at http://www.sec.gov.

TRUST SHARES

Shares of the Trust are is currently divided into the following classes which are a type of class designated a series as that term is defined in the Trust Instrument: Ivy Funds VIP Asset Strategy, Ivy Funds VIP Balanced, Ivy Funds VIP Bond, Ivy Funds VIP Core Equity, Ivy Funds VIP Dividend Opportunities, Ivy Funds VIP Energy, Ivy Funds VIP Global Natural Resources, Ivy Funds VIP Growth, Ivy Funds VIP High Income , Ivy Funds VIP International Growth, Ivy Funds VIP International Value, Ivy Funds VIP Micro Cap Growth, Ivy Funds VIP Mid Cap Growth, Ivy Funds VIP Money Market, Ivy Funds VIP Mortgage Securities, Ivy Funds VIP Real Estate Securities, Ivy Funds VIP Science and Technology, Ivy Funds VIP Small Cap Growth, Ivy Funds VIP Small Cap Value, Ivy Funds VIP Value, Ivy Funds VIP Pathfinder Aggressive, Ivy Funds VIP Pathfinder Moderately Aggressive, Ivy Funds VIP Pathfinder Moderate, Ivy Funds VIP Pathfinder Moderately Conservative, and Ivy Funds VIP Pathfinder Conservative. The Board may change the designation of any Portfolio and may increase or decrease the numbers of shares of any Portfolio but may not decrease the number of shares of any Portfolio below the number of shares then outstanding.

The shares of a Portfolio represent an interest in the Portfolio's securities and other assets and in its profits and losses. Each fractional share of a Portfolio has the same rights, in proportion, as a full share of that Portfolio. Each issued and outstanding share in a Portfolio is entitled to participate equally in dividends and other distributions declared by the Portfolio and, upon liquidation or dissolution, in net assets of such Portfolio remaining after satisfaction of outstanding liabilities. The shares of each Portfolio when issued are fully paid and nonassessable.

The Trust does not hold annual meetings of shareholders; however, certain significant corporate matters, such as the approval of a new investment advisory agreement or a change in a fundamental investment policy, which require shareholder approval, will be presented to shareholders at a meeting called by the Board for such purpose.

Special meetings of shareholders may be called for any purpose upon receipt by the Trust of a request in writing signed by shareholders owning not less than 25% of the aggregate number of votes to which shareholders are entitled at such meeting, as provided in the Trust Instrument and By-laws of the Trust. There will normally be no meeting of the shareholders for the purpose of electing Trustees until such time as less than a majority of Trustees holding office have been elected by shareholders, at which time the Trustees then in office will call a shareholders' meeting for the election of Trustees. To the extent that Section 16(c) of the 1940 Act applies to a Portfolio, the Trustees are required to call a meeting of shareholders for the purpose of voting upon the question of removal of any Trustee when requested in writing to do so by the shareholders owning at least 10% of the aggregate number of votes to which shareholders of the Portfolio are entitled, as provided in the Trust Instrument and By-laws of the Trust.

Each shareholder of the Trust is entitled to one vote for each dollar of NAV of a Portfolio owned by the shareholder.

Matters in which the interests of all the Portfolios are substantially identical (such as the election of Trustees) will be voted on by all shareholders without regard to the separate Portfolios. Matters that affect a particular Portfolio (such as approval of its Investment Management Agreement or a change in its fundamental investment restrictions) will be voted on separately by the Portfolio.

To the extent required by law, Policyowners are entitled to give voting instructions with respect to Portfolio shares held in the separate accounts of Participating Insurance Companies. Participating Insurance Companies will vote with respect to the shares in accordance with such instructions unless otherwise legally required or permitted to act with respect to such instructions.

PURCHASE, REDEMPTION AND PRICING OF SHARES

The separate accounts of the Participating Insurance Companies place orders to purchase and redeem shares of each Portfolio based on, among other things, the amount of premium payments to be invested and the number of surrender and transfer requests to be effected on any day according to the terms of the Policies. Orders for shares of the Portfolios are executed at the time they are received by Waddell & Reed and at the NAV determined as of the close of trading on the previous business day, provided that the applicable Participating Insurance Company represents it has received such orders prior to the close of the NYSE on the previous business day. The applicable Participating Insurance Company may aggregate separately all purchase and/or redemption orders for shares of the Portfolios that it received prior to the close of trading on the NYSE (4:00 p.m. Eastern time, unless the NYSE closes earlier in which case such earlier time shall apply). The applicable Participating Insurance Company will not aggregate pre-4:00 p.m. Eastern time trades with post-4:00 p.m. Eastern time trades. The Portfolios may refuse to sell shares to any person or may suspend or terminate the offering of its shares if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the directors of the Portfolios, necessary in the best interest of the shareholders of the Portfolios. No sales charge is paid by any Participating Insurance Company for purchase of shares. Except where required or otherwise permitted by applicable law, redemption payment is generally made within seven days after receipt of a proper request to redeem. The Trust may suspend the right of redemption of shares of any Portfolio and may postpone payment for any period if any of the following conditions exist: (1) the NYSE is closed other than customary weekend and holiday closings or trading on the NYSE is restricted; (2) the SEC has determined that a state of emergency exists which may make payment or transfer not reasonably practicable; (3) the SEC has permitted suspension of the right of redemption of shares for the protection of the shareholders of the Trust; or (4) applicable laws and regulations otherwise permit the Trust to suspend payment on the redemption of shares. Redemptions are ordinarily made in cash but under extraordinary conditions the Trust's Board may determine that the making of cash payments is undesirable. In such case, redemption payments may be made in Portfolio securities. The redeeming shareholders would incur brokerage costs in selling such securities. The Trust has elected to be governed by Rule 18f-1 under the 1940 Act, pursuant to which it is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of its NAV during any 90-day period for any one shareholder.

Should any conflict between Policyowners arise which would require that a substantial amount of net assets be withdrawn from a Portfolio, orderly portfolio management could be disrupted to the potential detriment of Policyowners.

Except as otherwise noted, and only through the Participating Insurance Company, a Policyowner may indirectly sell shares and buy shares of another Portfolio, also known as a transfer or an exchange privilege.

         Shareholder Communications

Policyowners will receive, from the Participating Insurance Companies, financial statements of the Portfolios as required under the 1940 Act. Each report shows the investments owned by the Portfolios and the market values thereof and provides other information about the Trust and its operations.

         Net Asset Value

The NAV of one of the shares of a Portfolio is the value of the Portfolio's assets, less liabilities, divided by the total number of shares outstanding. For example, if on a particular day a Portfolio owned securities worth $100 and held cash of $15, the total value of the assets would be $115. If it had a liability of $5, the NAV would be $110 ($115 minus $5). If it had 11 shares outstanding, the NAV of one share would be $10 ($110 divided by 11).

In the calculation of the NAV of a Pathfinder Portfolio, the shares of the Underlying Funds held by the Pathfinder Portfolio are valued at their respective NAVs per share.

The NAV per share of each Portfolio is ordinarily computed once on each day that the NYSE is open for trading as of the later of the close of the regular session of the NYSE, 4:00 p.m. Eastern time, or the close of the regular session of any other securities or commodities exchange on which an option or futures contract held by the Portfolio is traded. The NYSE annually announces the days on which it will not be open for trading. The most recent announcement indicates that the NYSE will not be open on the following days: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. However, it is possible that the NYSE may close on other days. The NAV per share of a Portfolio (other than Ivy Funds VIP Money Market) will likely change every business day, since typically the value of the assets and the number of shares outstanding change every business day. Ivy Funds VIP Money Market is designed so that its NAV per share will remain fixed at $1.00 per share, except under extraordinary circumstances, although this may not always be possible.

         Valuation--Ivy Funds VIP Money Market and Money Market Instruments

Under Rule 2a-7, Ivy Funds VIP Money Market uses the amortized cost method for valuing its portfolio securities provided it meets certain conditions. As a general matter, the primary conditions imposed under Rule 2a-7 relating to the Portfolio's investments are that the Portfolio must: (1) not maintain a dollar-weighted average portfolio maturity in excess of 90 days; (2) limit its investments, including repurchase agreements, to those instruments which are U.S. dollar denominated and which WRIMCO, pursuant to guidelines established by the Board, determines present minimal credit risks and which are rated in one of the two highest rating categories by the NRSRO(s), as defined in Rule 2a-7; or, in the case of any instrument that is not rated, of comparable quality as determined under procedures established by and under the general supervision and responsibility of the Board; (3) limit its investments in the securities of any one issuer (except U.S. government securities) to no more than 5% of its assets; (4) limit its investments in securities rated in the second highest rating category by the NRSRO(s) or comparable unrated securities to no more than 5% of its assets; (5) limit its investments in the securities of any one issuer which are rated in the second highest rating category by the NRSRO(s) or comparable unrated securities to the greater of 1% of its assets or $1,000,000; and (6) limit its investments to securities with a remaining maturity of not more than 397 days. Rule 2a-7 sets forth the method by which the maturity of a security is determined. The amortized cost method involves valuing a security at its cost and thereafter assuming a constant amortization rate to maturity of any discount or premium, and does not reflect the impact of fluctuating interest rates on the market value of the security. This method does not take into account unrealized gains or losses.

While the amortized cost method provides some degree of certainty in valuation, there may be periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold the instrument. During periods of declining interest rates, the daily yield on the Portfolio's shares may tend to be higher than a like computation made by a fund with identical investments utilizing a method of valuation based upon market prices and estimates of market prices for all of its portfolio instruments and changing its dividends based on these changing prices. Thus, if the use of amortized cost by the Portfolio resulted in a lower aggregate portfolio value on a particular day, a prospective investor in the Portfolio's shares would be able to obtain a somewhat higher yield than would result from investment in such a fund, and existing investors in the Portfolio's shares would receive less investment income. The converse would apply in a period of rising interest rates.

Under Rule 2a-7, the Board must establish procedures designed to stabilize, to the extent reasonably possible, the Portfolio's price per share as computed for the purpose of sales and redemptions at $1.00. Such procedures must include review of the portfolio holdings by the Board at such intervals as it may deem appropriate and at such intervals as are reasonable in light of current market conditions to determine whether the Portfolio's NAV calculated by using available market quotations (see below) deviates from the per share value based on amortized cost.

For the purpose of determining whether there is any deviation between the value of the Portfolio based on amortized cost and that determined on the basis of available market quotations, if there are readily available market quotations, investments are valued at the mean between the bid and asked prices. If such market quotations are not available, the investments will be valued at their fair value as determined in good faith under procedures established by and under the general supervision and responsibility of the Board, including being valued at prices based on market quotations for investments of similar type, yield and duration.

Under Rule 2a-7, if the extent of any deviation between the NAV per share based upon available market quotations and the NAV per share based on amortized cost exceeds one-half of 1%, the Board must promptly consider what action, if any, will be initiated. When the Board believes that the extent of any deviation may result in material dilution or other unfair results to investors or existing shareholders, it is required to take such action as it deems appropriate to eliminate or reduce to the extent reasonably practicable such dilution or unfair results. Such actions could include the sale of portfolio securities prior to maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends or payment of distributions from capital or capital gains, redemptions of shares in kind, or establishing a NAV per share using available market quotations.

         Valuation--Other Portfolios

The portfolio securities of the Portfolios (other than Ivy Funds VIP Money Market and other money market instruments) that are listed or traded on a stock exchange are ordinarily valued at the last sale on that day prior to the close of the regular session of the NYSE as reported by the principal securities exchange on which the security is traded or, if no sale is recorded, the average of the last bid and ask prices. (If a security is traded on one or more exchange(s) and in the OTC market, quotations from the market in which the security is primarily traded will be used.) Stocks that are traded OTC are valued using the National Association of Securities Dealers Automated Quotations (NASDAQ) Official Closing Price (NOCP), as determined by NASDAQ or, lacking an NOCP, at the last current reported sales prices as of the time of valuation on NASDAQ or, lacking any current reported sales on NASDAQ, at the time of valuation at the average of the last bid and asked prices.

Bonds (other than convertible bonds), municipal bonds, government securities, mortgage-backed securities and swap agreements are ordinarily valued at the price provided by an independent pricing service. Convertible bonds are ordinarily valued at the last sale price prior to the close of the regular session of the NYSE or, if none is reported, at the value provided by an independent pricing service. Short-term debt securities are valued at amortized cost, which approximates market value. Securities or other assets that are not valued by the foregoing methods (or those described below) and for which market quotations are not readily available are valued at fair value as determined in good faith under procedures established by, and under the general supervision and responsibility of, the Board.

Options and futures contracts held by a Portfolio are ordinarily valued at the last sales price on the securities or commodities exchange on which they are traded. If there are no transactions that day for a specific option contract or the option contract is not listed on a securities or commodities exchange, but OTC quotations are readily available for the contract, such option contract ordinarily will be valued at the price provided by an independent pricing service or, if not available from such pricing service, at the mean between last bid and asked prices. Ordinarily, the close of the regular session for options trading on national securities exchanges is 4:10 p.m. Eastern time and the close for the regular session for commodities exchanges is 4:15 p.m. Eastern time. Futures contracts will be valued with reference to established futures exchanges.

When a Portfolio writes a put or call, an amount equal to the premium received is included in the Statement of Assets and Liabilities as an asset, and an equivalent deferred credit is included in the liability section. The deferred credit is marked-to-market (that is, treated as sold for its fair market value) to reflect the current market value of the put or call. If a call a Portfolio wrote is exercised, the proceeds received on the sale of the related investment are increased by the amount of the premium the Portfolio received. If a Portfolio exercised a call it purchased, the amount paid to purchase the related investment is increased by the amount of the premium paid. If a put written by a Portfolio is exercised, the amount that the Portfolio pays to purchase the related investment is decreased by the amount of the premium it received. If a Portfolio exercises a put it purchased, the amount the Portfolio receives from the sale of the related investment is reduced by the amount of the premium it paid. If a put or call written by a Portfolio expires, it has a gain in the amount of the premium; if a Portfolio enters into a closing purchase transaction, it will have a gain or loss depending on whether the premium was more or less than the cost of the closing transaction.

Futures contracts ordinarily are valued at the settlement price as set by the securities or commodities exchange on which they are traded; however, certain foreign futures contracts held by a Portfolio may be valued based on the indication of fair value provided by the Portfolio's third-party pricing service, in accordance with guidelines adopted by the Board.

Foreign currency exchange rates are generally determined prior to the close of trading of the regular session of the NYSE. Occasionally events affecting the value of foreign investments and such exchange rates occur between the time at which they are determined and the close of the regular session of trading on the NYSE, which events will not be reflected in a computation of a Portfolio's NAV on that day. If events materially affecting the value of such investments or currency exchange rates occur during such time period, investments will be valued at their fair value as determined in good faith by or under the direction of the Board. The foreign currency exchange transactions of a Portfolio conducted on a spot (that is, cash) basis are valued at the spot rate for purchasing or selling currency prevailing on the foreign exchange market. This rate under normal market conditions differs from the prevailing exchange rate in an amount generally less than one-tenth of one percent due to the costs of converting from one currency to another.

Optional delivery standby commitments are valued at fair value under the general supervision and responsibility of the Board. They are accounted for in the same manner as exchange-listed puts.

Precious metals are valued at the last traded spot price immediately prior to the close of the regular session of the NYSE.

TAXATION OF THE PORTFOLIOS

General

Shares of the Portfolios are offered only to Participating Insurance Companies' separate accounts that fund Policies. See the applicable Disclosure Policy prospectus for a discussion of the special taxation of insurance companies with respect to such accounts and of the Policyowners.

Each Portfolio is treated as a separate corporation for Federal tax purposes. Each Portfolio has qualified since its inception, for treatment as a RIC under the Code, and each intends to continue to qualify therefore so that it will be relieved of Federal income tax on that part of its investment company taxable income (consisting generally of net investment income, the excess of net short-term capital gain over net long-term capital loss, and, for each Portfolio other than Ivy Funds VIP Money Market and the Pathfinder Portfolios, net gains and losses from foreign currency transactions, all determined without regard to the deduction for dividends paid) and net capital gain (that is, the excess of net long-term capital gain over net short-term capital loss) that it distributes to its shareholders. To qualify or to continue to qualify for treatment as a RIC, a Portfolio must distribute to its shareholders for each taxable year at least 90% of its investment company taxable income (Distribution Requirement) and must meet several additional requirements. For each Portfolio, these requirements include the following:

(1) the Portfolio must derive at least 90% of its gross income each taxable year from (a) dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of securities or foreign currencies or other income (including gains from options, futures, or forward contracts) derived with respect to its business of investing in securities or those currencies and (b) net income from an interest in a QPTP (Income Requirement); and

(2) at the close of each quarter of the Portfolio's taxable year, (a) at least 50% of the value of its total assets must be represented by cash and cash items, U.S. government securities, securities of other RICs, and other securities that are limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the Portfolio's total assets and that does not represent more than 10% of the issuer's outstanding voting securities (equity securities of QPTPs being considered voting securities for these purposes) (50% Diversification Requirement) and (b) not more than 25% of the value of its total assets may be invested in (i) the securities (other than U.S. government securities or securities of other RICs) of any one issuer, (ii) the securities (other than securities of other RICs) of two or more issuers the Portfolio controls that are determined to be engaged in the same, similar, or related trades or businesses, or (iii) the securities of one or more QPTPs (collectively, RIC Diversification Requirements).

The gains that a Portfolio derives from investments in options or futures contracts on gold that are made for the purpose of hedging the Portfolio's investment in securities of companies in the businesses of mining, processing, producing, exploring for, refining, or selling gold generally constitute qualifying income for purposes of the Income Requirement. However, direct investments by a Portfolio in precious metals or in options or futures contracts on gold made for non-hedging purposes would have adverse tax consequences for the Portfolio and its shareholders if it either (1) derived more than 10% of its gross income in any taxable year from the disposition of such metals, options, and futures contracts and from other income that does not qualify under the Income Requirement or (2) held such metals, options, and futures contracts in such quantities that it failed to satisfy the 50% Diversification Requirement. Each Portfolio intends to continue to manage its holdings so as to avoid failing to satisfy those requirements for these reasons.

Each Portfolio intends to continue to comply for its current and future taxable years, with the diversification requirements imposed on the Participating Insurance Companies' separate accounts by section 817(h) of the Code and the regulations thereunder. These requirements, which are in addition to the RIC Diversification Requirements and the diversification requirements imposed on the Portfolios by the 1940 Act, place certain limitations on the assets of each separate account -- and, because section 817(h) and those regulations treat the assets of each Portfolio as assets of the related separate account, of each Portfolio -- that may be invested in securities of a single issuer. Specifically, the regulations provide that, except as permitted by the safe harbor described below, as of the end of each calendar quarter or within 30 days thereafter, no more than 55% of the value of a Portfolio's total assets may be represented by any one investment, no more than 70% thereof by any two investments, no more than 80% thereof by any three investments, and no more than 90% thereof by any four investments. For this purpose, all securities of the same issuer are considered a single investment, and while each U.S. government agency and instrumentality is considered a separate issuer, a particular foreign government and its agencies, instrumentalities and political subdivisions all are considered the same issuer. Furthermore, each Participating Insurance Company separate account, instead of treating its investment in a Pathfinder Portfolio as a single investment, will treat a proportionate part of the assets of each Pathfinder Portfolio in which it invests, which it will treat as consisting of a proportionate part of the assets of each Underlying Fund in which that Pathfinder Portfolio invests (so long as the Underlying Fund satisfies the section 817(h) diversification requirements), as its own assets for purposes of determining whether that account satisfies those requirements. In addition, Section 817(h) provides, as a safe harbor, that a separate account will be treated as being adequately diversified if the RIC Diversification Requirements are satisfied and no more than 55% of the value of the account's total assets are cash and cash items, government securities, and securities of other RICs. Failure of a Portfolio to satisfy the section 817(h) requirements would result in taxation of the Participating Insurance Companies and treatment of the Policyowners other than as described in the prospectuses for the Policies.

If any Portfolio failed to qualify for treatment as a RIC for any taxable year, (1) it would be taxed at corporate rates on the full amount of its taxable income for that year without being able to deduct the distributions it makes to its shareholders, and (2) more importantly, each Participating Insurance Company separate account invested therein would fail to satisfy the diversification requirements of Code section 817(h), with the result that the Policies supported by that account would no longer be eligible for tax deferral. In addition, the Portfolio could be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions before requalifying for RIC treatment.

Pathfinder Portfolios. Each Pathfinder Portfolio invests almost exclusively in shares of the Underlying Funds and may also invest in U.S. government securities, commercial paper, and other short-term corporate obligations and money market instruments. Accordingly, a Pathfinder Portfolio's income will consist of dividends and other distributions it receives from the Underlying Funds in which it invests, net gains it realizes from the disposition of those Underlying Funds' shares and other securities, and interest it earns. If an Underlying Fund qualifies for tax treatment as a RIC as described above (and each Underlying Fund has done so for each of its past taxable years and intends to continue to do so for its current and future taxable years): (1) dividends paid to a Pathfinder Portfolio from the Underlying Fund's investment company taxable income will be taxable to the Pathfinder Portfolio as ordinary income to the extent of the Underlying Fund's earnings and profits and (2) distributions paid to a Pathfinder Portfolio from the Underlying Fund's net capital gain will be taxable to the Pathfinder Portfolio as long-term capital gain, regardless of how long the Pathfinder Portfolio has held the Underlying Fund's shares. If a Pathfinder Portfolio qualifies for treatment as a RIC, these tax consequences will have little impact, because, as noted in the Prospectus, each Pathfinder Portfolio intends to distribute substantially all its net investment income and net capital gains each year and thus will pay no Federal income tax on the dividends, other distributions, and gains it receives and realizes.

Taxation of Particular Investments

Because each Pathfinder Portfolio invests substantially all of its assets in shares of the Underlying Funds, the following discussion refers to the Underlying Funds and other Portfolios but also applies to any direct investments that a Pathfinder Portfolio makes.

Income from Foreign Securities

Dividends and interest a Portfolio receives, and gains it realizes, on foreign securities may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions that would reduce the yield and/or total return on its securities. Tax conventions between certain countries and the United States may reduce or eliminate those taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

Each Portfolio (other than Ivy Funds VIP Money Market) may invest in the stock of passive foreign investment companies (PFICs). A PFIC is any foreign corporation (with certain exceptions) that, in general, meets either of the following tests: (1) at least 75% of its gross income for the taxable year is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, a Portfolio will be subject to Federal income tax on a portion of any excess distribution received on the stock of a PFIC or of any gain on disposition of the stock (collectively, PFIC income), plus interest thereon, even if the Portfolio distributes the PFIC income as a dividend to its shareholders. The balance of the PFIC income will be included in the Portfolio's investment company taxable income and, accordingly, will not be taxable to it to the extent it distributes that income to its shareholders.

If a Portfolio invests in a PFIC and elects to treat the PFIC as a qualified electing fund (QEF), then in lieu of the foregoing tax and interest obligation, the Portfolio will be required to include in income each year its pro rata share of the QEF's annual ordinary earnings and net capital gain -- which the Portfolio probably would have to distribute to satisfy the Distribution Requirement -- even if those earnings and gain were not distributed to the Portfolio by the QEF. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

A Portfolio may elect to mark to market its stock in any PFIC. Marking-to-market, in this context, means including in gross income each taxable year (and treating as ordinary income) the excess, if any, of the fair market value of a PFIC's stock over a Portfolio's adjusted basis therein as of the end of that year. Pursuant to the election, a Portfolio also may deduct (as an ordinary, not a capital, loss) the excess, if any, of its adjusted basis in PFIC stock over the fair market value thereof as of the taxable year-end, but only to the extent of any net mark-to-market gains with respect to that stock the Portfolio included in income for prior taxable years under the election. A Portfolio's adjusted basis in each PFIC's stock with respect to which it makes the election will be adjusted to reflect the amounts of income included and deductions taken under the election.

Foreign Currency Gains and Losses

Gains or losses (1) from the disposition of foreign currencies, including forward currency contracts, (2) except in certain circumstances, from options and forward contracts on foreign currencies (and on financial instruments involving foreign currencies) and from notional principal contracts (for example, swaps, caps, floors and collars) involving payments denominated in foreign currencies, (3) on the disposition of each debt security denominated in a foreign currency that are attributable to fluctuations in the value of the foreign currency between the date of acquisition of the security and the date of its disposition and (4) that are attributable to fluctuations in exchange rates that occur between the time a Portfolio accrues interest, dividends or other receivables, or expenses or other liabilities, denominated in a foreign currency and the time the Portfolio actually collects the receivables or pays the liabilities, generally are treated as ordinary income or loss. These gains or losses may increase or decrease the amount of a Portfolio's investment company taxable income to be distributed to its shareholders as ordinary income, rather than affecting the amount of its net capital gain.

Income from Financial Instruments and Foreign Currencies

The use of hedging and option income strategies, such as writing (selling) and purchasing options and futures contracts and entering into forward currency contracts, involves complex rules that will determine for income tax purposes the amount, character and timing of recognition of the gains and losses a Portfolio realizes in connection therewith. Gains from the disposition of foreign currencies (except certain gains that may be excluded by future regulations), and gains from options, futures contracts and forward currency contracts a Portfolio derives with respect to its business of investing in securities or foreign currencies (see the discussion above regarding options and futures contracts on gold), will qualify as permissible income under the Income Requirement.

Any income a Portfolio earns from writing options is treated as short-term capital gain. If the Portfolio enters into a closing purchase transaction, it will have a short-term capital gain or loss based on the difference between the premium it receives for the option it wrote and the premium it pays for the option it buys. If an option written by the Portfolio lapses without being exercised, the premium it receives also will be a short-term capital gain. If such an option is exercised and the Portfolio thus sells the securities subject to the option, the premium the Portfolio receives will be added to the exercise price to determine the gain or loss on the sale.

Certain futures contracts, foreign currency contracts and non-equity options (that is, certain listed options, such as those on a broad-based securities index) in which the Portfolios may invest will be "Section 1256" contracts. Section 1256 contracts a Portfolio holds at the end of its taxable year, other than contracts subject to a mixed straddle election the Portfolio may make, are marked-to-market (that is, treated as sold at that time for their fair market value) for Federal income tax purposes, with the result that unrealized gains or losses are treated as though they were realized. Sixty percent of any net gains or losses recognized on these deemed sales, and 60% of any net realized gains or losses from any actual sales of Section 1256 contracts, are treated as long-term capital gains or losses, and the balance is treated as short-term capital gains or losses. Section 1256 contracts are also marked-to-market at the end of October for purposes of satisfying the Distribution Requirement. A Portfolio may need to distribute any mark-to-market gains as of the end of October or its taxable year to its shareholders to satisfy the Distribution Requirement even though it may not have closed the transactions and received cash to pay the distributions.

Code section 1092 (dealing with straddles) may also affect the taxation of options and futures contracts and forward currency contracts in which a Portfolio may invest. That section defines a "straddle" as offsetting positions with respect to actively traded personal property; for these purposes, options, futures contracts and forward currency contracts are positions in personal property. Section 1092 generally provides that any loss from the disposition of a position in a straddle may be deducted only to the extent the loss exceeds the unrealized gain on the offsetting position(s) of the straddle. In addition, these rules may postpone the recognition of loss that would otherwise be recognized under the mark-to-market rules discussed above. The regulations under section 1092 also provide certain "wash sale" rules, which apply to any transaction where a position is sold at a loss and a new offsetting position is acquired within a prescribed period, and "short sale" rules applicable to straddles. If a Portfolio makes certain elections, the amount, character and timing of the recognition of gains and losses from the affected straddle positions will be determined under rules that vary according to the elections made. Because only a few of the regulations implementing the straddle rules have been promulgated, the tax consequences of straddle transactions to a Portfolio are not entirely clear.

Income from Zero Coupon Securities

Certain Portfolios may acquire zero coupon or other securities issued with OID. As a holder of those securities, a Portfolio must include in its gross income the portion of the OID that accrues on them during the taxable year, even if the Portfolio receives no corresponding payment on the securities during the year. Because a Portfolio annually must distribute substantially all of its investment company taxable income, including any accrued OID, to satisfy the Distribution Requirement it may be required in a particular year to distribute as a dividend an amount that is greater than the total amount of cash it actually receives. Those distributions will be made from the Portfolio's cash assets or from the proceeds of sales of portfolio securities, if necessary. A Portfolio may realize capital gains or losses from those sales, which would increase or decrease its investment company taxable income and/or net capital gains.

Income from REITs

Certain Portfolios may invest in REITs that (1) hold residual interests in real estate mortgage investment conduits (REMICs) or (2) engage in mortgage securitization transactions that cause the REITs to be taxable mortgage pools (TMPs) or have a qualified REIT subsidiary that is a TMP. A portion of the net income allocable to REMIC residual interest holders may be an "excess inclusion." The Code authorizes the issuance of regulations dealing with the taxation and reporting of excess inclusion income of REITs and RICs that hold residual REMIC interests and of REITs, or qualified REIT subsidiaries, that are TMPs. Although those regulations have not yet been issued, the U.S. Treasury Department and the Internal Revenue Service (Service) issued a notice in 2006 (Notice) announcing that, pending the issuance of further guidance, the Service would apply the principles in the following paragraphs to all excess inclusion income, whether from REMIC residual interests or TMPs.

The Notice provides that a REIT must (1) determine whether it or its qualified REIT subsidiary (or a part of either) is a TMP and, if so, calculate the TMP's excess inclusion income under a "reasonable method," (2) allocate its excess inclusion income to its shareholders generally in proportion to dividends paid, (3) inform shareholders that are not "disqualified organizations" (that is, governmental units and tax-exempt entities that are not subject to the unrelated business income tax) of the amount and character of the excess inclusion income allocated thereto, (4) pay tax (at the highest Federal income tax rate imposed on corporations) on the excess inclusion income allocated to its disqualified organization shareholders, and (5) apply the withholding tax provisions with respect to the excess inclusion part of dividends paid to foreign persons without regard to any treaty exception or reduction in tax rate. Excess inclusion income allocated to certain tax-exempt entities (including qualified retirement plans, individual retirement accounts, and public charities) constitutes unrelated business taxable income to them.

A RIC with excess inclusion income is subject to rules identical to those in clauses (2) through (5) (substituting "that are nominees" for "that are not 'disqualified organizations'" in clause (3) and inserting "record shareholders that are" after "its" in clause (4)). The Notice further provides that a RIC is not required to report the amount and character of the excess inclusion income allocated to its shareholders that are not nominees, except that, (1) a RIC with excess inclusion income from all sources that exceeds 1% of its gross income must do so and (2) any other RIC must do so by taking into account only excess inclusion income allocated to the RIC from REITs the excess inclusion income of which exceeded 3% of its dividends. A Portfolio will not invest directly in REMIC residual interests and does not intend to invest in REITs that, to its knowledge, invest in those interests or are TMPs or have a qualified REIT subsidiary that is a TMP.

FINANCIAL STATEMENTS

The Portfolios' Financial Statements, including notes thereto and the report of the Portfolios' independent registered public accounting firm, for the fiscal year ended December 31, 2008 are incorporated herein by reference. They are contained in the Portfolios' Annual Report to Shareholders, dated December 31, 2008, which is available upon request.

Quarterly Portfolio Holdings

A complete schedule of each Portfolio's portfolio holdings for the first and third quarters of each fiscal year is filed with the SEC on the Trust's Form N-Q. This form may be obtained in the following ways:

  On the SEC's website at http://www.sec.gov.
  For review and copy at the SEC's Public Reference Room in Washington, D.C. Information on the operations of the Public Reference Room may be obtained by calling 1.800.SEC.0330.
  Without charge, at http://www.waddell.com.

APPENDIX A

         The following are descriptions of some of the ratings of securities which WRIMCO may use. WRIMCO may also use ratings provided by other nationally recognized statistical rating organizations in determining the eligibility of securities for the Portfolios.

DESCRIPTION OF BOND RATINGS

         Standard & Poor's, a division of The McGraw-Hill Companies, Inc. An S&P corporate or municipal bond rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. This assessment of creditworthiness may take into consideration obligors such as guarantors, insurers or lessees.

         The debt rating is not a recommendation to purchase, sell or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

         The ratings are based on current information furnished to S&P by the issuer or obtained by S&P from other sources it considers reliable. S&P does not perform any audit in connection with any ratings and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information, or based on other circumstances.

         The ratings are based, in varying degrees, on the following considerations:

1.	Likelihood of default -- capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation;

2.	Nature of and provisions of the obligation;

3.

Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

         A brief description of the applicable S&P rating symbols and their meanings follow:

         AAA -- Debt rated AAA has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

         AA -- Debt rated AA also qualifies as high-quality debt. Capacity to pay interest and repay principal is very strong, and debt rated AA differs from AAA issues only in a small degree.

         A -- Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

         BBB -- Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

         BB, B, CCC, CC, C -- Debt rated BB, B, CCC, CC and C is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and C the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major exposures to adverse conditions.

         BB -- Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB- rating.

         B -- Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB- rating.

         CCC -- Debt rated CCC has a currently indefinable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B- rating.

         CC -- The rating CC is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC rating.

         C -- The rating C is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC- debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

         CI -- The rating CI is reserved for income bonds on which no interest is being paid.

         D -- Debt rated D is in payment default. It is used when interest payments or principal payments are not made on a due date even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace periods. The D rating will also be used upon a filing of a bankruptcy petition if debt service payments are jeopardized.

         Plus (+) or Minus (-) -- To provide more detailed indications of credit quality, the ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

         NR -- Indicates that no public rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy.

         Debt Obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

         Bond Investment Quality Standards: Under present commercial bank regulations issued by the Comptroller of the Currency, bonds rated in the top four categories (AAA, AA, A, BBB, commonly known as Investment Grade ratings) are generally regarded as eligible for bank investment. In addition, the Legal Investment Laws of various states governing legal investments may impose certain rating or other standards for obligations eligible for investment by savings banks, trust companies, insurance companies and fiduciaries generally.

         Moody's Investors Service, Inc. A brief description of the applicable Moody's rating symbols and their meanings follows:

         Aaa -- Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as gilt edge. Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

         Aa -- Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuations of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

         A -- Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

         Baa -- Bonds which are rated Baa are considered as medium grade obligations, that is, they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Some bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

NOTE: Bonds within the above categories which possess the strongest investment attributes are designated by the symbol 1 following the rating.

         Ba -- Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during good and bad times over the future. Uncertainty of position characterizes bonds in this class.

         B -- Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

         Caa -- Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

         Ca -- Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

         C -- Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

DESCRIPTION OF PREFERRED STOCK RATINGS

         Standard & Poor's, a division of The McGraw-Hill Companies, Inc. An S&P preferred stock rating is an assessment of the capacity and willingness of an issuer to pay preferred stock dividends and any applicable sinking fund obligations. A preferred stock rating differs from a bond rating inasmuch as it is assigned to an equity issue, which issue is intrinsically different from, and subordinated to, a debt issue. Therefore, to reflect this difference, the preferred stock rating symbol will normally not be higher than the debt rating symbol assigned to, or that would be assigned to, the senior debt of the same issuer.

         The preferred stock ratings are based on the following considerations:

1.

Likelihood of payment - capacity and willingness of the issuer to meet the timely payment of preferred stock dividends and any applicable sinking fund requirements in accordance with the terms of the obligation;

2.	Nature of, and provisions of, the issue;

3.	Relative position of the issue in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

         AAA -- This is the highest rating that may be assigned by S&P to a preferred stock issue and indicates an extremely strong capacity to pay the preferred stock obligations.

         AA -- A preferred stock issue rated AA also qualifies as a high-quality fixed income security. The capacity to pay preferred stock obligations is very strong, although not as overwhelming as for issues rated AAA.

         A -- An issue rated A is backed by a sound capacity to pay the preferred stock obligations, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

         BBB -- An issue rated BBB is regarded as backed by an adequate capacity to pay the preferred stock obligations. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for a preferred stock in this category than for issues in the 'A' category.

         BB, B, CCC -- Preferred stock rated BB, B, and CCC are regarded, on balance, as predominantly speculative with respect to the issuer's capacity to pay preferred stock obligations. BB indicates the lowest degree of speculation and CCC the highest degree of speculation. While such issues will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

         CC -- The rating CC is reserved for a preferred stock issue in arrears on dividends or sinking fund payments but that is currently paying.

         C -- A preferred stock rated C is a non-paying issue.

         D -- A preferred stock rated D is a non-paying issue with the issuer in default on debt instruments.

         NR -- This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy.

         Plus (+) or minus (-) -- To provide more detailed indications of preferred stock quality, the rating from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

         A preferred stock rating is not a recommendation to purchase, sell, or hold a security inasmuch as it does not comment as to market price or suitability for a particular investor. The ratings are based on current information furnished to S&P by the issuer or obtained by S&P from other sources it considers reliable. S&P does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information, or based on other circumstances.

         Moody's Investors Service, Inc. Note: Moody's applies numerical modifiers 1, 2 and 3 in each rating classification; the modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

         Preferred stock rating symbols and their definitions are as follows:

         aaa -- An issue which is rated aaa is considered to be a top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stocks.

         aa -- An issue which is rated aa is considered a high-grade preferred stock. This rating indicates that there is a reasonable assurance the earnings and asset protection will remain relatively well-maintained in the foreseeable future.

         a -- An issue which is rated a is considered to be an upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the aaa and aa classification, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.

         baa -- An issue which is rated baa is considered to be a medium-grade preferred stock, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

         ba -- An issue which is rated ba is considered to have speculative elements and its future cannot be considered well assured. Earnings and asset protection may be very moderate and not well safeguarded during adverse periods. Uncertainty of position characterizes preferred stocks in this class.

         b -- An issue which is rated b generally lacks the characteristics of a desirable investment. Assurance of dividend payments and maintenance of other terms of the issue over any long period of time may be small.

         caa -- An issue which is rated caa is likely to be in arrears on dividend payments. This rating designation does not purport to indicate the future status of payments.

         ca -- An issue which is rated ca is speculative in a high degree and is likely to be in arrears on dividends with little likelihood of eventual payments.

         c -- This is the lowest rated class of preferred or preference stock. Issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

DESCRIPTION OF COMMERCIAL PAPER RATINGS

         S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market. Ratings are graded into several categories, ranging from A-1 for the highest quality obligations to D for the lowest. Issuers rated A are further referred to by use of numbers 1, 2 and 3 to indicate the relative degree of safety. Issues assigned an A rating (the highest rating) are regarded as having the greatest capacity for timely payment. An A-1 designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation. An A-2 rating indicates that capacity for timely payment is satisfactory; however, the relative degree of safety is not as high as for issues designated A-1. Issues rated A-3 have adequate capacity for timely payment; however, they are more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations. Issues rated B are regarded as having only speculative capacity for timely payment. A C rating is assigned to short-term debt obligations with a doubtful capacity for payment. Debt rated D is in payment default, which occurs when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period.

         Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Moody's employs the designations of Prime 1, Prime 2 and Prime 3, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers. Issuers rated Prime 1 have a superior capacity for repayment of short-term promissory obligations and repayment capacity will normally be evidenced by (1) leading market positions in well established industries; (2) high rates of return on funds employed; (3) conservative capitalization structures with moderate reliance on debt and ample asset protection; (4) broad margins in earnings coverage of fixed financial charges and high internal cash generation; and (5) well established access to a range of financial markets and assured sources of alternate liquidity. Issuers rated Prime 2 also have a strong capacity for repayment of short-term promissory obligations as will normally be evidenced by many of the characteristics described above for Prime 1 issuers, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation; capitalization characteristics, while still appropriate, may be more affected by external conditions; and ample alternate liquidity is maintained. Issuers rated Prime 3 have an acceptable capacity for repayment of short-term promissory obligations, as will normally be evidenced by many of the characteristics above for Prime 1 issuers, but to a lesser degree. The effect of industry characteristics and market composition may be more pronounced; variability in earnings and profitability may result in changes in the level of debt protection measurements and requirement for relatively high financial leverage; and adequate alternate liquidity is maintained.

DESCRIPTION OF NOTE RATINGS

Standard & Poor's, a division of The McGraw-Hill Companies, Inc. An S&P note rating reflects the liquidity factors and market access risks unique to notes. Notes maturing in 3 years or less will likely receive a note rating. Notes maturing beyond 3 years will most likely receive a long-term debt rating. The following criteria will be used in making that assessment.

--Amortization schedule (the larger the final maturity relative to other maturities, the more likely the issue is to be treated as a note).

--Source of Payment (the more the issue depends on the market for its refinancing, the more likely it is to be treated as a note.)

The note rating symbols and definitions are as follows:

SP-1         Strong capacity to pay principal and interest. Issues determined to possess very strong characteristics are given a plus (+) designation.

SP-2         Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3         Speculative capacity to pay principal and interest.

Moody's Investors Service, Inc. Moody's Short-Term Loan Ratings -- Moody's ratings for state and municipal short-term obligations will be designated Moody's Investment Grade (MIG). This distinction is in recognition of the differences between short-term credit risk and long-term risk. Factors affecting the liquidity of the borrower are uppermost in importance in short-term borrowing, while various factors of major importance in bond risk are of lesser importance over the short run. Rating symbols and their meanings follow:

MIG 1 -- This designation denotes best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

MIG 2 -- This designation denotes high quality. Margins of protection are ample although not so large as in the preceding group.

MIG 3 -- This designation denotes favorable quality. All security elements are accounted for but this is lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

MIG 4 -- This designation denotes adequate quality. Protection commonly regarded as required of an investment security is present and although not distinctly or predominantly speculative, there is specific risk.

Fitch Ratings-National Short-term Credit Ratings

F1-Indicates the strongest capacity for timely payment of financial commitments relative to other issuers or issues in the same country. Under Fitch Ratings' national rating scale, this rating is assigned to the best credit risk relative to all others in the same country and is normally assigned to all financial commitments issued or guaranteed by the government. Where the credit risk is particularly strong, a + is added to the assigned rating.

F2-Indicates a satisfactory capacity for timely payment of financial commitments relative other issuers in the same country. However, the margin of safety is not as great as in the case of the higher ratings.

F3-Indicates an adequate capacity for timely payment of financial commitments relative to other issuers or issues in the same country. However, such capacity is more susceptible to near-term adverse changes than for financial commitments in higher rated categories.

B-Indicates an uncertain capacity for timely payment of financial commitments relative to other issuers or issues in the same country. Such capacity is highly susceptible to near-term adverse changes in financial and economic conditions.

C-Indicates a highly uncertain capacity for timely payment of financial commitments relative to other issues in the same country. Capacity or meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

D-Indicates actual or imminent payment default.

Notes to Short-term national rating:

+ or - may be appended to a national rating to denote relative status within a major rating category. Such suffixes are not added to Short-term national ratings other than F1.

Ratings Watch: Ratings are placed on Rating Watch to notify investors that there is a reasonable probability of a rating change and the likely direction of such change. These are designated as Positive, indicating a potential upgrade, Negative, for a potential downgrade, or Evolving, if ratings may be raised, lowered or maintained. Rating Watch is typically resolved over a relatively short period.

Appendix B

Proxy Voting Policies of Investment Subadvisors

ADVANTUS CAPITAL MANAGEMENT, INC.

Summary of Proxy Voting Policies and Procedures

Advantus Capital has adopted policies and procedures relating to the voting of proxies (the "Proxy Voting Policies") in connection with voting securities held in client accounts, including accounts subadvised by Advantus Capital that are designed to ensure that proxies are voted in the best interests of clients in accordance with Advantus Capital's fiduciary duties and legal and regulatory requirements. The Proxy Voting Policies do not apply to any client that has explicitly retained authority and discretion to vote its own proxies or delegated such authority and discretion to a third party; Advantus Capital takes no responsibility for the voting of any proxies on behalf of any such client.

A copy of the complete Proxy Voting Policies is available to all clients of Advantus Capital upon request, subject to the provision that such Proxy Voting Policies are subject to change at any time without notice.

The role of shareholders in corporate governance is typically limited. A majority of decisions regarding operations of the business of a corporation should be left to management's discretion. It is Advantus Capitals policy that the shareholder should become involved with these matters only when management has failed and the corporation's performance has suffered or to protect the rights of shareholders to take action.

The guiding principle by which Advantus Capital votes on all matters submitted to security holders is the maximization of the ultimate economic value of the securities held by its clients. This involves not only the immediate impact of each proposal but other considerations with respect to the security of the shareholders' investments over the long term.

It is the general policy of Advantus Capital to vote on all matters presented to security holders in any proxy, but Advantus Capital reserves the right to abstain on any particular vote or otherwise withhold its vote on any matter if in the judgment of Advantus Capital, the costs associated with voting such proxy outweigh the benefits to clients or if circumstances make such an abstention or withholding otherwise advisable and in the best interest of clients, in the judgment of Advantus Capital.

Advantus Capital has an Investment Policy Committee, which is responsible for overseeing the Proxy Voting Policies, modifying the Proxy Voting Policies from time to time, and monitoring voting decisions to avoid and resolve any conflicts of interest. The Investment Policy Committee is charged with ensuring that all conflicts of interest are resolved in the best interest of the clients.

The actual mechanical methods employed for voting proxies is dependent upon the type of client. For those clients who have hired Advantus Capital as an adviser, and not as a sub-adviser, and who have also selected Wells Fargo Bank as their custodian, Advantus Capital has delegated to Wells Fargo Bank the authority to vote proxies on behalf of the client. Proxies are directly sent to Wells Fargo Bank. Wells Fargo Bank votes the proxies according to the Wells Fargo Proxy Guidelines. Wells Fargo Bank employs Institutional Shareholder Services (ISS) as its proxy voting agent, responsible for analyzing proxies and recommending a voting position consistent with the Wells Fargo Bank Proxy Guidelines.

For all other clients, including those clients whose accounts are managed by Advantus Capital as a subadvisor, Advantus Capital will vote Proxies according to the Advantus Proxy Guidelines. Advantus Capital will endeavor to cast votes for these client portfolios in a manner consistent with the votes cast by Wells Fargo Bank on behalf of those Advantus Capital clients who rely on Wells Fargo Bank to vote their proxies. Advantus Capital will receive the proxy voting information from the client's custodian, then vote the proxy and return it to the company as directed on the proxy form and finally return a copy of each such proxy vote to the client for their record keeping purposes.

The Proxy Voting Policies include proxy voting guidelines that describe generally how proxies will be voted with respect to the issues listed therein. However, these guidelines are just that -- guidelines; they are not strict rules that must be obeyed in all cases. Advantus Capital's Proxy Voting Policies allow it to vote shares contrary to the typical vote indicated by the guidelines if such a vote is in a client's best interests

Advantus Capital maintains records of all proxy voting decisions and votes cast to the extent required by applicable law and regulations.

Listed below are examples of several recurring issues and Advantus Capital's corresponding positions as described in the guidelines.

  Advantus Capital generally supports proposals requiring that at least two thirds of the board be independent directors. An independent board faces fewer conflicts and is best prepared to protect stockholders' interests.
  Advantus Capital generally supports indemnification of directors and officers when the actions taken were on behalf of the company and no criminal violations occurred.
  Advantus Capital generally does not support indemnity proposals that are overly broad. For example, Advantus Capital will oppose proposals to indemnify directors for acts going beyond mere carelessness.
  Advantus Capital generally supports proposals to ratify the appointment of independent auditors unless there is reason to believe that such ratification is not appropriate.
  Advantus Capital will generally vote for all uncontested director nominees.
  Advantus Capital will consider contested elections on a case by case basis considering the facts and circumstances of each particular case.
  Advantus Capital will consider cumulative voting on a case by case basis based upon the existence of a counter balancing governance structure and company performance.

MACKENZIE FINANCIAL CORPORATION
IVY FUNDS VIP GLOBAL NATURAL RESOURCES
SUMMARY - PROXY VOTING POLICIES AND PROCEDURES

Mackenzie Financial Corporation ("Mackenzie"), as investment subadvisor to the Ivy Funds VIP Global Natural Resources (the "Portfolio"), has always been committed to the support of good corporate governance. As an investment fund subadvised by Mackenzie, the Portfolio follows the policies and procedures mandated by Mackenzie, a general description of which follows.

Mackenzie's objective is to vote the securities of companies for which it has proxy-voting authority in a manner most consistent with the long-term economic interest of Portfolio investors.

Voting Practices

The portfolio manager takes reasonable steps to vote all proxies received. However, the portfolio manager cannot guarantee that he or she will vote in all circumstances. The portfolio manager may refrain from voting where administrative or other procedures result in the costs of voting outweighing the benefits. The portfolio manager may also refrain from voting if in his or her opinion abstaining or otherwise withholding his or her vote is in the best interests of Portfolio investors.

Summary of Proxy Voting Policies

Below is a statement of principles that generally describe how Mackenzie may vote on some commonly raised issues. Mackenzie may elect to vote contrary to these guidelines provided the vote is in the best economic interest of the Portfolio.

  Mackenzie generally votes in favour of: proposals that support a majority of Board members being independent of management; the appointment of outside directors to an issuer Board or Audit Committee; as well as requirements that the Chair of the Board be separate from the office of the Chief Executive Officer.

  Proxies related to executive compensation are voted on a case-by-case basis. Generally, Mackenzie will vote in favour of stock options and other forms of compensation that: do not result in a potential dilution of more than 10% of the issued and outstanding securities; are granted under clearly defined and reasonable terms; are commensurate with the duties of plan participants; and are tied to the achievement of corporate objectives.

  Mackenzie will generally not support: the repricing of options; plans that give the Board broad discretion in setting the terms of the grant of options; or plans that authorize allocation of 20% or more of the available options to any individual in any single year.

  Mackenzie will generally vote in favour of shareholder rights plans designed to provide sufficient time to undertake a fair and complete shareholder value maximization process and that do not merely seek to entrench management or deter a public bidding process. In addition, Mackenzie will generally support plans that promote the interests and equal treatment of all shareholders, and that allow for periodic shareholder ratification.

  Mackenzie will evaluate and vote on shareholder proposals on a case-by-case basis. All proposals on financial matters will be given consideration. Generally, proposals that place arbitrary or artificial constraints on the company will not be supported.

Conflicts of Interest

Circumstances may occur where the Portfolio has a potential conflict of interest relative to its proxy voting activities. Where a portfolio manager has a conflict or potential conflict, he or she will notify Mackenzie's Chief Investment Officer ("CIO"), and either the Senior Vice-President, General Counsel or his/her designee ("General Counsel"), or the Chief Compliance Officer ("CCO"). Should the CIO and either the General Counsel or the CCO conclude that a conflict exists, the CCO will document the nature of the conflict and inform Senior Corporate Changes Administrators (the "Administrators") who is responsible for the administration of all proxy voting activities.

The Administrator shall maintain a proxy voting watch list ("Watch List") that records the names of issuer companies that may be in a proxy voting conflict and will notify the CIO, and either the General Counsel or CCO of any meeting circulars and proxies received from an issuer on the Watch List. The CIO and either the General Counsel or CCO will discuss the voting matter(s) with the portfolio manager and ensure that the proxy voting decision is based on Mackenzie's proxy voting policies and is in the best interests of the Portfolio. All voting decisions made under this section are documented and filed by the Administrator.

TEMPLETON INVESTMENT COUNSEL, LLC
PROXY VOTING POLICIES AND PROCEDURES

RESPONSIBILITY OF INVESTMENT MANAGER TO VOTE PROXIES

Templeton Investment Counsel, LLC (hereinafter "Investment Manager") has delegated its administrative duties with respect to voting proxies to the Proxy Group within Franklin Templeton Companies, LLC (the "Proxy Group"), a wholly-owned subsidiary of Franklin Resources, Inc. Franklin Templeton Companies, LLC provides a variety of general corporate services to its affiliates, including but not limited to legal and compliance activities. Proxy duties consist of analyzing proxy statements of issuers whose stock is owned by any client (including both investment companies and any separate accounts managed by Investment Manager) that has either delegated proxy voting administrative responsibility to Investment Manager or has asked for information and/or recommendations on the issues to be voted. The Proxy Group will process proxy votes on behalf of, and Investment Manager votes proxies solely in the interests of, separate account clients, Investment Manager-managed mutual fund shareholders, or, where employee benefit plan assets are involved, in the interests of the plan participants and beneficiaries (collectively, "Advisory Clients") that have properly delegated such responsibility or will inform Advisory Clients that have not delegated the voting responsibility but that have requested voting advice about Investment Manager's views on such proxy votes. The Proxy Group also provides these services to other advisory affiliates of Investment Manager.

HOW INVESTMENT MANAGER VOTES PROXIES

Fiduciary Considerations

All proxies received by the Proxy Group will be voted based upon Investment Manager's instructions and/or policies. To assist it in analyzing proxies, Investment Manager subscribes to RiskMetrics Group ("RiskMetrics"), an unaffiliated third party corporate governance research service that provides in-depth analyses of shareholder meeting agendas, vote recommendations, record keeping and vote disclosure services. In addition, Investment Manager subscribes to Glass Lewis & Co., LLC ("Glass Lewis"), an unaffiliated third party analytical research firm, to receive analyses and vote recommendations on the shareholder meetings of publicly held U.S. companies. Although RiskMetrics' and/or Glass Lewis's analyses are thoroughly reviewed and considered in making a final voting decision, Investment Manager does not consider recommendations from RiskMetrics, Glass Lewis, or any other third party to be determinative of Investment Manager's ultimate decision. As a matter of policy, the officers, directors and employees of Investment Manager and the Proxy Group will not be influenced by outside sources whose interests conflict with the interests of Advisory Clients.

Conflicts of Interest

All conflicts of interest will be resolved in the interests of the Advisory Clients. Investment Manager is an affiliate of a large, diverse financial services firm with many affiliates and makes its best efforts to avoid conflicts of interest. However, conflicts of interest can arise in situations where:

1.	The issuer is a client[1] of Investment Manager or its affiliates;

2.	The issuer is a vendor whose products or services are material or significant to the business of Investment Manager or its affiliates;

3.

The issuer is an entity participating to a material extent in the distribution of investment products advised, administered or sponsored by Investment Manager or its affiliates (e.g., a broker, dealer or bank);[2]

4.	The issuer is a significant executing broker dealer;[3]

5.	An Access Person[4] of Investment Manager or its affiliates also serves as a director or officer of the issuer;

6.

A director or trustee of Franklin Resources, Inc. or any of its subsidiaries or of a Franklin Templeton investment product, or an immediate family member[5] of such director or trustee, also serves as an officer or director of the issuer; or

7.	The issuer is Franklin Resources, Inc. or any of its proprietary investment products.

1 For purposes of this section, a "client" does not include underlying investors in a commingled trust, Canadian pooled fund, or other pooled investment vehicle managed by the Investment Manager or its affiliates. Sponsors of funds sub-advised by Investment Manager or its affiliates will be considered a "client."

2 The top 40 distributors (based on aggregate 12b-1 distribution fees), will be considered to present a potential conflict of interest. In addition, any insurance company that has entered into a participation agreement with a Franklin Templeton entity to distribute the Franklin Templeton Variable Insurance Products Trust or other variable products will be considered to present a potential conflict of interest.

3 The top 40 executing broker-dealers (based on gross brokerage commissions and client commissions).

4 "Access Person" shall have the meaning provided under the current Code of Ethics of Franklin Resources, Inc.

5 The term "immediate family member" means a person's spouse; child residing in the person's household (including step and adoptive children); and any dependent of the person, as defined in Section 152 of the Internal Revenue Code (26 U.S.C. 152).

Nonetheless, even though a potential conflict of interest exists, the Investment Manager may vote in opposition to the recommendations of an issuer's management.

Material conflicts of interest are identified by the Proxy Group based upon analyses of client, distributor, broker dealer and vendor lists, information periodically gathered from directors and officers, and information derived from other sources, including public filings. The Proxy Group gathers and analyzes this information on a best efforts basis, as much of this information is provided directly by individuals and groups other than the Proxy Group, and the Proxy Group relies on the accuracy of the information it receives from such parties.

In situations where a material conflict of interest is identified between the Investment Manager or one of its affiliates and an issuer, the Proxy Group may defer to the voting recommendation of RiskMetrics, Glass Lewis, or those of another independent third party provider of proxy services or send the proxy directly to the relevant Advisory Clients with the Investment Manager's recommendation regarding the vote for approval. If the conflict is not resolved by the Advisory Client, the Proxy Group may refer the matter, along with the recommended course of action by the Investment Manager, if any, to a Proxy Review Committee comprised of representatives from the Portfolio Management (which may include portfolio managers and/or research analysts employed by Investment Manager), Fund Administration, Legal and Compliance Departments within Franklin Templeton for evaluation and voting instructions. The Proxy Review Committee may defer to the voting recommendation of RiskMetrics, Glass Lewis, or those of another independent third party provider of proxy services or send the proxy directly to the relevant Advisory Clients.

Where the Proxy Group or the Proxy Review Committee refer a matter to an Advisory Client, it may rely upon the instructions of a representative of the Advisory Client, such as the board of directors or trustees, a committee of the board, or an appointed delegate in the case of a U. S. registered mutual fund, the conducting officer in the case of an open-ended collective investment scheme formed as a Société d'investissement à capital variable (SICAV), the Independent Review Committee for Canadian investment funds, or a plan administrator in the case of an employee benefit plan. The Proxy Group or the Proxy Review Committee may determine to vote all shares held by Advisory Clients in accordance with the instructions of one or more of the Advisory Clients.

The Proxy Review Committee may independently review proxies that are identified as presenting material conflicts of interest; determine the appropriate action to be taken in such situations (including whether to defer to an independent third party or refer a matter to an Advisory Client); report the results of such votes to Investment Manager's clients as may be requested; and recommend changes to the Proxy Voting Policies and Procedures as appropriate.

The Proxy Review Committee will also decide whether to vote proxies for securities deemed to present conflicts of interest that are sold following a record date, but before a shareholder meeting date. The Proxy Review Committee may consider various factors in deciding whether to vote such proxies, including Investment Manager's long-term view of the issuer's securities for investment, or it may defer the decision to vote to the applicable Advisory Client.

Where a material conflict of interest has been identified, but the items on which the Investment Manager's vote recommendations differ from Glass Lewis, RiskMetrics, or another independent third party provider of proxy services relate specifically to (1) shareholder proposals regarding social or environmental issues or political contributions, (2) "Other Business" without describing the matters that might be considered, or (3) items the Investment Manager wishes to vote in opposition to the recommendations of an issuer's management, the Proxy Group may defer to the vote recommendations of the Investment Manager rather than sending the proxy directly to the relevant Advisory Clients for approval.

To avoid certain potential conflicts of interest, the Investment Manager will employ echo voting, if possible, in the following instances: (1) when a Franklin Templeton investment company invests in an underlying fund in reliance on any one of Sections 12(d)(1)(E), (F), or (G) of the Investment Company Act of 1940, as amended, or pursuant to an SEC exemptive order; (2) when a Franklin Templeton investment company invests uninvested cash in affiliated money market funds pursuant to an SEC exemptive order ("cash sweep arrangement"); or (3) when required pursuant to an account's governing documents or applicable law. Echo voting means that the Investment Manager will vote the shares in the same proportion as the vote of all of the other holders of the fund's shares.

Weight Given Management Recommendations

One of the primary factors Investment Manager considers when determining the desirability of investing in a particular company is the quality and depth of that company's management. Accordingly, the recommendation of management on any issue is a factor that Investment Manager considers in determining how proxies should be voted. However, Investment Manager does not consider recommendations from management to be determinative of Investment Manager's ultimate decision. As a matter of practice, the votes with respect to most issues are cast in accordance with the position of the company's management. Each issue, however, is considered on its own merits, and Investment Manager will not support the position of a company's management in any situation where it determines that the ratification of management's position would adversely affect the investment merits of owning that company's shares.

THE PROXY GROUP

The Proxy Group is part of the Franklin Templeton Companies, LLC Legal Department and is overseen by legal counsel. Full-time staff members are devoted to proxy voting administration and providing support and assistance where needed. On a daily basis, the Proxy Group will review each proxy upon receipt as well as any agendas, materials and recommendations that they receive from RiskMetrics, Glass Lewis, or other sources. The Proxy Group maintains a log of all shareholder meetings that are scheduled for companies whose securities are held by Investment Manager's managed funds and accounts. For each shareholder meeting, a member of the Proxy Group will consult with the research analyst that follows the security and provide the analyst with the meeting notice, agenda, RiskMetrics and/or Glass Lewis analyses, recommendations and any other available information. Except in situations identified as presenting material conflicts of interest, Investment Manager's research analyst and relevant portfolio manager(s) are responsible for making the final voting decision based on their review of the agenda, RiskMetrics and/or Glass Lewis analyses, their knowledge of the company and any other information readily available. In situations where the Investment Manager has not responded with vote recommendations to the Proxy Group by the deadline date, the Proxy Group may defer to the vote recommendations of an independent third party provider of proxy services. Except in cases where the Proxy Group is deferring to the voting recommendation of an independent third party service provider, the Proxy Group must obtain voting instructions from Investment Manager's research analyst, relevant portfolio manager(s), legal counsel and/or the Advisory Client or Proxy Review Committee prior to submitting the vote. In the event that an account holds a security that the Investment Manager did not purchase on its behalf, and the Investment Manager does not normally consider the security as a potential investment for other accounts, the Proxy Group may defer to the voting recommendations of an independent third party service provider.

GENERAL PROXY VOTING GUIDELINES

Investment Manager has adopted general guidelines for voting proxies as summarized below. In keeping with its fiduciary obligations to its Advisory Clients, Investment Manager reviews all proposals, even those that may be considered to be routine matters. Although these guidelines are to be followed as a general policy, in all cases each proxy and proposal will be considered based on the relevant facts and circumstances. Investment Manager may deviate from the general policies and procedures when it determines that the particular facts and circumstances warrant such deviation to protect the interests of the Advisory Clients. These guidelines cannot provide an exhaustive list of all the issues that may arise nor can Investment Manager anticipate all future situations. Corporate governance issues are diverse and continually evolving and Investment Manager devotes significant time and resources to monitor these changes.

INVESTMENT MANAGER'S PROXY VOTING POLICIES AND PRINCIPLES

Investment Manager's proxy voting positions have been developed based on years of experience with proxy voting and corporate governance issues. These principles have been reviewed by various members of Investment Manager's organization, including portfolio management, legal counsel, and Investment Manager's officers. The Board of Directors of Franklin Templeton's U.S.-registered mutual funds will approve the proxy voting policies and procedures annually.

The following guidelines reflect what Investment Manager believes to be good corporate governance and behavior:

Board of Directors: The election of directors and an independent board are key to good corporate governance. Directors are expected to be competent individuals and they should be accountable and responsive to shareholders. Investment Manager supports an independent board of directors, and prefers that key committees such as audit, nominating, and compensation committees be comprised of independent directors. Investment Manager will generally vote against management efforts to classify a board and will generally support proposals to declassify the board of directors. Investment Manager will consider withholding votes from directors who have attended less than 75% of meetings without a valid reason. While generally in favor of separating Chairman and CEO positions, Investment Manager will review this issue on a case-by-case basis taking into consideration other factors including the company's corporate governance guidelines and performance. Investment Manager evaluates proposals to restore or provide for cumulative voting on a case-by-case basis and considers such factors as corporate governance provisions as well as relative performance. The Investment Manager generally will support non-binding shareholder proposals to require a majority vote standard for the election of directors; however, if these proposals are binding, the Investment Manager will give careful review on a case-by-case basis of the potential ramifications of such implementation.

Ratification of Auditors: Investment Manager will closely scrutinize the role and performance of auditors. On a case-by-case basis, Investment Manager will examine proposals relating to non-audit relationships and non-audit fees. Investment Manager will also consider, on a case-by-case basis, proposals to rotate auditors, and will vote against the ratification of auditors when there is clear and compelling evidence of accounting irregularities or negligence attributable to the auditors.

Management & Director Compensation: A company's equity-based compensation plan should be in alignment with the shareholders' long-term interests. Investment Manager believes that executive compensation should be directly linked to the performance of the company. Investment Manager evaluates plans on a case-by-case basis by considering several factors to determine whether the plan is fair and reasonable. Investment Manager reviews the RiskMetrics quantitative model utilized to assess such plans and/or the Glass Lewis evaluation of the plan. Investment Manager will generally oppose plans that have the potential to be excessively dilutive, and will almost always oppose plans that are structured to allow the repricing of underwater options, or plans that have an automatic share replenishment "evergreen" feature. Investment Manager will generally support employee stock option plans in which the purchase price is at least 85% of fair market value, and when potential dilution is 10% or less.

Severance compensation arrangements will be reviewed on a case-by-case basis, although Investment Manager will generally oppose "golden parachutes" that are considered excessive. Investment Manager will normally support proposals that require that a percentage of directors' compensation be in the form of common stock, as it aligns their interests with those of the shareholders.

Anti-Takeover Mechanisms and Related Issues: Investment Manager generally opposes anti-takeover measures since they tend to reduce shareholder rights. However, as with all proxy issues, Investment Manager conducts an independent review of each anti-takeover proposal. On occasion, Investment Manager may vote with management when the research analyst has concluded that the proposal is not onerous and would not harm Advisory Clients' interests as stockholders. Investment Manager generally supports proposals that require shareholder rights plans ("poison pills") to be subject to a shareholder vote. Investment Manager will closely evaluate shareholder rights' plans on a case-by-case basis to determine whether or not they warrant support. Investment Manager will generally vote against any proposal to issue stock that has unequal or subordinate voting rights. In addition, Investment Manager generally opposes any supermajority voting requirements as well as the payment of "greenmail." Investment Manager usually supports "fair price" provisions and confidential voting.

Changes to Capital Structure: Investment Manager realizes that a company's financing decisions have a significant impact on its shareholders, particularly when they involve the issuance of additional shares of common or preferred stock or the assumption of additional debt. Investment Manager will carefully review, on a case-by-case basis, proposals by companies to increase authorized shares and the purpose for the increase. Investment Manager will generally not vote in favor of dual-class capital structures to increase the number of authorized shares where that class of stock would have superior voting rights. Investment Manager will generally vote in favor of the issuance of preferred stock in cases where the company specifies the voting, dividend, conversion and other rights of such stock and the terms of the preferred stock issuance are deemed reasonable. Investment Manager will review proposals seeking preemptive rights on a case-by-case basis.

Mergers and Corporate Restructuring: Mergers and acquisitions will be subject to careful review by the research analyst to determine whether they would be beneficial to shareholders. Investment Manager will analyze various economic and strategic factors in making the final decision on a merger or acquisition. Corporate restructuring proposals are also subject to a thorough examination on a case-by-case basis.

Social and Corporate Policy Issues: As a fiduciary, Investment Manager is primarily concerned about the financial interests of its Advisory Clients. Investment Manager will generally give management discretion with regard to social, environmental and ethical issues although Investment Manager may vote in favor of those issues that are believed to have significant economic benefits or implications.

Global Corporate Governance: Investment Manager manages investments in countries worldwide. Many of the tenets discussed above are applied to Investment Manager's proxy voting decisions for international investments. However, Investment Manager must be flexible in these worldwide markets and must be mindful of the varied market practices of each region. As experienced money managers, Investment Manager's analysts are skilled in understanding the complexities of the regions in which they specialize and are trained to analyze proxy issues germane to their regions.

PROXY PROCEDURES

The Proxy Group is fully cognizant of its responsibility to process proxies and maintain proxy records pursuant to SEC rules and regulations. In addition, Investment Manager understands its fiduciary duty to vote proxies and that proxy voting decisions may affect the value of shareholdings. Therefore, Investment Manager will generally attempt to process every proxy it receives for all domestic and foreign securities. However, there may be situations in which Investment Manager may be unable to vote a proxy, or may chose not to vote a proxy, such as where: (i) a meeting notice was received too late; (ii) there are fees imposed upon the exercise of a vote and it is determined that such fees outweigh the benefit of voting; (iii) there are legal encumbrances to voting, including blocking restrictions in certain markets that preclude the ability to dispose of a security if Investment Manager votes a proxy or where Investment Manager is prohibited from voting by applicable law or other regulatory or market requirements, including but not limited to, effective Powers of Attorney; (iv) the Investment Manager held shares on the record date but has sold them prior to the meeting date; (v) proxy voting service is not offered by the custodian in the market; (vi) the Investment Manager believes it is not in the best interest of the Advisory Client to vote the proxy for any other reason not enumerated herein; or (vii) a security is subject to a securities lending or similar program that has transferred legal title to the security to another person. Investment Manager or its affiliates may, on behalf of one or more of the registered investment companies advised by Investment Manager or its affiliates, determine to use its best efforts to recall any security on loan where Investment Manager or its affiliates (a) learn of a vote on a material event that may affect a security on loan and (b) determine that it is in the best interests of such registered investment companies to recall the security for voting purposes. Investment Managers will not generally make such efforts on behalf of other Advisory Clients, or notify such Advisory Clients or their custodians that Investment Manager or its affiliates has learned of such a vote.

Investment Manager may vote against an agenda item where no further information is provided, particularly in non-U.S. markets. For example, if "Other Business" is listed on the agenda with no further information included in the proxy materials, Investment Manager may vote against the item to send a message to the company that if it had provided additional information, Investment Manager may have voted in favor of that item. Investment Manager may also enter a "withhold" vote on the election of certain directors from time to time based on individual situations, particularly where Investment Manager is not in favor of electing a director and there is no provision for voting against such director.

The following describes the standard procedures that are to be followed with respect to carrying out Investment Manager's proxy policy:

1.

The Proxy Group will identify all Advisory Clients, maintain a list of those clients, and indicate those Advisory Clients who have delegated proxy voting authority to the Investment Manager. The Proxy Group will periodically review and update this list.

2.	All relevant information in the proxy materials received (e.g., the record date of the meeting) will be recorded immediately by the Proxy Group in a database to maintain control over such materials.

3.

The Proxy Group will review and compile information on each proxy upon receipt of any agendas, materials, reports, recommendations from RiskMetrics and/or Glass Lewis, or other information. The Proxy Group will then forward this information to the appropriate research analyst and/or legal counsel for review and voting instructions.

4.

In determining how to vote, Investment Manager's analysts and relevant portfolio manager(s) will consider the General Proxy Voting Guidelines set forth above, their in-depth knowledge of the company, any readily available information and research about the company and its agenda items, and the recommendations put forth by RiskMetrics, Glass Lewis, or other independent third party providers of proxy services.

5.

The Proxy Group is responsible for maintaining the documentation that supports Investment Manager's voting position. Such documentation may include, but is not limited to, any information provided by RiskMetrics, Glass Lewis, or other proxy service providers, and, especially as to non-routine, materially significant or controversial matters, memoranda describing the position it has taken. Additionally, the Proxy Group may include documentation obtained from the research analyst, portfolio manager, legal counsel and/or the Proxy Review Committee.

6.

After the proxy is completed but before it is returned to the issuer and/or its agent, the Proxy Group may review those situations including special or unique documentation to determine that the appropriate documentation has been created, including conflict of interest screening.

7.

The Proxy Group will attempt to submit Investment Manager's vote on all proxies to RiskMetrics for processing at least three days prior to the meeting for U.S. securities and 10 days prior to the meeting for foreign securities. However, in certain foreign jurisdictions it may be impossible to return the proxy 10 days in advance of the meeting. In these situations, the Proxy Group will use its best efforts to send the proxy vote to RiskMetrics in sufficient time for the vote to be processed.

8.	The Proxy Group will file Powers of Attorney in all jurisdictions that require such documentation on a best efforts basis.

9.

The Proxy Group prepares reports for each Advisory Client that has requested a record of votes cast. The report specifies the proxy issues that have been voted for the Advisory Client during the requested period and the position taken with respect to each issue. The Proxy Group sends one copy to the Advisory Client, retains a copy in the Proxy Group's files and forwards a copy to either the appropriate portfolio manager or the client service representative. While many Advisory Clients prefer quarterly or annual reports, the Proxy Group will provide reports for any timeframe requested by an Advisory Client.

10.

If the Franklin Templeton Services, LLC Fund Treasury Department learns of a vote on a material event that will affect a security on loan from a proprietary registered investment company, the Fund Treasury Department will notify Investment Manager and obtain instructions regarding whether Investment Manager desires the Fund Treasury Department to contact the custodian bank in an effort to retrieve the securities. If so requested by Investment Manager, the Fund Treasury Department shall use its best efforts to recall any security on loan and will use other practicable and legally enforceable means to ensure that Investment Manager is able to fulfill its fiduciary duty to vote proxies for Advisory Clients with respect to such loaned securities. The Fund Treasury Department will advise the Proxy Group of all recalled securities.

11.

The Proxy Group, in conjunction with Legal Staff responsible for coordinating Fund disclosure, on a timely basis, will file all required Form N-PXs, with respect to proprietary registered investment company clients, disclose that its proxy voting record is available on the web site, and will make available the information disclosed in its Form N-PX as soon as is reasonably practicable after filing Form N-PX with the SEC.

12.

The Proxy Group, in conjunction with Legal Staff responsible for coordinating Fund disclosure, will ensure that all required disclosure about proxy voting of the proprietary registered investment company clients is made in such clients' disclosure documents.

13.	The Proxy Group will review the guidelines of RiskMetrics and Glass Lewis, with special emphasis on the factors they use with respect to proxy voting recommendations.

14.

The Proxy Group will familiarize itself with the procedures of RiskMetrics that govern the transmission of proxy voting information from the Proxy Group to RiskMetrics and periodically review how well this process is functioning.

15.

The Proxy Group will investigate, or cause others to investigate, any and all instances where these Procedures have been violated or there is evidence that they are not being followed. Based upon the findings of these investigations, the Proxy Group, if practicable, will recommend amendments to these Procedures to minimize the likelihood of the reoccurrence of non-compliance.

16.	At least annually, the Proxy Group will verify that:

  Each proxy or a sample of proxies received has been voted in a manner consistent with these Procedures and the Proxy Voting Guidelines;

  Each proxy or sample of proxies received has been voted in accordance with the instructions of the Investment Manager;

  Adequate disclosure has been made to clients and fund shareholders about the procedures and how proxies were voted; and

  Timely filings were made with applicable regulators related to proxy voting.

The Proxy Group is responsible for maintaining appropriate proxy voting records. Such records will include, but are not limited to, a copy of all materials returned to the issuer and/or its agent, the documentation described above, listings of proxies voted by issuer and by client, and any other relevant information. The Proxy Group may use an outside service such as RiskMetrics to support this function. All records will be retained for at least five years, the first two of which will be on-site. Advisory Clients may request copies of their proxy voting records by calling the Proxy Group collect at 1-954-527-7678, or by sending a written request to: Franklin Templeton Companies, LLC, 500 East Broward Boulevard, Suite 1500, Fort Lauderdale, FL 33394, Attention: Proxy Group. Advisory Clients may review Investment Manager's proxy voting policies and procedures on-line at www.franklintempleton.com and may request additional copies by calling the number above. For U.S. proprietary registered investment companies, an annual proxy voting record for the period ending June 30 of each year will be posted to www.franklintempleton.com no later than August 31 of each year. For proprietary Canadian mutual fund products, an annual proxy voting record for the period ending June 30 of each year will be posted to www.franklintempleton.ca no later than August 31 of each year. The Proxy Group will periodically review web site posting and update the posting when necessary. In addition, the Proxy Group is responsible for ensuring that the proxy voting policies, procedures and records of the Investment Manager are available as required by law and is responsible for overseeing the filing of such policies, procedures and mutual fund voting records with the SEC, the CSA and other applicable regulators.

As of January 15, 2009

WALL STREET ASSOCIATES, LLC
(re: Ivy Funds VIP Micro Cap Growth)
Proxy Voting Policy

Wall Street Associates, LLC recognizes that it is a fiduciary that owes its clients the duty of care and loyalty with respect to all services it provides to clients, including proxy voting. The duty of care requires an adviser with proxy voting authority to monitor corporate events and to vote the proxies. The duty of loyalty requires an adviser to cast proxy votes in a manner consistent with the best interest of its clients, at no time subrogating client interests to its own.

1.

Wall Street Associates, LLC follows Proxy Voting Procedures. The proxy voting procedures below explain the role of Wall Street Associates' Proxy Voting Committee, Proxy Voting Chairman, Proxy Coordinator, Proxy Voting Service, as well as how the process will work when a proxy question needs to be handled on a case-by-case basis.

a.

Proxy Voting Committee and Chairman. Wall Street Associates, LLC's Proxy Voting Committee, which is made up of members of the investment team and led by the Proxy Voting Chairman, oversees the proxy voting process. The Committee monitors corporate actions, and reviews and recommends guidelines governing proxy votes, including how votes are cast on specific proposals and which matters are to be considered on a case-by-case basis. The Chairman is responsible for the oversight and execution of Wall Street Associates LLC's Proxy Voting Procedures.

b.

Proxy Coordinator. The Proxy Coordinator, appointed by the Proxy Voting Committee, assists in the coordination and voting of proxies. The Proxy Coordinator deals directly with the Proxy Voting Service and, on a case-by-case basis, will solicit voting recommendations and instructions from the Proxy Voting Committee should proxy questions be referred by the Proxy Voting Service. The Proxy Coordinator is responsible for ensuring that such questions and referrals are responded to in a timely fashion for transmitting appropriate voting instructions to the proxy voting service.

c.

Proxy Voting Service. Wall Street Associates, LLC has engaged an independent proxy voting service to assist in the voting of proxies. The proxy voting service is responsible for coordinating with custodians to ensure that all proxy material received by the custodians relating to portfolio securities are processed in a timely fashion. To the extent applicable, the proxy voting service votes all the proxies in accordance with Wall Street Associates, LLC's Proxy Voting Guidelines. The proxy voting service will refer proxy questions to the Proxy Coordinator for instructions under circumstances where: (1) the application of the proxy voting guidelines is unclear; (2) a particular proxy question is not covered by the guidelines; or (3) the guidelines call for specific instructions on a case-by-case basis. The proxy voting service is also requested to call to the Proxy Coordinator's attention specific proxy questions that, while governed by a guideline, appear to involve unusual or controversial issues. The proxy voting service also assists in disclosing to Clients how proxy votes were cast. Clients may request and obtain a record of proxy votes cast on their behalf. Proxy Voting reports, when requested, are generally delivered in conjunction with client quarterly reports.

d.

Proxy Votes are made on a Case-by-Case Basis. In voting shares on economic issues, Wall Street Associates, LLC shall make voting decisions on a case-by-case basis. Shares shall not be automatically voted either for or against management on a particular economic issue but shall be voted based on an analysis of the impact of the vote on the economic value of the shares and solely in the interest of the plan's participants and beneficiaries. Wall Street Associates, LLC shall not subordinate the interest of plan participants and beneficiaries in their retirement income to unrelated objectives, even if it is believed such objective to be socially desirable.

e.

Conflicts of Interest. Wall Street Associates, LLC has developed procedures designed to ensure it carries out its duty of care in voting proxies in the Client's best interest. To ensure proxy votes are not the product of a conflict of interest, votes will generally be made in accordance with Wall Street Associates LLC's Proxy Voting Guidelines, and on recommendations of an independent third party (the Proxy Voting Service). Occasions may arise where a person or organization involved in the proxy voting process may have a conflict of interest. A conflict of interest may exist, for example, from business relationships with either the company soliciting the proxy or a third party that has a material interest in the outcome of a proxy vote or that is actively lobbying for a particular outcome of a proxy vote. Any individual with knowledge of a personal conflict of interest (e.g., familial relationship with company management) relating to a particular referral item shall disclose that conflict to the Proxy Voting Chairman and the Compliance Officer and otherwise remove himself or herself from the proxy voting process. In such cases, the Proxy Voting Chairman and Compliance Officer will review each item to determine if a conflict of interest exists and whether such conflict is "material." In this context, "material" conflicts may be: (1) instances where an adviser has an interest in maintaining or developing business with a particular issuer whose management is soliciting proxies; (2) instances where the adviser has a business relationship with a proponent of a proxy proposal; (3) personal and business relationships with participants in a proxy contest, corporate directors or director candidates; and (4) instances where the adviser has a personal interest in the outcome of a proxy contest (e.g., relative serves as director). If a conflict is potentially material, the Proxy Voting Chairman and Compliance Officer will engage in an intensive internal and/or external (if necessary) fact gathering exercise. After assessing the circumstances surrounding an identified and potentially material conflict, the Proxy Voting Chairman and Compliance Officer may take one or more of the following actions: (1) follow the prescribed Proxy Voting Policy and Guidelines; (2) split the votes: (3) delegate the decision to a third party; (4) have the Client vote its own proxy, in cases where the Client has entered into an agreement to do so in the event of an actual material conflict. The Proxy Voting Chairman and Compliance Officer will also advise the Proxy Coordinator for each referral item the (1) describes the conflict of interest; (2) discusses the procedures used to address such conflict of interest; and (3) discloses any contacts from parties outside Wall Street Associates, LLC (other than routine communications from proxy solicitors) with respect to the referral item not otherwise reported in an investment professional's recommendation. Written confirmation will be made that any recommendation from an investment professional provided under circumstances where a conflict of interest exists was made solely on the investment merits and without regard to any other consideration.

2.

Wall Street Associates, LLC makes independent voting decisions. In voting shares on economic issues, voting decisions are made independently of directions given or threats of loss of business expressed or implied by an opponent or proponent of an economic issue, including the issuer of shares, plan sponsors, any other fiduciaries of the plan, or their respective agents. Wall Street Associates, LLC may allow such persons to express opinions with regard to economic issues but shall not reach a voting decision as a result of any improper pressure or directions.

Wall Street Associates, LLC shall monitor information on the economic effect of proposals which are frequently submitted to stockholder votes so as: to have the necessary background to evaluate in a timely fashion the economic merits of particular proposals, to vote consistently on recurring proposals, absent unique economic effects and to be able to record clearly the reasons for taking the action chosen. Although Wall Street Associates, LLC will ordinarily vote consistently on recurring proposals, the case-by-case analysis required by this policy may require a vote which is inconsistent with prior votes on similar proposals.

3.

Recordkeeping Requirements. Wall Street Associates, LLC relies on the EDGAR system to maintain proxy statements regarding client securities, and utilized an independent third party to record proxy votes cast and to provide copies of such documents promptly on request. Also, the following records shall be maintained for a minimum of five years, the first two years in the office of Wall Street Associates, LLC:

a.	Wall Street Associates LLC's updated Proxy Voting Policy;
b.	Records of client requests for proxy voting information;
c.	Copies of written responses to oral or written client requests for proxy voting information; and
d.	Documents prepares by Wall Street Associates, LLC material to the voting decision.

4.

ERISA Considerations. Wall Street Associates, LLC shall not undertake on behalf of ERISA plans initiatives to place proposals before an issuer's stockholders unless such initiatives are judged to be in the interest of the plan participants and beneficiaries, to be cost beneficial, and to be otherwise consistent with ERISA.

5.	Tender Offers. The policies set forth above shall be applied when Wall Street Associates, LLC is called upon to decide whether to tender issues in a tender offer, including an issuer tender offer.